                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/X/  Preliminary proxy statement
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          NATIONAL CITY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          NATIONAL CITY CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

                            CENTRAL INDIANA BANCORP

                            200 West Mulberry Street
                                  P.O. Box 730
                           Kokomo, Indiana 46903-0730

                                                               November   , 1994

Dear Shareholder:

     The Board of Directors cordially invites you to attend a Special Meeting of Shareholders of Central Indiana Bancorp ("CIB") to be held at the Kokomo Country Club, 1801 Country Club Drive, Kokomo, Indiana, on Tuesday, December 27, 1994, commencing at 4:00 p.m. Eastern Standard Time.

     At this important meeting, you will be asked to consider and vote on (i) an amendment to the Articles of Incorporation of CIB to repeal Article 11 thereof which prohibits the acquisition of beneficial ownership of more than 10% of any class of equity security of CIB (the "Articles Amendment") and (ii) the Agreement and Plan of Merger (the "Merger Agreement") providing for a merger transaction (the "Merger") whereby CIB will be merged with and into National City Corporation, a Delaware corporation ("NCC"), and the Merger provided for therein.

     In the Merger, you will receive 1.08 shares of NCC Common Stock, $4.00 par value per share, ("NCC Common") plus cash in lieu of fractional shares, for each of your shares of Common Stock of CIB, without par value ("CIB Common"). The transaction is intended to be free from federal income taxation to the extent you receive solely NCC Common in exchange for your shares of CIB Common (except cash in lieu of fractional shares).

     THE CIB BOARD OF DIRECTORS HAS APPROVED THE ARTICLES AMENDMENT AND THE MERGER AGREEMENT AND THE MERGER PROVIDED FOR THEREIN AS BEING IN THE BEST INTERESTS OF CIB AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ARTICLES AMENDMENT, THE MERGER AGREEMENT AND THE MERGER. The Merger presents you with the opportunity to participate in what we believe will be a more diversified and more competitive institution.

     A Notice of Special Meeting and a Prospectus and Proxy Statement containing detailed information concerning the Merger are attached. We urge you to carefully review these materials before completing the enclosed proxy card.

     IT IS A CONDITION TO THE CONSUMMATION OF THE MERGER THAT THE MERGER AGREEMENT AND THE MERGER RECEIVE THE APPROVAL OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF CIB COMMON. A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT AND THE MERGER. Accordingly, it is important that your shares be represented at the Special Meeting whether or not you plan to attend the Special Meeting in person. Therefore, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying pre-addressed envelope, which requires no postage if mailed within the United States. You are, of course, welcome to attend the Special Meeting and to vote your shares in person.

                                            Robert J. Heltzel, President

                            CENTRAL INDIANA BANCORP
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Central Indiana Bancorp, an Indiana corporation ("CIB"), will be held at the Kokomo Country Club, 1801 Country Club Drive, Kokomo, Indiana, on Tuesday, December 27, 1994, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     (1) to consider and vote upon the approval of an amendment to the Articles of Incorporation of CIB to repeal Article 11 thereof, which prohibits the acquisition of beneficial ownership of more than 10% of any class of equity security of CIB;

     (2) to consider and vote upon the Agreement and Plan of Merger dated as of July 25, 1994 (the "Merger Agreement") between CIB and National City Corporation, a Delaware corporation ("NCC"), a copy of which Merger Agreement is included in the accompanying Prospectus and Proxy Statement as Appendix C, under the terms of which CIB would be merged with and into NCC (the "Merger"), with NCC as the surviving corporation, and each outstanding share of common stock of CIB, without par value ("CIB Common"), would be converted into 1.08 shares of common stock, par value $4.00 per share, of NCC, plus cash in lieu of fractional shares, and the Merger provided for therein; and

     (3) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only holders of CIB Common Stock of record at the close of business on November 14, 1994, will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     Your attention is directed to the Prospectus and Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

     We urge you to execute and return the enclosed proxy as soon as possible in order to ensure that your shares will be represented at the Special Meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement and Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person, and your proxy will not be used.

                                            By Order of the Board of Directors

                                            Robert J. Heltzel, President

       WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN
         AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE.
              NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

                         PROSPECTUS AND PROXY STATEMENT

                           NATIONAL CITY CORPORATION

                        1,874,455 SHARES OF COMMON STOCK

     This Prospectus and Proxy Statement relates to the proposed merger of CENTRAL INDIANA BANCORP, an Indiana corporation ("CIB"), with and into NATIONAL CITY CORPORATION, a Delaware corporation ("NCC"). If the proposed merger is consummated, the outstanding shares of common stock, without par value, of CIB ("CIB Common"), will be converted into shares of common stock, par value $4.00 per share, of NCC ("NCC Common") at a rate of 1.08 shares of NCC Common for each share of CIB Common (the "Exchange Ratio") and cash in lieu of fractional shares. The transaction is subject to various conditions, including approval by the the shareholders of CIB at their Special Meeting, described herein, and approval by applicable regulatory authorities.

     NCC Common is traded on the New York Stock Exchange ("NYSE"). The closing
price of NCC Common on the NYSE on                  , 1994 was $       .

     All information concerning NCC contained in this Prospectus and Proxy Statement has been furnished by NCC, and all information concerning CIB has been furnished by CIB. NCC has represented and warranted to CIB, and CIB has represented and warranted to NCC, that the particular information so furnished is true and complete. See "EXPERTS" with respect to the financial statements of NCC and CIB.

                            ------------------------

     THE SHARES OF NCC COMMON TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS AND PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF NCC COMMON TO BE ISSUED IN CONNECTION WITH THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

                            ------------------------

                                PROXY STATEMENT

                                Special Meeting
                               of Shareholders of
                            CENTRAL INDIANA BANCORP
                        to be held on December 27, 1994

     THIS PROSPECTUS SERVES AS THE PROXY STATEMENT OF CENTRAL INDIANA BANCORP IN CONNECTION WITH THE SOLICITATION OF PROXIES TO BE USED AT CIB'S SPECIAL MEETING TO BE HELD FOR THE PURPOSES DESCRIBED HEREIN.

- - - --------------------------------------------------------------------------------

   The date of this Prospectus and Proxy Statement is November   , 1994, and
                   is first being mailed to CIB shareholders,
    together with notices and forms of proxy, on or about November   , 1994.

                             AVAILABLE INFORMATION

     Each of NCC and CIB is subject to the information reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at its New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning NCC and CIB may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006, respectively.

     This Prospectus and Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4 and the exhibits thereto filed by NCC under the Securities Act of 1933, as amended (the "1933 Act"), with the Commission relating to the shares of NCC Common offered hereby (the "Registration Statement"), certain portions of which have been omitted pursuant to the rules and regulations of the Commission and to which portions reference is hereby made for further information with respect to NCC, CIB and the securities offered hereby. The Registration Statement and the exhibits thereto may be inspected without charge at the offices of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained from the Commission at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     NCC hereby incorporates in this Prospectus and Proxy Statement by reference its Annual Report on Form 10-K for the year ended December 31, 1993, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994, its Reports on Form 8-K dated March 2, 1994, March 4, 1994 and August 1, 1994, respectively, the description of NCC Common set forth in the Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.1 to its Annual Report on Form 10-K for the year ended December 31, 1987), and the description of NCC's 8% Cumulative Convertible Preferred Stock, without par value, set forth in the Certificate of Stock Designation dated April 18, 1991 (filed as Exhibit 4.4 to its Annual Report on Form 10-K for the year ended December 31, 1991), each as filed with the Commission pursuant to the Exchange Act. NCC also incorporates into this Prospectus and Proxy Statement the sections entitled "Nominees for Election as Directors", "Beneficial Ownership", "Beneficial Security Ownership of Management", "Executive Compensation", "Description of NCC's Benefit Plans" and "Transactions with Management" set forth on pages 8 to 32 of NCC's Proxy Statement for the Annual Meeting of Shareholders held April 25, 1994.

     CIB hereby incorporates into this Prospectus and Proxy Statement by reference the following documents:

          1. CIB's Annual Report on Form 10-K for the year ended September 30, 1993;

          2. CIB's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994, and June 30, 1994;

          3. CIB's Reports on Form 8-K dated October 26, 1993, and July 25,
             1994;

          4. CIB's Form 10-C dated January 21, 1994; and

          5. The Section entitled "Voting Securities and Principal Holders Thereof" and the chart in the Section entitled "Proposal
             1 -- Election of Directors" set forth on pages 2-4 of CIB's Proxy Statement for the Annual Meeting of Shareholders held January 25, 1994. These sections have been incorporated by reference into CIB's Annual Report on Form 10-K for the year ended September 30, 1993.

     All documents filed by NCC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and Proxy Statement and prior to the Special Meeting of Shareholders of CIB shall be deemed to be incorporated by reference in this Prospectus and Proxy Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and Proxy Statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and Proxy Statement.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NCC OR CIB. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NCC OR CIB SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     THIS PROSPECTUS AND PROXY STATEMENT INCORPORATES DOCUMENTS OF NCC OR CIB BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE NCC DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO NATIONAL CITY CORPORATION, 1900 EAST NINTH STREET, CLEVELAND, OHIO 44114, ATTENTION: THOMAS A. RICHLOVSKY, SENIOR VICE PRESIDENT AND TREASURER, TELEPHONE NUMBER (216) 575-2126, AND WILL BE FURNISHED WITHOUT CHARGE. THE CIB DOCUMENTS (OTHER THAN THE EXHIBITS TO ANY SUCH DOCUMENTS) ARE AVAILABLE TO ANY PERSON TO WHOM A COPY OF THIS PROSPECTUS AND PROXY STATEMENT HAS BEEN DELIVERED UPON WRITTEN OR ORAL REQUEST TO CENTRAL INDIANA BANCORP, 200 WEST MULBERRY, P.O. BOX 730, KOKOMO, INDIANA 46903-0730,
ATTENTION: JAMES E. FRITZ, TELEPHONE NUMBER: (317) 457-5552, AND WILL BE FURNISHED WITHOUT CHARGE. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY NCC OR CIB DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 20, 1994.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                         --------------------
AVAILABLE INFORMATION....................................................           2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................           2
SUMMARY..................................................................           6
THE SPECIAL MEETING......................................................          14
  Record Date and Voting Rights..........................................          14
  Voting and Revocation of Proxies.......................................          14
PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION OF CIB...............          15
MERGER...................................................................          15
  Background of and Reasons for the Merger -- CIB........................          15
  Background of and Reasons for the Merger -- NCC........................          17
  Opinions of CIB's Financial Advisor....................................          18
  Terms of the Merger....................................................          20
  Conversion of Shares of CIB Common.....................................          21
  Assumption of Employee and Director Stock Options......................          22
  Conditions to the Merger...............................................          23
  Regulatory Approvals...................................................          24
  Waiver; Amendment; Termination.........................................          24
  Effective Time.........................................................          26
  Conduct of CIB's Business Pending the Merger...........................          26
  Interest of Management in the Merger...................................          27
     Employee Matters....................................................          27
  Indemnification and Insurance..........................................          29
  Certain Federal Income Tax Consequences................................          29
  Accounting Treatment...................................................          30
  Resales by Affiliates..................................................          30
  Appraisal and Dissenters' Rights.......................................          30
  The Option.............................................................          30
PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)........          35
NCC PRO FORMA BALANCE SHEET..............................................          36
NCC PRO FORMA STATEMENT OF INCOME........................................          37
NOTES TO PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS............          39
MANAGEMENT AFTER THE MERGER..............................................          40
INFORMATION ABOUT NCC....................................................          40
INFORMATION ABOUT CIB....................................................          40
CIB SELECTED CONSOLIDATED FINANCIAL DATA.................................          41
MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................          43
  General................................................................          43
  Asset/Liability Management.............................................          43
  Average Balances and Interest..........................................          45
  Interest Rate Spread...................................................          46
  Year Ended September 30, 1994 Compared To Year Ended September 30,
     1993................................................................          48
  Year Ended September 30, 1993 Compared To Year Ended September 30,
     1992................................................................          50
  Liquidity and Capital Resources........................................          51
  Impact of Inflation....................................................          52
  Current Accounting Issues..............................................          52
CERTAIN REGULATORY CONSIDERATIONS........................................          53
  General................................................................          53

                                                                                 PAGE
                                                                         --------------------
  Payment of Dividends...................................................          54
  Certain Transactions by Bank Holding Companies With Their Affiliates...          54
  FDIC Insurance.........................................................          55
  Capital................................................................          55
  Holding Company Support of Subsidiary Banks and Savings Banks..........          56
  FDICIA.................................................................          56
  Recent and Proposed Legislation........................................          57
DESCRIPTION OF NCC CAPITAL STOCK.........................................          57
  Common Stock...........................................................          57
  Preferred Stock........................................................          58
DESCRIPTION OF CIB CAPITAL STOCK.........................................          60
GENERAL COMPARISON OF NCC AND CIB CAPITAL STOCK..........................          62
  General................................................................          62
  Directors..............................................................          62
  Limitation of Director Liability in Certain Circumstances..............          62
  Indemnification and Insurance..........................................          63
  Antitakeover Statutes..................................................          64
  Issuance of Preferred Stock............................................          66
  Cumulative Voting......................................................          67
  Action Without a Meeting...............................................          67
  Special Meetings.......................................................          67
  Voting, Appraisal Rights and Corporate Reorganizations.................          67
  By-Laws................................................................          68
  Preemptive Rights......................................................          68
  Dividends..............................................................          69
EXPERTS..................................................................          69
LEGAL OPINIONS...........................................................          69
ANNUAL MEETING/SHAREHOLDER PROPOSALS.....................................          69
REPORT OF INDEPENDENT AUDITORS...........................................          70
CIB CONSOLIDATED BALANCE SHEETS..........................................          71
CIB CONSOLIDATED STATEMENTS OF INCOME....................................          72
CIB CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY...........          73
CIB CONSOLIDATED STATEMENTS OF CASH FLOWS................................          74
CIB NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................          76
APPENDIX A -- Agreement and Plan of Merger
APPENDIX B -- Opinion of McDonald & Company
APPENDIX C -- Option Agreement

                                    SUMMARY

     The following is a summary of certain information with respect to matters to be considered at a Special Meeting of Shareholders of CIB and is not intended to be a complete statement of all material facts regarding the matters to be considered at that meeting. It is qualified in its entirety by reference to more detailed information contained elsewhere in this Prospectus and Proxy Statement (hereinafter sometimes referred to as this or the "Proxy Statement") or incorporated by reference in this Proxy Statement, the accompanying appendices and the documents referred to herein.

PARTIES TO THE MERGER

     CIB. CIB is a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"), and is incorporated under the laws of the State of Indiana. As of September 30, 1994, CIB owned all of the outstanding stock of one federal savings bank in Indiana, and through this savings bank operated five (5) offices in Indiana. CIB, through its federal savings bank and other subsidiaries, offers a broad range of lending, deposit and other financial services to retail and commercial customers in its market areas. At September 30, 1994, CIB, its affiliate federal savings bank and other subsidiary had consolidated total assets of $244 million and consolidated total deposits of $201 million. See "SUMMARY -- Selected Financial Data"; "SUMMARY -- Comparative Per Share Data"; "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) and "INFORMATION ABOUT CIB". The principal office of CIB is located at 200 West Mulberry Street, P.O. Box 730, Kokomo, Indiana 46903-0730, and its telephone number is (317) 457-5552.

     NCC. NCC is a registered multi-bank holding company under the Bank Holding Company Act of 1933, as amended (the "BHCA") and is incorporated under the laws of the State of Delaware. As of September 30, 1994, NCC owned substantially all of the outstanding stock of 10 commercial banks in Ohio, Kentucky and Indiana, and through these banks, operated 610 offices. NCC, through its subsidiaries, offers a wide range of general commercial banking and other financial services, such as credit card, retail payment and airline ticket processing, brokerage services, trust and investment management, leasing, merchant and mortgage banking, public finance, venture capital, small business and community investment and credit life insurance. At September 30, 1994, NCC, its affiliate banks and other subsidiaries had consolidated total assets of $31 billion and consolidated total deposits of $23 billion. See "SUMMARY -- Selected Financial Data"; "SUMMARY -- Comparative Per Share Data"; "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED) and "INFORMATION ABOUT NCC"." The principal office of NCC is located at 1900 East Ninth Street, Cleveland, Ohio 44114, and its telephone number is (216) 575-2000.

REASONS FOR THE MERGER

     After exploring various other strategic alternatives, including the possibility of remaining independent and merging with other institutions, CIB believes that the Merger offers the greatest potential for achieving long-term value for CIB shareholders while providing superior banking services to its customers.

     Since establishing a major presence in Indiana by acquiring Merchants National Corporation in 1992, NCC has sought to enhance its Indiana network through internal growth and select acquisitions. Both NCC and CIB believe that the Merger will result in a combined entity which will be greater than the sum of NCC and CIB standing alone.

     See "MERGER -- Background of and Reasons for the Merger -- CIB" and "-- Background of and Reasons for the Merger -- NCC."

TERMS OF THE MERGER

     Pursuant to the Agreement and Plan of Merger dated July 25, 1994 by and between CIB and NCC (the "Merger Agreement"), CIB will merge with and into NCC and NCC will be the surviving or resulting corporation (the "Merger"). A copy of the Merger Agreement is attached hereto as Appendix A and hereby incorporated herein. At the time the Merger becomes effective (the "Effective Time"), each outstanding share of CIB Common (except shares held by CIB, NCC or any of their direct or indirect wholly owned subsidiaries

(other than shares of CIB Common held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity or acquired in satisfaction of debts previously contracted)) will be converted into the right to receive 1.08 shares of NCC Common.

     No fractional shares of NCC Common will be issued in the Merger. In lieu thereof, each holder of CIB Common who otherwise would have been entitled to a fractional share of NCC Common will receive cash in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the per share closing price on the NYSE of NCC Common for the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Closing Date (the "Market Price").

     The closing price of NCC Common on the NYSE on November   , 1994 was
$       (which is the equivalent of $       for 1.08 shares of NCC Common). In
the event the Market Price of NCC Common is less than $24.50 and the number obtained by dividing the Market Price of NCC Common by $26.375 (the closing price of NCC Common on the NYSE on July 22, 1994) is less than the number obtained by dividing the Final Index Price by the Initial Index Price (as such terms are defined in "MERGER -- Waiver; Amendment; Termination") and subtracting
0.10 from the quotient thereof, CIB may terminate the Merger Agreement. The Initial Index Price will be the weighted average (weighted as described in "MERGER -- Waiver; Amendment; Termination") of the closing prices on July 22, 1994 of the common stock of the 49 bank holding companies described on page 25 of this Proxy Statement. The Final Index Price will be the weighted average (weighted as described in "MERGER -- Waiver; Amendment; Termination") of the average of the daily closing sale prices of the common stock of each of such bank holding companies during the period of 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Closing Date. See "MERGER -- Waiver; Amendment; Termination."

     Following the Merger, the directors and officers of NCC at the Effective Time will continue as the directors and officers of NCC.

CONDITIONS; TERMINATION; AMENDMENTS

     Consummation of the Merger is subject to satisfaction of a number of conditions, including (a) adoption by the shareholders of CIB of the proposal to amend the Articles of Incorporation of CIB to delete Article 11 (the "Articles Amendment"), (b) approvals by the shareholders of CIB of the Merger Agreement and the Merger provided for therein, (c) approval by certain federal and state banking authorities, (d) authorization for listing on the NYSE of the NCC Common issuable in the Merger, (e) the issuance by the Commission of an order declaring the Registration Statement effective, (f) the receipt by NCC and CIB of the opinion of Barnes & Thornburg, special counsel to CIB, substantially to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (h) the non-existence of a restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States preventing the consummation of the Merger. Substantially all of the conditions to consummation of the Merger (other than required shareholder or regulatory approvals) may be waived, in whole or in part, by the party for whose benefit they have been created, without the approval of the shareholders of CIB or stockholders of NCC. In addition, the Agreement may be terminated under certain circumstances, and such termination would not require stockholder or shareholder approval. The Merger Agreement may be amended or supplemented upon the written agreement of NCC and CIB at any time, provided that no amendment may be made after any shareholder adoption of the Merger Agreement which reduces or changes the form of the merger consideration without further shareholder approval. See "MERGER -- Conditions to the Merger" and "MERGER -- Waiver; Amendment; Termination."

REGULATORY APPROVALS

     In order for the Merger to be consummated, approval must be obtained from The Board of Governors of the Federal Reserve System ("FRB"). The Merger may not be consummated until the 30th day after FRB approval is received. Application requesting such approval has been filed with the FRB. The FRB approved the Merger on October 20, 1994. See "MERGER -- Regulatory Approvals."

THE SPECIAL MEETING

     CIB. The Special Meeting of Shareholders of CIB will be held on December 27, 1994, at the Kokomo Country Club, 1801 Country Club Drive, Kokomo, Indiana commencing at 4:00 p.m., Eastern Standard Time. The Board of Directors of CIB has fixed the close of business on November 14, 1994, as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders of CIB. The purpose of the Special Meeting of Shareholders of CIB is (a) to adopt the Articles Amendment, (b) to consider and vote on a proposal to approve the Merger Agreement and the Merger, and (c) to transact such other business as may properly come before the meeting.

     For additional information with respect to the Special Meeting, see "THE SPECIAL MEETING."

VOTES REQUIRED

     The approval of the Articles Amendment requires the approval of more votes cast in favor thereof than votes cast against the Articles Amendment. The approval of the Articles Amendment is required in order for the Merger to occur and is included in the Merger Agreement as a condition to the parties' obligations to close.

     The proposal to approve the Merger Agreement and the Merger to be considered at the Special Meeting of Shareholders of CIB must be adopted by the affirmative vote of holders of a majority of the outstanding shares of the CIB Common. The approval of the Merger Agreement and the Merger by the shareholders of CIB is required under Section 23-1-40-3 of the Indiana Business Corporation Law (the "IBCL") and is included in the Merger Agreement as a condition to the
parties' obligations to close. As of November   , 1994, the directors and
executive officers of CIB and their affiliates are entitled to vote
approximately   % of the outstanding shares of CIB Common eligible to vote at the Special Meeting. CIB has been advised that its directors and executive officers intend to vote their shares in favor of the Articles Amendment, the Merger Agreement and the Merger. The Merger Agreement provides that, absent certain circumstances (none of which has occurred), CIB's Board of Directors shall recommend that its shareholders vote in favor of and approve the Merger, the Articles Amendment and the Merger Agreement at its Special Meeting. See "THE SPECIAL MEETING -- Record Date and Voting Rights."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of CIB (a) has unanimously approved the Articles Amendment and the Merger Agreement, (b) has unanimously recommended the approval by shareholders of the Articles Amendment and the Merger Agreement, (c) believes that the proposed Merger is in the best interests of CIB's shareholders, and (d) unanimously recommends that CIB's shareholders vote FOR the approval of the Articles Amendment and the Merger Agreement and the Merger. See "MERGER -- Background of and Reasons for the Merger -- CIB."

OPINIONS OF FINANCIAL ADVISOR

     McDonald & Company Securities, Inc. ("McDonald & Company"), CIB's financial advisor, has rendered its opinion to CIB's Board of Directors to the effect that, as of the date of the Merger Agreement was signed and as of the date of this Prospectus and Proxy Statement, the Exchange Ratio was fair, from a financial point of view, to the shareholders of CIB. A copy of the fairness opinion of McDonald & Company is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions and justification made and other matters considered. See "MERGER -- Opinions of Financial Advisor."

APPRAISAL AND DISSENTERS' RIGHTS

     Holders of NCC Common and CIB Common will not be entitled to any statutory approval and dissenters' rights in connection with the Merger. See "MERGER -- Appraisal and Dissenters' Rights."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES AND ACCOUNTING TREATMENT

     The Merger, if completed as proposed, will be treated as a purchase for accounting and financial reporting purposes. See "MERGER -- Accounting Treatment."

     The Merger is structured to qualify as a tax-free reorganization under
Section 368(a) of the Code. The Merger Agreement provides as a condition to the parties' obligations to consummate the Merger that NCC and CIB shall have received the opinion of Barnes & Thornburg substantially to the effect, among other things, that for United States federal income tax purposes no gain or loss will be recognized by the shareholders of CIB who convert their shares of CIB Common solely for shares of NCC Common pursuant to the Merger (except with respect to cash received in lieu of a fractional interest in NCC Common). See "MERGER -- Certain Federal Income Tax Consequences."

THE OPTION

     As a condition to NCC's entering into the Merger Agreement, and in consideration therefor, CIB and NCC entered into a Stock Option Agreement dated as of July 25, 1994 (the "Option Agreement"). The Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire CIB. See "MERGER -- The Option." A copy of the Option Agreement is attached hereto as Appendix C.

     Pursuant to the Option Agreement, CIB granted NCC an option (the "Option") to purchase up to 326,000 fully paid and nonassessable shares of CIB Common at a price of $28.75 per share. In the event that any additional shares of CIB Common are issued or otherwise become outstanding after the date of the Option Agreement (other than pursuant to the CIB Option Plans (as hereinafter defined) as provided for under the Merger Agreement), the number of shares of CIB Common subject to the Option will be increased so that, after such issuance, it equals 19.9% of the number of shares of CIB Common then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. NCC may exercise the Option only upon the occurrence of certain events (none of which has occurred) and upon obtaining any regulatory approvals necessary for the acquisition of shares of CIB subject to the Option. In lieu of exercising the Option, NCC can require CIB to repurchase for a formula price the Option and any shares of CIB Common purchased upon exercise of the Option and owned by NCC at that time. See "MERGER -- The Option." Until the Articles Amendment is adopted by CIB's shareholders and becomes effective, NCC is prohibited from purchasing shares which would cause it to own in excess of 10% of CIB's outstanding shares, and would be prohibited from voting any shares in excess of the 10% limit.

     In addition to other Exercise Termination Events (as such term is defined in "MERGER -- The Option"), the Option Agreement provides that the Option shall terminate upon the termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event (as such term is defined in "MERGER -- The Option"). The Agreement may be terminated at any time prior to the Effective Time by either NCC or CIB if the Merger is not approved at the Special Meeting of Shareholders of CIB (provided that the terminating party is not otherwise in material breach of its obligations under the Merger Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that the CIB shareholders do not approve the Merger Agreement at the Special Meeting of Shareholders of CIB, and either NCC or CIB terminates the Merger Agreement as a result thereof, the Option shall terminate. See "MERGER -- The Option."

COMPARATIVE RIGHTS OF HOLDERS OF SHARES OF CIB COMMON AFTER THE MERGER

     The rights of holders of shares of CIB Common currently are governed by the IBCL, CIB's Articles of Incorporation ("CIB's Articles"), and CIB's By-Laws ("CIB's By-Laws"). At the Effective Time, CIB's shareholders will become NCC stockholders, and their rights will be governed by the Delaware General Corporation Law (the "DGCL"), NCC's Restated Certificate of Incorporation, as amended ("NCC's Certificate"), and NCC's First Restatement of By-Laws dated April 27, 1987 ("NCC's By-Laws"). See "GENERAL COMPARISON OF NCC AND CIB CAPITAL STOCK."

MARKET AND MARKET PRICES

     NCC Common is traded on the NYSE. Transactions with respect to CIB Common are reported on the NASDAQ National Market ("NASDAQ"). Receipt of authorization for listing on the NYSE of the shares of NCC Common issuable in connection with the Merger is a condition to consummation of the Merger. See

"MERGER -- Conditions to the Merger." The information set forth in the table below presents (a) the closing price for NCC Common on the NYSE and the last sales price for CIB Common on NASDAQ on July 22, 1994, the first business date
preceding the public announcement of the Merger, and on November   , 1994, (b)
the high and low sale prices for NCC Common and CIB Common on such dates, and
(c) the CIB equivalent per share prices as of July 22, 1994 and November   ,
1994, calculated by multiplying the closing price of NCC Common on the NYSE on such dates by the Exchange Ratio.

                                                                     EQUIVALENT
                                      NCC              CIB             VALUE
                                     COMMON           COMMON         PER SHARE
                                  ------------     ------------     ------------
July 22, 1994
     Closing Price............      $ 26.375         $  24.75         $ 28.485
     High.....................        26.625            25.75               --
     Low......................        26.000            24.75               --
November   , 1994
     Closing Price............      $                $                $
     High.....................                                              --
     Low......................                                              --

     No assurance can be given as to what the market price of NCC Common will be if and when the Merger is consummated or when the shares of NCC Common are actually issued in the Merger. If the Merger had been consummated on November
  , 1994, the estimated total value of the Merger would have been $     million.

SELECTED FINANCIAL DATA

     The following table presents selected consolidated financial data for (a) NCC on a historical basis,
(b) CIB on a historical basis, and (c) NCC and CIB on an unaudited condensed or combined pro forma basis. See "MERGER -- Accounting Treatment." This table should be read in conjunction with the financial statements and other financial information of NCC and CIB, respectively, incorporated herein by reference and included herewith and the pro forma condensed combined consolidated financial information giving effect to the Merger included elsewhere in this Prospectus and Proxy Statement. See "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." The pro forma information presented below is not necessarily indicative of the results which actually would have been obtained if the Merger had been consummated in the past or which may be obtained in the future.

                                                                        YEAR ENDED DECEMBER 31,
                                NINE MONTHS ENDED  ----------------------------------------------------------------
                               SEPTEMBER 30, 1994     1993         1992         1991          1990          1989
                               ------------------  ----------   ----------   ----------    ----------    ----------
NCC:
Earnings (In millions,
  except per share data)
   Net interest income.........   $   918             $ 1,200      $ 1,152      $ 1,131       $ 1,094       $ 1,053
   Provision for loan losses...        60                  93          129          251           231           157
   Net income..................       318                 404          347          237           249           305
   Net income per common
     share.....................      1.99                2.41         2.09         1.46          1.62          1.98
   Dividends paid per
     common share..............      0.88                1.06         0.94         0.94          0.94          0.84
Average Balances (In millions)
   Assets......................   $30,328             $28,834      $28,635      $29,343       $28,564       $26,357
   Earning assets..............    27,002              25,745       25,681       26,279        25,663        23,842
   Deposits....................    22,641              21,646       21,967       22,474        21,757        20,144
   Other borrowings............     3,952               3,712        3,615        3,978         4,183         3,794
   Corporate long term debt....       701                 452          329          318           309           273
   Stockholders' equity........     2,623               2,606        2,362        2,156         1,922         1,774

                                                                                 YEAR ENDED SEPTEMBER 30,
                                     NINE MONTHS ENDED    -------------------------------------------------------------------------
                                    SEPTEMBER 30, 1994    1994             1993              1992           1991(2)           1990
                                    ------------------   -------          ------            ------         ---------         ------
CIB(1)
Earnings (In millions, except
  per share data)
   Net interest income................. $   7           $    9           $    7           $    7           $    6           $    5
   Provision for loan losses...........     0                0                1                0                0                0
   Income before cumulative
    effect of change in
    accounting.........................     2                3                2                2                2                2
   Net income..........................     2                3                2                2                2                2
   Income per share before
    cumulative effect of
    change in accounting...............  1.35             1.73             1.40             1.31              .32              n/a
   Net income per common
    share..............................  1.35             1.87             1.40             1.31              .32              n/a
   Dividends paid per
    common share....................... .3675            .4825             .365             .281             .056              n/a
Ending balances (In millions)
   Assets..............................   244              244              191              180              173              159
   Earning assets......................   219              219              173              170              155              147
   Deposits............................   201              201              159              149              143              141
   Other borrowings....................     0                0                0                0                0                0
   Corporate long-term debt............     0                0                0                0                0                0
   Shareholders'
    equity--substantially
    restricted(3)......................    36               36               30               29               28               16

                                                                  NINE MONTHS
                                                                     ENDED          YEAR ENDED
                                                                 SEPTEMBER 30,     DECEMBER 31,
                                                                     1994              1993
                                                                 -------------     ------------
PRO FORMA NCC(1)
Earnings (In millions, except share data)
  Net interest income..........................................          $925           $1,208
  Provision for loan losses....................................            60               94
  Income before cumulative effect of change in accounting......           320              404
  Net income...................................................           320              404
  Income per share before cumulative effect of change in
     accounting................................................          1.98             2.38
  Net income per common share..................................          1.98             2.38
  Average number of common shares outstanding..................   155,973,353      162,974,847
Ending balances (In millions)
  Assets.......................................................       $31,373
  Earning assets...............................................        27,336
  Deposits.....................................................        23,118
  Other borrowings.............................................         4,228
  Corporate long-term debt.....................................           748
  Stockholders' equity.........................................         2,690

- - - ---------------
n/a -- not applicable

(1) CIB has a September 30 fiscal year. In accordance with Regulation S-X, Rule 3A-02(b)(1), the CIB results of operations for the year ended September 30, 1993 have been combined with the results of NCC for the year ended December 31, 1993 for purposes of preparing a pro forma statement of income for the year ended December 31, 1993. For the nine months ended September 30, 1994, the CIB fiscal 1994 results were adjusted to exclude the first quarter activity (ended December 31, 1993) for purposes of preparing a pro forma statement of income for the nine months ended September 30, 1994. The December 31, 1993 pro forma statement of income also includes the results of First Federal Savings and Loan Association of Peru, which was acquired by CIB in January 1994.

(2) CIB Common was issued in the conversion of CIB's federal savings bank subsidiary from mutual to stock form on July 1, 1991. Income and net income per share does not include any pro forma earnings on the conversion proceeds prior to July 1, 1991.

(3) Shareholders' equity includes an amount in each year for which no deferred income tax liability has been recognized. These amounts represent an allocation of income to bad debt deductions for income tax purposes only. Reductions of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate tax rate. At September 30, 1994, such retained earnings amounted to $6.3 million and the unrecorded deferred income tax liability was $2.1 million. The tax impact of the recapture of this income allocated to the bad debt deduction is taken into account in the pro forma financial information below.

    COMPARATIVE PER SHARE DATA

     Based upon the Exchange Ratio of 1.08 shares of NCC Common for each share of CIB Common outstanding immediately prior to the Merger, the following table sets forth per common share book value, market value, cash dividends paid, income before cumulative effect of change in accounting and net income of (a) NCC on a historical basis, (b) NCC pro forma adjusted to give effect to the Merger as if the Merger had been effected for the period presented, (c) CIB on a historical basis, and (d) CIB pro forma equivalent of one share of CIB Common. The following information should be read in conjunction with the historical financial statements of NCC and CIB incorporated by reference in this Proxy Statement and the pro forma condensed combined consolidated financial information giving effect to the Merger included elsewhere in the Proxy Statement. See "AVAILABLE INFORMATION"; "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)." The data presented below are not necessarily indicative of the results which actually would have been obtained if the Merger had been consummated in the past or which may be obtained in the future.

                                                                                          CIB
                                                           NCC                ---------------------------
                                                 ------------------------                     EQUIVALENT
             PER COMMON SHARE(1)                 HISTORICAL     PRO FORMA     HISTORICAL      PRO FORMA
- - - ---------------------------------------------    ----------     ---------     ----------     ------------
Book value:
     September 30, 1994......................      $16.33        $ 16.45       $22.04           $17.77
     December 31, 1993.......................       16.15          16.27        21.30            17.57
Market value:
     September 30, 1994......................       28.13          28.13        27.50            30.38
     December 31, 1993.......................       24.50          24.50        27.00            26.46
Cash dividends paid:
     Nine months ended September 30, 1994....         .88            .88          .3675            .95
     Year ended December 31, 1993............        1.06           1.06          .3650           1.14
Income before cumulative effect of change in
  accounting (2):
     Nine months ended September 30, 1994....        1.99           1.98         1.35             2.14
     Year ended December 31, 1993............        2.41           2.38         1.40             2.57
Net income:
     Nine months ended September 30, 1994....        1.99           1.98         1.35             2.14
     Year ended December 31, 1993............        2.41           2.38         1.40             2.57

- - - ---------------

(1) CIB has a September 30 fiscal year. In accordance with Regulation S-X, Rule 3A-02(b)(1), the CIB results of operations for the year ended September 30, 1993 have been combined with the results of NCC for the year ended December 31, 1993 for purposes of preparing a pro forma statement of income for the year ended December 31, 1993. For the nine months ended September 30, 1994, the CIB fiscal 1994 results were adjusted to exclude the first quarter activity (ended December 31, 1993) for purposes of preparing a pro forma statement of income for the nine months ended September 30, 1994. The December 31, 1993 pro forma statement of income also includes the results of First Federal Savings and Loan Association of Peru, which was acquired by CIB in January 1994.

(2) Effective October 1, 1993, CIB adopted Statements of Financial Accounting Standards No. 106 "Employers' Accounting For Postretirement Benefits Other Than Pensions" and No. 109 "Accounting For Income Taxes."

INTERESTS OF MANAGEMENT IN THE MERGER

     NCC will assume the employment agreements of certain members of management of CIB upon the consummation of the Merger. In addition, NCC has agreed to certain arrangements relating to retirement and other benefit plans and the insurance and indemnification of officers and directors of CIB. See "MERGER -- Interests of Management in the Merger."

                              THE SPECIAL MEETING

     This Proxy Statement is being furnished to the shareholders of CIB in connection with the solicitation of proxies by the Board of Directors of CIB for its Special Meeting of Shareholders and at any adjournment or adjournments thereof. The Special Meeting of Shareholders of CIB will be held on December 27, 1994, at the Kokomo Country Club, 1801 Country Club Drive, Kokomo, Indiana, commencing at 4:00 p.m., Eastern Standard Time.

RECORD DATE AND VOTING RIGHTS

     CIB. The Board of Directors of CIB has fixed the close of business on November 14, 1994 as the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders of CIB. As of
the record date, CIB had outstanding and entitled to vote             shares of
CIB Common. Each share of CIB Common is entitled to one vote. The favorable vote of the holders of more of the shares of CIB Common than are cast against the Articles Amendment is required to adopt the Articles Amendment. The affirmative vote of the holders of a majority of the outstanding shares of CIB Common is required to approve the Merger Agreement and the Merger under the IBCL.

VOTING AND REVOCATION OF PROXIES

     Proxies for use at the Special Meeting of the shareholders of CIB accompany this Prospectus and Proxy Statement. A shareholder may use his or her proxy if he or she is unable to attend the meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by providing notice of such revocation to the Secretary of CIB, as the case may be, or by submitting a proxy having a later date, or by such person appearing at the meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein by the shareholder. If no specifications are made, shares of CIB Common represented by proxy will be voted FOR the approval of the Articles Amendment, the Merger Agreement, and the Merger and for the other matters to be acted upon at the Special Meeting. Because only the favorable vote of the holders of more of the shares of CIB Common than are cast against the Articles Amendment is required to adopt the Articles Amendment, abstentions and broker non votes will have no impact on the adoption of the Articles Amendment. Because a majority of all of the outstanding CIB Common must be voted in favor of the Merger Agreement and the Merger, abstentions and broker non votes will have the effect of a vote against approval of the Merger.

     CIB will bear its own cost of solicitation of proxies from its shareholders. In addition to using the mails, proxies may be solicited by personal interview, telephone and wire. It is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the executions of proxies. Officers and regular employees of CIB or its subsidiaries, acting on behalf of CIB, as the case may be, may solicit proxies personally or by telephone or wire. CIB has retained Morrow & Co., Inc. to assist in such solicitation. The fee of Morrow & Co., Inc. is estimated not to exceed $4,000, plus reasonable out-of-pocket costs and expenses. CIB does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any of CIB's subsidiaries acting through their nominees or acting as fiduciaries.

     The Board of Directors of CIB is not aware of any matter other than the matters set forth in this Prospectus and Proxy Statement that may be presented for action at the Special Meeting, but if other matters do properly come before the respective meetings or any adjournments thereof then it is intended that the shares represented by the accompanying proxy will be voted by the persons named in the proxy in accordance with their best judgment pursuant to the discretionary authority granted by the proxy.

                       PROPOSED AMENDMENT TO THE ARTICLES
                            OF INCORPORATION OF CIB

     Article 11 of the Articles of Incorporation of CIB provides, in part, that "no person shall directly or indirectly offer to acquire or acquire beneficial ownership of more than ten percent (10%) of any class of equity security of the Corporation." In the event that someone acquires shares in violation of Article 11, such party shall not be entitled to vote any shares in excess of the 10% limit in connection with any matters submitted to the shareholders of CIB for a vote. Because NCC is indirectly acquiring all of CIB's outstanding shares in connection with the Merger, it is necessary to repeal Article 11 in order to consummate the Merger.

     Article 11 would prohibit NCC from exercising the Option for more than 10% of the outstanding shares of CIB Common. In the absence of a repeal or other amendment of Article 11, if NCC were to exercise the Option for more than 10% of the shares of CIB Common, NCC would not be permitted to vote any of such shares in excess of 10% of the total number of outstanding shares of CIB Common Stock on any matter submitted to the shareholders of CIB for a vote. See "THE
MERGER -- The Option."

     Article 11 provides that the affirmative vote of the holders of at least 80% of the outstanding shares of CIB Common is required to amend or repeal
Article 11 at any time prior to July 1, 1996, unless at least two-thirds of the current directors of CIB who were directors on March 15, 1991, or directors recommended for appointment or election by a majority of such directors, have approved the proposed action prior to the submission of the proposed action to the shareholders for their vote. All of the directors of CIB have approved the proposed Articles Amendment, and those directors satisfy the requirements in
Article 11. Accordingly, only the favorable vote of the holders of more of the shares of CIB Common than are cast against the Articles Amendment is required to adopt the Articles Amendment.

     THE BOARD OF DIRECTORS OF CIB BELIEVES THE ARTICLES AMENDMENT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS OF CIB AND, THEREFORE, RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE ARTICLES AMENDMENT.

                                     MERGER

     This section of the Prospectus and Proxy Statement describes certain aspects of the Merger. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Option Agreement which are attached as Appendices A and C, respectively, to this Prospectus and Proxy Statement and are incorporated herein by reference. Shareholders of CIB are urged to read the Merger Agreement and the Option Agreement in their entirety.

BACKGROUND OF AND REASONS FOR THE MERGER -- CIB

     In recent years, there has been, and there continues to be, substantial consolidation in the United States banking and financial services industry. This trend is necessarily of concern to smaller institutions, like CIB, because larger entities that emerge from consolidations may acquire substantial competitive advantages, including greater diversity in their loan portfolios, cost savings through the integration of overlapping operations and support functions, improved access to capital and funding and the ability to spread costs of new products, services and research and development over a wider customer base. CIB has been dedicated to the goal of providing superior banking services primarily in Howard and Miami Counties in Indiana, and in analyzing strategic alternatives has always sought to ensure that the alternatives being considered can reasonably be expected to result in improved services as well as enhanced shareholder value.

     In March, 1994, CIB employed McDonald & Company to provide it with an independent valuation as to the fair market value, on a control basis, of CIB Common. In May, 1994, CIB engaged McDonald & Company to contact a number of institutions on behalf of CIB. Institutions contacted included companies which CIB and McDonald & Company believed would have a strategic interest in CIB and the financial ability to acquire CIB. After the execution of appropriate confidentiality agreements and receipt of preliminary indications of interest, subject to due diligence, four companies were offered the opportunity to conduct a business review of CIB in order to formulate a firm offer which would not be conditioned upon the performance of a further business review by the offeror. All four of the companies availed themselves of this opportunity. In June, 1994, each of the four conducted in-depth examinations of the books, records and operations of CIB.

     Upon conclusion of their examinations, each of the companies that had conducted a business review submitted an offer. CIB, with the assistance of McDonald & Company, analyzed each offer and determined that the proposal submitted by NCC offered the greatest value to CIB shareholders and could reasonably be expected to result in the continuation and enhancement of the quality banking services which CIB traditionally provided in Howard and Miami Counties, Indiana. In addition, the Exchange Ratio proposed by NCC would produce a dividend rate for CIB shareholders who became NCC stockholders that would be substantially higher than the dividend rate on CIB Common at the time and the dividend rate under the proposals made by the other three financial institutions.

     After consulting with McDonald & Company and with legal counsel, CIB determined that it would negotiate a definitive agreement with NCC. While such negotiations were taking place, one of the other offerors revised its bid upward, but NCC's offer, in the opinion of CIB and McDonald & Company, continued to be superior. On July 25, 1994, NCC and CIB completed negotiations of the Merger Agreement and of the Option Agreement, which NCC required as a condition to entering into the Merger Agreement.

     In reaching the determination that the Merger is fair to, and in the best interests of, CIB and its shareholders, the CIB Board of Directors consulted with CIB management, as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (a) CIB's business, operations, earnings, prospects and financial condition;

          (b) the business, operations, earnings, prospects and financial condition of NCC as determined from the business review conducted by CIB management, the enhanced opportunities for operating efficiencies (particularly in terms of integration of operations and support functions) that could result from the Merger, and the enhanced opportunities for growth that the Merger would make possible;

          (c) the opinion of McDonald & Company that as of July 25, 1994, the Exchange Ratio was fair to CIB shareholders from a financial point of view;

          (d) the bidding process conducted by CIB with the assistance of McDonald & Company and CIB's counsel, and the bids made by other financial institutions;

          (e) the value implicit in the Exchange Ratio in relation to the then current market value, book value and earnings of CIB, and the increased dividend rate that CIB shareholders who become NCC stockholders are expected to enjoy as a result of the Merger, and the fact that CIB would be unlikely to match or exceed such value in the foreseeable future by remaining independent;

          (f) comparisons to median transaction multiples of other pending thrift acquisitions in terms of premium to book value and earnings;

          (g) the terms of the Merger Agreement and the Option Agreement;

          (h) NCC's record as an institution that is consistently ranked near the top of its peer group of regional bank holding companies in terms of asset quality, reserve coverage, capital adequacy and profitability;

          (i) the market prices at which NCC Common has been trading in recent periods;

          (j) alternatives to the Merger (including the alternatives of remaining independent and growing internally and remaining independent for a period of time and then selling CIB) and the competitive problems that CIB was likely to encounter as an independent company;

          (k) the apparent absence of any significant problems in obtaining regulatory approvals for the Merger and the fact that the pro forma capital position of the combined companies would be well in excess of all applicable regulatory capital requirements;

          (l) the expectation that the Merger will be a tax-free transaction to CIB and will generally be a tax-free transaction to its shareholders who receive solely NCC Common (except cash in lieu of fractional shares) (see "MERGER -- Certain Federal Income Tax Consequences"); and

          (m) the current and prospective economic environment and competitive constraints facing financial institutions, including CIB.

     The CIB Board of Directors did not assign any specific or relative weight to the foregoing factors in its consideration.

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF CIB UNANIMOUSLY RECOMMENDS THAT CIB SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND RELATED MERGER.

BACKGROUND OF AND REASONS FOR THE MERGER -- NCC

     Since establishing a major presence in Indiana by acquiring Merchants National Corporation, now known as National City Bank, Indiana, in 1992, NCC has sought to enhance its Indiana network through internal growth and select acquisitions. NCC was contacted by McDonald & Company in May 1994 and was informed that CIB was considering affiliating with another financial institution. CIB was an attractive candidate, offering an opportunity to fill in a gap in NCC's central Indiana franchise. In May 1994, upon executing a confidentiality agreement and receiving confidential information, NCC submitted a non-binding indication of interest for CIB. NCC was then chosen to participate in a business review of CIB in June 1994. Due diligence teams from NCC focused on asset and credit quality, risk management, consolidation and centralization opportunities, cost savings and revenue enhancement opportunities and management issues. The due diligence review verified the confidential information which had been provided by CIB and used by NCC as the basis for its May 1994 non-binding indication of interest and discovered nothing that warranted NCC abandoning the transaction. NCC also used the due diligence process to identify potential cost savings of approximately $2 million (or 38% of CIB's non-interest expense base) once CIB is totally integrated with National City Bank, Indiana, which integration is anticipated to be completed in the second quarter of 1995. NCC submitted a revised bid on July 8, 1994, subject to a definitive agreement. On July 25, 1994, the parties executed and delivered the Merger Agreement and the Option Agreement.

     In negotiating the terms of the Merger, NCC's management reviewed a number of factors with a view to maximizing stockholder value in the intermediate and long term future, including earnings potential, realization of economies of scale, and geographic diversification. In addition, NCC's Board of Directors consulted with NCC management, as well as its legal advisors, and considered other factors, including, without limitation, the following: (a) the business, operations, earnings prospects and financial condition of CIB as determined from the business review conducted by NCC management; (b) the terms of the Merger Agreement and the Option Agreement; and (c) regulatory approval requirements.

     NCC believes that the affiliation of CIB with NCC and the acquisition of its savings bank subsidiary now owned by CIB will enhance NCC's presence in central Indiana and expand its customer base and assets.

     NCC has had substantial prior experience in effecting successful mergers including four major bank holding company mergers (BancOhio Corporation in 1984, First Kentucky National Corporation in 1988, Merchants National Corporation in 1992 and Ohio Bancorp in 1993), as well as thrift and other non-bank acquisitions. At this time, NCC has completed virtually all of its own standardization and consolidation projects and believes it can effectively integrate and consolidate the operations of CIB into NCC within six months after the consummation of the Merger, thereby realizing the full benefits of the Merger within a relatively short time period. NCC's Board of Directors believes that the Merger will result in a combined entity with increased financial resources and greater financial strength than either NCC or CIB standing alone. The realization of anticipated cost savings, coupled with revenue enhancements at CIB, should make the Merger accretive to NCC's earnings per share in 1995, assuming no unexpected delays in consummating the Merger. There can be no assurance that such integration or consolidation of the operations of CIB and NCC will occur in such period or at any time in the future.

     It is anticipated that, simultaneously with the merger of CIB into NCC, CIB's savings bank subsidiary, First Federal Savings Bank of Kokomo ("Kokomo"), may merge with and into National City Bank, Indiana ("NCB"), one of NCC's bank subsidiaries based in Indianapolis, Indiana. But as indicated above, the integration of Kokomo's operations with those of NCB may not be completed until a later time.

OPINIONS OF CIB'S FINANCIAL ADVISOR

     CIB has retained McDonald & Company as its financial advisor in connection with the Merger and requested that McDonald & Company render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of CIB Common. McDonald & Company rendered its oral opinion to the CIB Board of Directors on July 25, 1994, which it subsequently confirmed in writing, that as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of CIB Common. McDonald & Company updated its July 25, 1994 opinion as of the date of this Prospectus and Proxy Statement. The updated opinion is attached as Appendix B to this Prospectus and Proxy Statement. The Merger Agreement contains as a condition to closing the requirement that McDonald & Company also update its opinion as of the date of the Special Meeting.

     In arriving at its July 25, 1994 opinion, McDonald & Company reviewed, among other things, the Merger Agreement together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of CIB and NCC as well as certain other non-public information, primarily financial in nature, furnished to it by CIB and NCC relating to the respective businesses, earnings, assets, financial forecasts and prospects. McDonald & Company also held discussions with members of senior management of CIB and NCC concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, CIB Common and NCC Common and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in McDonald & Company's opinion.

     McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either CIB or NCC, and was not engaged to and has not made, obtained or been furnished with any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of CIB or NCC. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of CIB and NCC contained in the Merger Agreement, and has not independently attempted to verify any of such information. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the shareholders of CIB Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by CIB upon McDonald & Company with respect to the scope of its investigation nor were any specific instructions given to McDonald & Company in connection with its opinion.

     In connection with rendering its opinion dated July 25, 1994, McDonald & Company considered a variety of financial analyses which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

     The following is a summary of selected analyses considered by McDonald & Company in connection with McDonald & Company's opinion dated July 25, 1994:

     COMPARISON WITH SELECTED COMPANIES. McDonald & Company compared the financial performance and stock market valuation of CIB with corresponding data for the following selected thrifts: Ameriana Bancorp, FirstFed Bancshares, FFW Corp., Financial Security Corp., Kankakee Bancorp, Inc., Liberty Bancorp, Marion Capital Holdings, Inc., Peoples Bancorp, Westco Bancorp, and Workingmens Capital Holdings, Inc. In addition, McDonald & Company compared such data of NCC with the following selected banking companies: Barnett Banks, Inc., Boatmen's Bancshares, Inc., CoreStates Financial Corp., First Bank Systems, Inc., Fleet Financial Group, First Union Corp., KeyCorp, Mellon Bank Corp., NBD Bancorp, Inc., Norwest Corp., Banc One Corp., PNC Bank Corp., SunTrust Banks, Inc., U.S. Bancorp, and Wachovia Corp. At the time, none of the companies listed above had announced a merger transaction or disclosed a possible interest in pursuing a possible merger transaction which would have significantly affected its stock market valuation.

     PRO FORMA MERGER ANALYSIS. McDonald & Company analyzed the changes in the per share amount of earnings, book value and indicated dividend represented by one share of CIB Common after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the three months ended March 31, 1994 and the twelve month periods ended December 31, 1993 and 1992. The analysis indicated, among other things, that exchanging one share of CIB Common at the Exchange Ratio for shares of NCC Common on a pro forma basis would have resulted in a 54.5% increase in earnings per share for each share of CIB Common for the three months ended March 31, 1994, a 13.3% decrease in book value per share for each share of CIB Common as of March 31, 1994, and a 164% increase in dividends per share for each share of CIB Common based on CIB's and NCC's indicated annual dividend rate as of July 25, 1994.

     ANALYSIS OF SELECTED MERGER TRANSACTIONS. McDonald & Company reviewed five groups of selected pending thrift acquisition transactions involving (i) mergers with transaction values between $40 million and $60 million, (ii) selling thrifts having equity to assets ratios greater than 10%, (iii) selling thrifts having a return on average assets greater than 1.00%, (iv) selling thrifts having non-performing assets as a percent of total assets less than 0.75%, and
(v) selling thrifts headquartered in the Midwest region of Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota, and Wisconsin. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last 12 months earnings of the acquired company, and the ratio of the offer value to assets in each such transaction and computed the mean and median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value and tangible book value of 152% to 166%, and 152% to 171%, respectively. Median multiples of earnings among the five groups ranged from 12.4x to 14.8x; and median ratios of offer value to assets ranged from 14% to 19%. Based on the Exchange Ratio and the CIB equivalent per share price as of July 22, 1994 of $28.485, the ratio of price to stated book value and tangible book value were each 133%, the multiple of price to the last 12 months earnings of CIB through March 31, 1994 was 17.0x and the ratio of price to assets at March 31, 1994 was 19%.

     NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO CIB, NCC, OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VALUES OR ACQUISITION VALUES OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

     DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that CIB could produce over a five year period from 1995 through 1999, under various assumptions, based upon CIB's management forecasts. McDonald & Company estimated the terminal value of CIB after the five year period by two methods: (i) projecting a perpetual growth rate of the terminal year's after-tax cash flows, and (ii) applying multiples ranging from 10x to 14x the terminal year's earnings. The cash flow streams and terminal values were then discounted to present values using different discount rates chosen to reflect different assumptions regarding the required rates of return of prospective buyers of CIB. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $20.14 to $30.19 per share of CIB Common. This analysis was based upon management projections including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by CIB, as well as the effects of the potential tax liability for conversion of Kokomo to a commercial bank charter. Management's projections are based upon many factors and assumptions, many of which are beyond the control of CIB or NCC. As indicated above, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities may trade at the present time or at any time in the future.

     In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, as described above, McDonald & Company's opinion and presentation to the CIB Board of Directors were one of many factors taken into consideration by the CIB Board of Directors in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company analyses described above should not be viewed as determinative of the CIB Board of Directors' conclusions with respect to the value of CIB or of the decision of the CIB Board of Directors to agree to the Exchange Ratio.

     McDonald & Company's opinions are based on economic and market conditions and other circumstances existing on, and information made available as of, the date of such opinion. In addition, the opinions do not address CIB's underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company is not rendering any opinion as to the value of CIB Common or NCC Common at the Effective Time.

     In connection with its opinion dated as of the date of this Prospectus and Proxy Statement, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

     McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. CIB's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of its substantial experience in transactions similar to the Merger. McDonald & Company is not affiliated with either CIB or NCC.

     In the ordinary course of business, McDonald & Company makes a market in CIB's Common and may actively trade the securities of CIB and NCC for its own account and for the accounts of its customers. Accordingly, at any time McDonald & Company may hold a long or short position in such securities. In addition, McDonald & Company from time to time has provided investment banking services to CIB and NCC and may provide such services to NCC in the future.

     For its services as financial advisor, CIB has paid McDonald & Company a retainer of $50,000 and a fee of $75,000 upon the rendering of the oral fairness opinion. Additional fees equal to $275,000 will be payable to McDonald & Company, with $45,000 due upon shareholder approval and $230,000 due upon consummation of the Merger. CIB has also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses and to indemnify McDonald & Company, its officers, directors and controlling persons against certain liabilities, including certain liabilities under federal securities law.

     THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY UPDATED AS OF THE DATE OF THIS PROSPECTUS AND PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS AND PROXY STATEMENT, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF MCDONALD & COMPANY SET FORTH IN THIS PROSPECTUS AND PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF CIB COMMON STOCK AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE SPECIAL MEETING.

TERMS OF THE MERGER

     The Merger Agreement provides for the merger of CIB with and into NCC. Upon consummation of the Merger, (a) the separate corporate existence of CIB will cease, (b) NCC will be the surviving corporation and will continue to be governed by the laws of Delaware, (c) the name of the surviving corporation will continue to be National City Corporation, (d) the Certificate of Incorporation and By-Laws of NCC in effect immediately prior to the Effective Time will become the Certificate of Incorporation and By-Laws of NCC, (e) the directors and officers of NCC will continue as the directors and officers of NCC, and (f) the title to all real estate and other property owned by CIB will be vested in NCC, and all proceedings, rights of creditors against and any liens upon the property of CIB will become the obligations of NCC.

CONVERSION OF SHARES OF CIB COMMON

     Conversion of Shares of CIB Common. At the Effective Time, (a) each then outstanding share of CIB Common not owned by NCC or any direct or indirect wholly owned subsidiary of NCC (except for any such shares of CIB Common held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or acquired in satisfaction of debt previously contracted ("DPC Shares") shall not be deemed owned by NCC), other than those shares of CIB Common held in the treasury of CIB, will be cancelled, retired and converted into the right to receive 1.08 shares of NCC Common; (b) each then outstanding share of CIB Common owned by NCC or any direct or indirect wholly owned subsidiary of NCC (except for any shares that are Trust Account Shares or DPC Shares) will be cancelled and retired; and (c) each share of CIB Common issued and held in CIB's treasury will be cancelled and retired. If between July 25, 1994 and the Effective Time, the shares of NCC Common are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio will be adjusted accordingly.

     No Fractional Shares. No certificates or scrip representing fractional shares of NCC Common will be issued in the Merger. No dividends or distributions of NCC will be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote as to any rights of stockholders of NCC. In lieu thereof, each holder of CIB Common who otherwise would have been entitled to a fractional share of NCC Common will receive cash in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the average of the per share closing price on the NYSE of NCC Common for the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Closing Date.

     Manner of Exchanging CIB Certificates for NCC Certificates. NCC has designated NCB to act as exchange agent (the "Exchange Agent") and Kokomo to act as forwarding agent in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate (a "Certificate") which immediately prior to the Effective Time represented outstanding shares of CIB Common a notice advising the holder of the effectiveness of the Merger accompanied by a letter of transmittal. The letter of transmittal will contain instructions with respect to the procedures to be followed in effecting the surrender of the Certificate for exchange therefor and will specify that delivery will be effected, and risk of loss and title to such Certificate will pass, only upon proper delivery of the Certificate to the Exchange Agent. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent promptly will deliver to the person entitled thereto a certificate(s) representing 1.08 shares of NCC Common for each share of CIB Common so represented by the Certificate surrendered by such holder thereof (and cash in lieu of a fractional share of NCC Common), and such Certificate will then be cancelled. If delivery of all or part of the shares of NCC Common is to be made to a person other than the person in whose name a surrendered Certificate is registered, it will be a condition to such delivery or exchange that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate so surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.

     CERTIFICATES FOR SHARES OF CIB COMMON SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A CIB SHAREHOLDER HAS RECEIVED A TRANSMITTAL LETTER AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY.

     Right to Shares of NCC Common. Until surrendered and exchanged in accordance with the procedures set forth in the letter of transmittal, after the Effective Time, each Certificate shall represent solely the right to receive
1.08 shares of NCC Common, multiplied by the number of shares of CIB Common evidenced by such Certificate, together with any dividends or other distributions as provided in "Distribution with Respect to

Unexchanged Certificates" below, and shall have no other rights except as described in "Voting With Respect to Unexchanged Certificates" below. One hundred eighty (180) days following the Effective Time, the Exchange Agent will deliver to NCC any shares of NCC Common and funds (including any interest received with respect thereto) which NCC has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to NCC (subject to abandoned property, escheat or other similar laws) with respect to the shares of NCC Common and cash in lieu of fractional shares deliverable or payable upon due surrender of their Certificates. Neither the Exchange Agent, NCC, nor CIB shall be liable to any holder of shares of CIB Common for any shares of NCC Common (or dividends, distributions or interest with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Distribution with Respect to Unexchanged Certificates. Whenever a dividend or other distribution is declared by NCC on the NCC Common, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable in the Merger, provided that no dividends or other distributions declared or made with respect to NCC Common with a record date that is more than 30 days after the mailing of the notice and letter of transmittal described in "Manner of Exchanging CIB Certificates for NCC Certificates" will be paid to the holder of any unsurrendered Certificate with respect to the shares of NCC Common represented thereby until the holder of such Certificate has surrendered such Certificate in accordance with the instructions set forth in the letter of transmittal. NCC will pay any dividends and make any other distributions with a record date prior to the Effective Time which may have been declared or made by CIB on CIB Common in accordance with the terms of the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

     Voting With Respect to Unexchanged Certificates. Holders of unsurrendered Certificates will not be entitled to vote after a date that is more than 30 days after the mailing of the notice and letter of transmittal described in "Manner of Exchanging CIB Certificates for NCC Certificates" at any meeting of NCC stockholders with respect to the number of shares of NCC Common represented by such Certificates, or exercise his other rights as a stockholder of NCC with respect thereto, unless and until he has surrendered those Certificates in accordance with the terms of the Merger Agreement.

     Lost Certificates. Any CIB shareholder who has lost or misplaced a Certificate for any of his or her shares of CIB Common should immediately call Bank One, Indianapolis, NA (telephone number: (317) 321-8110) for information regarding the procedures to be followed for replacing the lost certificate. Until such lost or replaced Certificate is found or a replacement Certificate is obtained, the CIB shareholder will be unable to properly submit the transmittal letter.

ASSUMPTION OF EMPLOYEE AND DIRECTOR STOCK OPTIONS

     The Merger Agreement provides that all rights under any stock option granted by CIB pursuant to CIB's Stock Option Plan and CIB's 1993 Stock Option Plan (collectively, the "CIB Option Plans") that remain unexercised immediately prior to the Effective Time ("Unexercised Options") will be assumed by NCC, but will thereafter represent the right to acquire that number of shares of NCC Common to which the optionee would have been entitled pursuant to the Exchange Ratio if immediately prior to the Merger the optionee had fully exercised the option and had been a shareholder of record of CIB. The option price of each option will be adjusted to the extent necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of the Merger Agreement, and, in addition, each option which is an incentive stock option shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. On or before the Effective Time, NCC will file, and maintain the effectiveness of, a registration statement with the Commission covering the Unexercised Options and the sale of the NCC Common issued upon the exercise of the Unexercised Options. At the Effective Time, all of the CIB Option Plans will be terminated with respect to the granting of any additional options or option rights. See pages 27 through 28 for the description of the impact of the Merger on CIB's other employee benefit plans.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations. The respective obligations of each of NCC and CIB to effect the Merger are subject to the fulfillment or waiver of certain conditions, including, but not limited to, the following conditions:

          (a) The Articles Amendment and the Merger Agreement and the Merger shall have been approved and adopted by the shareholders of CIB;

          (b) The NCC Common issuable in the Merger shall have been authorized for listing on the NYSE, upon official notice of issuance;

          (c) All material authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, all or any government agency, including, without limitation, the FRB and the OTS, which are necessary for the consummation of the Merger, shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; provided, however, that no such authorization, consent, order or approval shall be deemed to have been received if it shall include any conditions or requirements which would so reduce the economic or business benefits of the transactions contemplated by the Merger Agreement so as to render inadvisable, in the reasonable opinion of the Boards of Directors of either NCC or CIB, the consummation of the Merger;

          (d) The Registration Statement shall have become effective in accordance with the provisions of the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect;

          (e) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect; and

          (f) Barnes & Thornburg shall have delivered to CIB and NCC their opinion substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. See "MERGER -- Certain Federal Income Tax Consequences."

     Conditions to CIB's Obligations. The obligation of CIB to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) NCC shall have performed in all material respects its covenants contained in the Merger Agreement to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of NCC contained in the Merger Agreement shall be true in all material respects as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Merger Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or will be true in all material respects at such time or times;

          (c) CIB shall have received all officers' certificates of NCC required by the Merger Agreement; and

          (d) CIB shall have received an opinion from McDonald & Company dated as of the date of the Special Meeting stating that the Exchange Ratio is fair to CIB's shareholders from a financial point of view.

     Conditions to NCC's Obligations. The obligation of NCC to effect the Merger also is subject to the fulfillment or waiver of additional conditions, including, but not limited to, the following conditions:

          (a) CIB shall have performed in all material respects its covenants contained in the Merger Agreement to be performed by it at or prior to the Effective Time;

          (b) The representations and warranties of CIB contained in the Merger Agreement shall be true in all material respects as of the Effective Time as if made at and as of the Effective Time, except as expressly contemplated or permitted by the Merger Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or will be true in all material respects at such time or times; and

          (c) NCC shall have received all officers' certificates of CIB required by the Merger Agreement.

REGULATORY APPROVALS

     The Merger is subject to approval by the FRB under the BHCA. The BHCA prohibits the FRB from approving the Merger if (a) it would result in a monopoly; (b) it would be in furtherance of any combination or conspiracy to monopolize the business of banking in any part of the United States; (c) its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly; or (d) it would be in any other manner in restraint of trade, unless the FRB finds that any anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day after approval by the FRB, during which time the Merger may be challenged on antitrust grounds by the Department of Justice.

     In addition, the BHCA requires that the FRB take into consideration, among other facts, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The FRB has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977.

     NCC (with the assistance of CIB) filed an application for the FRB approval of the Merger, and the Merger was approved by the FRB on October 20, 1994.

     NCC and CIB are not aware of any other governmental approvals or actions that are required for consummation of the Merger, except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and would not be conditioned in a manner that would cause NCC to abandon the Merger.

WAIVER; AMENDMENT; TERMINATION

     Waiver. Any party to the Merger Agreement may, by written notice to the other parties thereto, (a) extend the time for the performance of any of the obligations or other actions of the other party under the Merger Agreement; (b) waive any inaccuracies in the representations or warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; (c) waive compliance with any of the conditions or covenants of the other party contained in the Merger Agreement; or (d) waive or modify performance of any of the obligations of the other party under the Merger Agreement. Notwithstanding these provisions, the Merger cannot be consummated unless the shareholders of CIB approve the Articles Amendment, the Merger Agreement, and the Merger by the requisite affirmative votes. See "MERGER -- Regulatory Approvals" and "THE ANNUAL MEETING -- Record Date and Voting Rights."

     Amendment. Subject to the applicable provisions of the DGCL and the IBCL, the Merger Agreement may be amended or supplemented upon the written agreement of NCC and CIB at any time, provided that an amendment may not be made after any shareholder approval of the Merger Agreement which reduces or changes the form of the Merger consideration without further shareholder approval.

     Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by shareholders of CIB of the Merger Agreement, under the following circumstances:

          (a) by the mutual consent of the Board of Directors of NCC and the Board of Directors of CIB;

          (b) by the Board of Directors of either NCC or CIB if the Merger shall not have been consummated on or before June 30, 1995 or if the Merger Agreement is not approved by the CIB shareholders at CIB's Special Meeting (provided the terminating party is not otherwise in material breach of its obligations under the Merger Agreement);

          (c) by the Board of Directors of CIB if any of the conditions to CIB's obligation to consummate the Merger have not been met or waived by CIB at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to CIB's Obligations";

          (d) by the Board of Directors of NCC if any of the conditions to NCC's obligation to consummate the Merger have not been met or waived by NCC at such time as such conditions can no longer be satisfied. See "MERGER -- Conditions to the Merger -- Conditions to Each Party's Obligations" and "Conditions to NCC's Obligations"; and

          (e) by CIB if both of the following conditions are met:

             (i) the Market Price of NCC Common is less than $24.50; and

             (ii) the number obtained by dividing the Market Price of NCC Common by $26.375 (the closing price of NCC Common on the NYSE on July 22, 1994, the trading day immediately preceding the public announcement of the Agreement) is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting 0.10 from the quotient. For purposes of the
        Agreement:

                (A) the term "KBW 49" means the 50 bank holding companies listed in the Keefe Bruyette & Woods, Inc. KBW 50 Total Return Index excluding NCC. In the event that the companies comprising the KBW 49 are changed, the weights attributed to the resulting companies shall be adjusted proportionately for purposes of determining both the Initial Index Price and Final Index Price.

                (B) the term "Initial Index Price" means the market-capitalization-weighted average of the closing prices on July 22, 1994 of the common stock of the companies comprising the KBW 49;

                (C) the term "Final Price" of any company belonging to the KBW 49 means the average of the daily closing sale prices of a share of the common stock of such company, reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Closing Date; and

                (D) the term "Final Index Price" means the market-capitalized-weighted average of the Final Prices for all of the companies comprising the KBW 49.

     The Agreement provides that if NCC or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between July 25, 1994 and the fifth trading date prior to the Closing Date, the closing prices for the common stock of such company will be appropriately adjusted for purposes of the foregoing definitions so as to be comparable to the price on July 25, 1994.

     Expenses. (a) If the Merger is consummated, it is estimated that the costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be $1.0 million in the aggregate.

     (b) In the event the Merger Agreement is terminated by NCC or CIB because of the willful breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in the Agreement, and if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in the Merger Agreement, then the breaching party shall pay all costs and expenses of the terminating party; provided, however, that if the Merger Agreement is terminated under circumstances other than the ones described above in this paragraph, all costs and expenses incurred in connection with the Merger Agreement, and the transactions contemplated thereby will be paid by the party incurring such costs and expenses. If termination is due to a willful breach, the payment of expenses pursuant to the Merger Agreement shall not constitute the non-breaching party's sole legal remedy. Final settlement with respect to payment of fees and expenses by the parties shall be made within 30 days of the termination of the Merger Agreement.

     Assignment. Without the prior written consent of the other parties to the Agreement, neither NCC nor CIB may assign any of its rights or delegate any of its obligations under the Agreement.

EFFECTIVE TIME

     As soon as practicable after satisfaction or waiver of all conditions to the Merger under the Merger Agreement, NCC and CIB shall cause a certificate of merger complying with the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and articles of merger complying with the requirements of the IBCL (the "Articles of Merger") to be filed with the Secretary of State of the State of Indiana, respectively. The Merger will become effective at the later of (a) the times at which such filings are made with the Secretaries of State of the States of Delaware and Indiana (the "Effective Time") or (b) such later dates as are specified in such filings. NCC and CIB currently anticipate that the Merger will be completed late in the fourth calendar quarter of 1994 or early in the first calendar quarter of 1995. Delays in the completion of the Merger could occur, however, as a result of delays in obtaining the necessary regulatory approvals. See "MERGER -- Regulatory Approvals." In the event the Merger is not consummated on or before June 30, 1995, either NCC or CIB may terminate the Merger Agreement. See "MERGER
- - - -- Waiver; Amendments; Termination -- Termination."

CONDUCT OF CIB'S BUSINESS PENDING THE MERGER

     General. The Merger Agreement requires that from July 25, 1994 to the Effective Time, CIB and its subsidiaries conduct their respective business only in, and not take any action except in, the ordinary course of business consistent with past practice. CIB has covenanted to use reasonable efforts to preserve intact the business organization of CIB and each of its subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with CIB or its subsidiaries. In addition, the Merger Agreement restricts CIB and its subsidiaries from engaging in certain transactions during the interim period from July 25, 1994 to the Effective Time, unless approved in writing by NCC, including, among other things, (a) incurring any indebtedness for borrowed money (other than in the ordinary course of business consistent with past practice or short term indebtedness incurred to refinance short term indebtedness and indebtedness of CIB or any of its subsidiaries), assuming, guaranteeing, endorsing or otherwise as an accommodation becoming responsible for the obligations of any other person or entity, or making any loan or advance, other than in the ordinary course of business consistent with past practice; (b) making any change or amendment to their respective articles of incorporation or by-laws (or comparable governing instruments); (c) issuing or selling any shares of capital stock or any other securities (other than pursuant to the exercise of stock options outstanding as of July 25, 1994 issued under the CIB Option Plans) or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of the foregoing or entering into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjusting, splitting, combining or reclassifying any of their capital stock or other securities or making any other changes in their capital structures; (d) granting any additional options under any CIB Option Plans; (e) declaring, setting aside, paying or making any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchasing or redeeming, any shares of their capital stock, other than (i) regular quarterly cash dividends on CIB Common in an amount not to exceed $0.1275 per share of CIB Common for the quarter ending September 30, 1994, not to exceed $0.1325 per share of CIB Common for the quarter ending December 31, 1994 and not to exceed $0.1375 per share of CIB Common for the quarter March 31, 1995 or later (the parties agreeing that they will cooperate so that there will not be any duplication or omission of a dividend payment to CIB shareholders during any quarter) and (ii) dividends paid by any CIB subsidiary to another CIB subsidiary or CIB with respect to its capital stock between July 25, 1994 and the Effective Time; (f) adopting or amending (except as required by law or amending existing employment contracts to provide for a June 30, 1997 termination date) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment, welfare benefit or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increasing the compensation or fringe benefits of any director, officer or employee or paying any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or taking any action or granting any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or entering into any contract, agreement, commitment or arrangement to do any of the foregoing.

     Certain Policies. The Merger Agreement requires CIB to use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of NCC and generally accepted accounting principles; provided, however, that CIB shall not be required to modify or change any such policies or practices until (a) such time as NCC acknowledges that all conditions to its obligation to consummate the Merger have been waived or satisfied and (b) immediately prior to the Effective Time. CIB's representations, warranties or covenants contained in the Merger Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes. CIB does not currently anticipate that such changes or modifications, assuming the Merger is consummated during the fourth calendar quarter of 1994, will in the aggregate result in any material change in the valuation of CIB's assets.

     Acquisition Proposals. The Merger Agreement provides that each of CIB and its subsidiaries shall not, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly,
(a) solicit or initiate any proposals or offers from any other person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, CIB or any of its subsidiaries (each such transaction an "Acquisition Event") or (b) except to the extent that the Board of Directors of CIB is required in the exercise of its fiduciary duties in accordance with applicable law (based on the written advice of its legal counsel), participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, an Acquisition Event. CIB has agreed to cease any existing activities, discussions or negotiations with any other parties conducted prior to the execution of the Merger Agreement with respect to any Acquisition Event. CIB has agreed to notify NCC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, CIB.

INTEREST OF MANAGEMENT IN THE MERGER

EMPLOYEE MATTERS

     The Agreement provides that upon consummation of the Merger, NCC shall honor, on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits of any person under all of CIB's employee plans or agreements. Moreover, former CIB and Kokomo employees will be provided direct compensation and fringe benefits, including NCC's "Flex" program and 401(k) Savings and Investment Plan, on terms no less favorable than those benefits provided to other employees of National City Bank, Indiana ("NCB").

     NCC will assume, and NCB will guarantee, the existing employment agreements between Kokomo and Robert J. Heltzel, Donald L. McCauley, Timothy A. Renie and James E. Fritz, four of CIB's executive officers. Those employment agreements will be amended prior to the Effective Date to provide for termination dates of June 30, 1997, and will not be renewed thereafter.

     Under the employment agreements, the employee receives an initial salary equal to his current salary, subject to increases approved by CIB's Board of Directors. The employee may terminate his employment upon sixty days' written notice to his employer. The employer may discharge the employee for "cause" (as defined in the contract) at any time or in certain events specified by OTS regulations. If the employer terminates the employee's employment for other than "cause" or if the employee terminates his own employment for "cause" (as defined in the contract), the employee will receive his base compensation under the contract (a) for an additional three years if the termination follows a change of control, or (b) for the remaining term of the contract if the termination does not follow a change of control. Moreover, within a period of three months after such termination following a change of control, the employee will have the right to cause his employer to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. The term "change of control" does not include an acquisition approved in advance by CIB's Board of Directors.

     Upon the Effective Time, NCB will assume, and NCC will guarantee, all obligations of CIB and Kokomo to former officers, directors and employees of First Federal Savings and Loan Association of Peru ("Peru"), and their spouses, set forth in the Merger Agreement dated September 8, 1993, among CIB, Kokomo and Peru (the "Peru Merger Agreement") concerning, among other things, the creation and continuation of an advisory board of directors comprised of former Peru directors until the death of such persons, the provision of group medical insurance to former Peru advisory directors, directors, employees and retirees and their spouses, and the provision of life insurance to former directors, officers and employees of Peru for such periods and in such amounts and subject to such terms as are provided for in the Peru Merger Agreement, as though NCB were a party thereto.

     Upon consummation of the merger of Kokomo into NCB, each of CIB's current directors will become an advisory director of NCB's Logansport, Kokomo and Peru branch operations and will continue to serve as such, subject to physical and mental fitness, as long as he is willing to do so until reaching age 70. As advisory directors, they shall be paid the same fees they are currently earning as directors of CIB, subject to inflationary or merit increases made at NCB's discretion. Fred McClung, an advisory director of Kokomo, will also become an advisory director of NCB and shall serve as such until December 31, 1995, receiving 90% of the advisory director fees paid to CIB's directors following the merger of Kokomo into NCB.

     Kokomo's Financial Institutions Retirement Fund will be terminated and frozen as of the Effective Time and all employees of CIB and Kokomo at the Effective Time will be eligible to participate in NCC's retirement plan, receiving credit for past service for vesting and eligibility purposes under that NCC plan. Participants will be given the opportunity to roll their fully vested accounts under Kokomo's Financial Institutions Retirement Fund into NCC's 401(k) Savings and Investment Plan or to continue to participate in the frozen thrift plan. Past service credit for vesting and eligibility will be provided to former CIB and Kokomo employees under NCC's 401(k) Savings and Investment Plan.

     The 12 employees of Kokomo who have attained age 55 and have at least 15 years of services with CIB or Kokomo (including two executive officers of CIB) will be provided a cash payment equal to the actuarial equivalent present value of the increased benefits such employees would have received under Kokomo's Financial Institutions Retirement Fund had it remained in effect for three years following the Effective Time (taking into account any cost of living payments which would have accrued with respect to the increased payments provided in Kokomo's Financial Institutions Retirement Fund) reduced by the actuarial equivalent present value of the projected benefit to be received by such employees for participation in the NCC retirement plan during such 3-year period.

     CIB's Employee Stock Purchase Plan will be terminated at the Effective Time or shortly thereafter, and benefits paid out in accordance with the terms of that plan.

     Any employees of CIB or Kokomo not retained by NCC or its subsidiaries following the Merger will be entitled to severance pay pursuant to NCC severance pay programs.

     NCC's group insurance program will be provided to former CIB and Kokomo employees and to present and specified future retirees to the extent such retirees were entitled to such insurance under arrangements of CIB or Kokomo in effect at the time the Merger Agreement was executed.

     Deferred directors' fees held in accounts of Kokomo for former CIB director Fred McClung and current CIB director, Stephen A. Kiley, will be held in similar accounts by NCB following the Effective Time, will continue to accrue interest as provided in CIB's Unfunded Deferred Compensation Plan and will be paid out in accordance with the terms of such Plan (although in Mr. Kiley's case, those fees will become payable when he ceases to be an advisory director of NCB).

     For the treatment of CIB stock options in the Merger, see
"MERGER -- Assumption of Employee and Director Stock Options."

INDEMNIFICATION AND INSURANCE

     The Merger Agreement provides that, from and after the Effective Time, NCC will assume and honor any obligation of CIB immediately prior to the Effective Time with respect to the indemnification of each person who was on July 25, 1994, or has been at any time prior to July 25, 1994, or who becomes prior to the Effective Time, a director or officer of CIB or any of its subsidiaries or was serving at the request of CIB as a director, officer of any domestic or foreign corporation, joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnitees") arising out of CIB's Articles or CIB's By-Laws or any indemnification (to the maximum extent available thereunder) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed) of CIB or any of its subsidiaries. The Merger Agreement further provides that, for a period of two years after the Effective Time, NCC will provide to the officers and directors of CIB directors and officers insurance coverage (up to $20,000,000) with respect to claims not known by CIB prior to the Effective Date but which arise from factors or events which occur before the Effective Time. Following the Effective Time, NCB will provide CIB and CIB Subsidiary employees who become officers of NCB with the same directors and officers liability coverage and indemnification that NCB provides to other NCB officers.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Pursuant to the terms of the Merger Agreement, NCC and CIB have received the opinion of Barnes & Thornburg to the effect that, on the basis of facts, representations and assumptions set forth in such opinion or contained in this Prospectus and Proxy Statement or certificates of officers of CIB and NCC (including, among others, representations that (a) to the best knowledge of CIB, there is no agreement or plan on the part of the shareholders of CIB to dispose of any shares of NCC Common received in the Merger, (b) there is no agreement or plan for NCC to reacquire any of the NCC Common issued pursuant to the Merger, and (c) there is no agreement or plan on the part of NCC's management to dispose of any significant assets of CIB after the Merger other than the contemplated merger of Kokomo into NCB, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly, for United States federal income tax purposes:

          (i) no gain or loss will be recognized by NCC or CIB as a result of the Merger;

          (ii) no gain or loss will be recognized by shareholders of CIB who exchange their shares of CIB Common solely for shares of NCC Common pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NCC Common);

          (iii) the tax basis of shares of NCC Common received by shareholders of CIB who exchange all of their shares of CIB Common solely for shares of NCC Common in the Merger will be the same as the tax basis of the shares of CIB Common surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

          (iv) the holding period of the shares of NCC Common received in the Merger will include the period during which the shares of CIB Common surrendered in exchange therefor were held, provided such shares of CIB Common were held as capital assets at the Effective Time.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW. SUCH DISCUSSION MAY NOT BE APPLICABLE TO A CIB SHAREHOLDER WHO ACQUIRED SHARES OF CIB COMMON PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. EACH CIB SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

ACCOUNTING TREATMENT

     The Merger, if completed as proposed, will be treated as a purchase for accounting and financial reporting purposes. Under the purchase method of accounting, all identifiable tangible and intangible assets and liabilities of CIB will be recorded by NCC at their respective fair values at the Effective Time of the Merger as determined solely by NCC from its perspective as the purchaser of those assets. The expected excess of the consideration paid by NCC at the Effective Time over the fair value of CIB's tangible and intangible assets as adjusted by NCC less the liabilities will be accounted for as goodwill, and will be amortized over 20 years. See "PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION."

RESALES BY AFFILIATES

     The shares of NCC Common issued to CIB shareholders pursuant to the Merger Agreement will have been registered under the Securities Act of 1933, as amended (the "1933 Act"), but such registration does not cover resales by shareholders of CIB who may be deemed to be "affiliates" of CIB, as that term is used in paragraphs (c) and (d) of Rule 145 promulgated under the 1933 Act.

APPRAISAL AND DISSENTERS' RIGHTS

     NCC. Because NCC Common is listed on the NYSE and is held of record by more than 2,000 stockholders, and because no vote of the holders of NCC Common is required for approval of the Merger, stockholders of NCC are not entitled to appraisal or dissenters' rights under the DGCL in connection with the Merger.

     CIB. Section 23-1-44-8(b) of the IBCL provides that no dissenters' rights under the IBCL shall be available for the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which a merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were registered on a United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or traded on NASDAQ or a similar market. Because CIB Common is traded on NASDAQ, shareholders of CIB are not entitled to appraisal or dissenters' rights in connection with the Merger.

THE OPTION

     As a condition to NCC's entering into the Merger Agreement, and in consideration therefor, CIB entered into the Option Agreement, pursuant to which CIB granted NCC the Option on July 25, 1994. The Option Agreement is intended to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for another party to obtain control of or acquire CIB.

     Grant of Option. The Option entitles NCC to purchase up to 326,000 fully paid and non-assessable shares of CIB Common, representing 19.9% of the shares of CIB Common issued and outstanding as of July 25, 1994 without giving effect to any shares subject or issued pursuant to the Option, at a price of $28.75 per share; provided, however, that in the event CIB issues or agrees to issue any shares of CIB Common (other than as permitted pursuant to the CIB Option Plans as provided under the Agreement) at a price less than $28.75 per share (as adjusted as described below), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further, that in no event may the number of shares for which the Option is exercisable at any time exceed 19.9% of the issued and outstanding shares of CIB Common without giving effect to any shares subject or issued pursuant to the Option. The aggregate purchase price for the shares of CIB Common that may be purchased upon the exercise of the Option at the original Option Price is $9,372,500.

     Triggering Events; Exercise of Option. The Option Agreement provides that NCC may exercise the Option, in whole or in part, if both an Initial Triggering Event (as defined below) and a Subsequent Triggering Event (as defined below) shall have occurred prior to the occurrence of an Exercise Termination Event (as defined below), provided that NCC shall have sent to CIB written notice of such exercise within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals for the exercise of the Option and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise).

     For purposes of the Option Agreement:

     (a) The term "Initial Triggering Event" means any of the following events or transactions occurring after July 25, 1994:

          (i) CIB, or any of its subsidiaries, without having received NCC's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of the Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder), or the Board of Directors of CIB shall have recommended that the shareholders of CIB approve or accept any Acquisition Transaction other than the Merger. For purposes of the Option Agreement, the term "Acquisition Transaction" means (A) a merger or consolidation, or any similar transaction, involving CIB or its thrift subsidiary (the "Significant Subsidiary"), (B) a purchase, lease or other acquisition of all or substantially all of the assets of CIB or the Significant Subsidiary, or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of CIB or the Significant Subsidiary; provided, however, the term "Acquisition Transaction" specifically does not include any merger or consolidation among CIB and/or its subsidiaries;

          (ii) The Board of Directors of CIB does not recommend that the shareholders of CIB approve the Articles Amendment or the Merger Agreement;

          (iii) Any person other than NCC, any stockholder of NCC who, at July 25, 1994, beneficially held 10% or more of the outstanding shares of NCC Common, any subsidiary of NCC or any subsidiary of CIB acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of CIB Common (the term "beneficial ownership" for purposes of the Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder);

          (iv) Any person other than NCC or any subsidiary of NCC shall have made a bona fide proposal to CIB or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (v) After a proposal is made by a third party to CIB or its shareholders to engage in an Acquisition Transaction, CIB shall have breached any covenant or obligation contained in the Merger Agreement and such breach (A) would entitle NCC to terminate the Merger Agreement and (B) shall not have been cured prior to the date of the notice of the exercise of the Option; or

          (vi) Any person other than NCC or any subsidiary of NCC, other than in connection with a transaction to which NCC has given its prior written consent, shall have filed an application with the FRB or other governmental agency for approval to engage in an Acquisition Transaction.

     (b) The term "Subsequent Triggering Event" means either of the following events or transactions occurring after July 25, 1994:

          (i) The acquisition by any person of beneficial ownership of 15% or more of the then outstanding shares of CIB Common other than by any person who, at July 25, 1994, beneficially owned more than 15% of the outstanding shares of CIB Common; or

          (ii) The occurrence of the Initial Triggering Event described above in clause (a)(i), except that the percentage referred to in subclause
     (a)(i)(C) shall be 15%.

     (c) Each of the following events constitutes an "Exercise Termination
Event":

          (i) immediately prior to the Effective Time;

          (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or

          (iii) the passage of nine months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event; provided, that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. For purposes of the Option Agreement, the term "Last Triggering Event" means the last Initial Triggering Event to occur.

As of the date hereof, no Initial Triggering Event or Subsequent Triggering Event has occurred.

     The Merger Agreement may be terminated at any time prior to the Effective Time by either NCC or CIB if the Merger is not approved at the Special Meeting of Shareholders of CIB (provided that the terminating party is not otherwise in material breach of its obligations under the Agreement). Accordingly, if no Initial Triggering Event has occurred, in the event that the CIB shareholders do not approve the Merger Agreement at the Special Meeting, and either NCC or CIB terminates the Merger Agreement as a result thereof, the Option shall terminate.

     In the event of any change in CIB Common by reason of a stock dividend, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares or similar transaction, the type and number of shares of CIB Common subject to the Option and the purchase price therefor will be adjusted appropriately.

     Whenever the number of shares of CIB Common purchasable upon exercise of the Option is adjusted as provided in the preceding paragraph, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of CIB Common purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of CIB Common purchasable after the adjustment.

     Repurchase of Option. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, at the request of NCC, delivered within 30 days of the Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), CIB (a) shall repurchase the Option from NCC at a price (the "Option Repurchase Price") equal to (i) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, plus (ii) NCC's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (b) shall repurchase such number of shares of CIB Common issued upon total or partial exercise of the Option (the "Option Shares") from NCC as NCC shall designate at a price (the "Option Share Repurchase Price") equal to
(i) the market/offer price multiplied by the number of Option Shares so designated plus (ii) NCC's Out-of-Pocket Expenses (to the extent not previously reimbursed).

     For purposes of the Option Agreement:

     (a) The term "Out-of-Pocket Expenses" means NCC's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees.

     (b) The term "market/offer price" means the highest of

          (i) the price per share of CIB Common at which a tender offer or exchange offer therefor has been made after July 25, 1994;

          (ii) the price per share of CIB Common to be paid by any third party pursuant to an agreement with CIB;

          (iii) the highest closing price for shares of CIB Common within the 30-day period immediately preceding the date NCC gives notice of the required repurchase of the Option or the Option Shares, as the case may be; or

          (iv) in the event of a sale of all or substantially all of CIB's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of CIB as determined by a nationally recognized investment banking firm selected by NCC, divided by the number of shares of CIB Common outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash will be determined by a nationally recognized investment banking firm selected by NCC, whose determination will be conclusive and binding on all parties.

     Substitute Option. The Option Agreement provides that in the event that prior to an Exercise Termination Event, CIB enters into an agreement (a) to consolidate or merge with any person, other than NCC or one of its subsidiaries, and CIB is not the continuing or surviving corporation of such consolidation or merger, (b) to permit any person, other than NCC or one of its subsidiaries, to merge into CIB and CIB is the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of CIB Common are changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of CIB Common after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (c) to sell or otherwise transfer all or substantially all of its assets to any person, other than NCC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction must make proper provision so that the Option shall, upon the consummation of any such transaction, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of NCC, of either (i) the Acquiring Corporation (as defined below) or (ii) any person that controls the Acquiring Corporation. For purposes of the Option Agreement, the term "Acquiring Corporation" means (A) the continuing or surviving corporation of a consolidation or merger with CIB (if other than CIB), (B) CIB in a merger in which CIB is the continuing or surviving corporation, and (C) the transferee of all or substantially all of CIB's assets.

     The Substitute Option shall have the same terms as the Option; provided, however, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to NCC. The Option Agreement provides that CIB may not enter into any transaction described above triggering a Substitute Option unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of CIB under the Option Agreement. The Option Agreement further provides that the issuer of the Substitute Option shall enter into an agreement with NCC in substantially the same form as the Option Agreement, which agreement shall be applicable to the Substitute Option and shall provide for the repurchase of the Substitute Option and any shares of the issuer issued pursuant thereto on terms similar to the repurchase of the Option and the Option Shares.

     The Substitute Option will be exercisable for such number of shares of common stock of the issuer of the Substitute Option ("Substitute Common Stock") as is equal to the market/offer price multiplied by the number of shares of CIB Common for which the Option is then exercisable, divided by the Average Price. For purposes of the Option Agreement, the term "Average Price" means the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of a share of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if CIB is the issuer of the Substitute Option, the Average Price will be computed with respect to a share of common stock issued by the person merging into CIB or by any company which controls or is controlled by such person, as NCC may elect. The exercise price of the Substitute Option per share of Substitute Common Stock will then be equal to the Option Price multiplied by a fraction, the numerator of which will be the number of shares of CIB Common for which the Option is then exercisable and the denominator of which will be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     The Option Agreement provides that the Substitute Option may not be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise, the issuer of the Substitute Option will be required to make a cash payment to NCC equal to the excess of (a) the value of the Substitute Option without giving effect to the foregoing limitation over (b) the value of the Substitute Option after giving effect to the foregoing limitation. Such difference in value will be determined by a nationally recognized investment banking firm selected by NCC.

     Registration Rights. Within 30 days after the occurrence of a Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act), NCC may request CIB to prepare and file a registration statement with the Commission if such registration is necessary to permit the sale or other disposition of the shares of CIB Common purchased upon exercise of the Option. CIB is required to use its best efforts to cause such registration statement to become effective and then to remain effective for 180 days or such shorter time as may be reasonably necessary to effect such sales or dispositions. NCC has the right to demand two such registrations. CIB also will permit NCC to include the sale of some or all shares of CIB Common purchased upon exercise of the Option in certain registration statements initiated by CIB.

     Assignment of Option. Neither NCC nor CIB may assign any of its rights or obligations under the Option Agreement or the Option to any other person without the express written consent of the other party, except that in the event a Subsequent Triggering Event occurs prior to an Exercise Termination Event, NCC may assign, in whole or in part, its rights and obligations under the Option Agreement or the Option within 30 days following such Subsequent Triggering Event (or such later date as is necessary to obtain all regulatory approvals and for the expiration of all statutory waiting periods, and to avoid liability under Section 16(b) of the Exchange Act); provided, however, that until the date 30 days following the date at which the FRB approves an application by NCC under the BHCA to acquire the shares of CIB Common subject to the Option, NCC may not assign its rights under the Option except in (a) a widely dispersed public distribution, (b) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of CIB, (c) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on NCC's behalf, or (d) any other manner approved by the FRB.

     Termination of Option. The option will terminate upon the occurrence of an Exercise Termination Event. In the event that the holder of the Option or the owner of Option Shares or any affiliate thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then
(a) in the case of a holder of the Option or any affiliate thereof, the Option held by it will immediately terminate, and (b) in the case of an owner of Option Shares or any affiliate thereof, the Option Shares held by it will be immediately repurchasable by CIB at the Option Price.

     Additional Provisions. Certain rights and obligations of NCC and CIB under the Option Agreement are subject to receipt of required regulatory approvals. Among other things, the approval of the FRB is required for the acquisition by NCC of more than 5% of the outstanding shares of CIB Common. Accordingly, an application for FRB approval of the exercise of the Option has been filed as part of the application referred to on page 65 above. Article 11 of CIB's Articles of Incorporation prohibits any person from acquiring over 10% of CIB's outstanding shares of Common Stock, subject to certain limited exceptions. Shares acquired in violation of this provision may not be voted.

     State Takeover Law. Under the IBCL, without prior approval of its board of directors, an issuing public corporation is prohibited from engaging in any "business combination" with an "interested shareholder" for a five-year period after the date upon which the shareholder attains this status. See "GENERAL COMPARISON OF NCC AND CIB CAPITAL STOCK -- Antitakeover Statutes -- Indiana Business Combination Statute." Neither the grant nor the exercise of the Option has made (or would make) NCC subject to this five-year prohibition because CIB's Board of Directors approved NCC becoming an "interested shareholder" by reason of the Option and the grant of the Option to NCC prior to the date of the granting of the Option.

     Indiana law also restricts the voting rights of "control shares" acquired in a "control share acquisition" to those voting rights granted by a resolution approved by a majority of the outstanding voting shares excluding certain "interested shares." See "GENERAL COMPARISON OF NCC AND CIB CAPITAL STOCK -- Antitakeover Statutes -- Indiana Control Share Acquisitions Statute." The application of the Indiana Control Share Acquisitions Statute were to be reinstated and NCC exercises the Option and purchases 326,000 shares of CIB Common, representing 19.9% of the shares of CIB Common issued and outstanding as of July 25, 1994, such acquisition would not fall within the minimum range (which begins at 20%) resulting in the restriction of voting rights under this statute.

                               PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The unaudited financial information on the following pages presents (a) the historical consolidated balance sheets of both NCC and CIB at September 30, 1994 and the pro forma condensed combined consolidated balance sheet as of September 30, 1994, giving effect to the Merger as if it had occurred on that date; and
(b) the historical consolidated statements of income of both NCC and CIB and the pro forma condensed combined consolidated statements of income for the nine months ended September 30, 1994 and the year ended December 31, 1993, giving effect to the Merger as if it had occurred at January 1, 1993.

     The financial information assumes all of the outstanding shares of CIB Common are converted into shares of NCC Common. The pro forma information is based on the historical financial statements, giving effect to the Merger under the purchase method of accounting. The pro forma statements do not reflect any direct costs or potential savings which may result from the consolidation of the operations of CIB and NCC, and may not be indicative of the results that actually would have occurred had the Merger been consummated on the dates indicated, or which may be attained in the future.

                                     NCC

                            PRO FORMA BALANCE SHEET

                            AS OF SEPTEMBER 30, 1994

                                                                         PRO FORMA         NCC
           Dollars in Thousands                  NCC          CIB       ADJUSTMENTS     PRO FORMA
                                             -----------    --------    -----------    -----------
ASSETS
  Total loans..............................  $22,298,612    $163,190      ($1,000)     $22,460,802
  Allowance for loan losses................     (467,272)     (2,320)                     (469,592)
                                             -----------    --------    -----------    -----------
     Net loans.............................   21,831,340     160,870       (1,000)      21,991,210
  Securities...............................    4,905,335      52,113         (713)       4,956,735
  Federal funds sold and security resale
     agreements............................      388,925                                   388,925
  Cash and other money market
     instruments...........................    2,150,283      27,001                     2,177,284
  Properties and equipment, net............      386,974       1,664                       388,638
  Other assets.............................    1,451,056       2,190       17,396        1,470,642
                                             -----------    --------    -----------    -----------
       TOTAL ASSETS........................  $31,113,913    $243,838      $15,683      $31,373,434
                                              ==========    ========    ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Interest bearing deposits................  $ 4,726,733    $200,812                   $ 4,927,545
  Noninterest bearing deposits.............   18,190,677                                18,190,677
                                             -----------    --------    -----------    -----------
     Total deposits........................   22,917,410     200,812                    23,118,222
  Federal funds borrowed and security
     repurchase agreements.................    2,395,827                                 2,395,827
  Borrowed funds...........................    1,832,172                                 1,832,172
  Accrued expenses and other liabilities...      579,926       6,782      $ 2,254          588,962
  Corporate long term debt.................      748,104                                   748,104
                                             -----------    --------    -----------    -----------
       TOTAL LIABILITIES...................   28,473,439     207,594        2,254       28,683,287
STOCKHOLDERS' EQUITY
  Preferred stock..........................      189,290                                   189,290
  Common stock.............................      600,595                    7,498          608,093
  Capital surplus..........................       99,712      13,134       29,041          141,887
  Retained earnings........................    1,760,907      23,110      (23,110)       1,760,907
  Unallocated shares held by ESOP..........      (10,030)                                  (10,030)
                                             -----------    --------    -----------    -----------
       TOTAL STOCKHOLDERS' EQUITY..........    2,640,474      36,244       13,429        2,690,147
                                             -----------    --------    -----------    -----------
       TOTAL LIABILITIES AND STOCKHOLDERS'
          EQUITY...........................  $31,113,913    $243,838      $15,683      $31,373,434
                                              ==========    ========    ==========      ==========

See notes to pro forma consolidated combined financial statements.

                                     NCC

                         PRO FORMA STATEMENT OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

  Dollars in Thousands, except per share                                  PRO FORMA         NCC
                  amounts                        NCC           CIB       ADJUSTMENTS     PRO FORMA
                                             -----------    ---------    -----------    -----------
INTEREST INCOME
  Loans...................................   $ 1,284,498    $   9,767                   $ 1,294,266
  Securities..............................       179,217        1,458         (345)         180,420
  Other...................................        22,374          920                        23,203
                                             -----------    ---------    -----------    -----------
       Total interest income..............     1,486,089    $  12,145         (345)       1,497,889
INTEREST EXPENSE
  Deposits................................       422,189        5,414                       427,603
  Other borrowings........................       110,143                                    110,143
  Corporate long-term debt................        35,278                                     35,278
                                             -----------    ---------    -----------    -----------
       Total interest expense.............       567,610        5,414                       573,024
                                             -----------    ---------    -----------    -----------
       Net interest income................       918,479        6,731         (345)         924,865
Provision for loan losses.................        59,748          340                        60,088
                                             -----------    ---------    -----------    -----------
       Net interest income after provision
          for loan losses.................       858,731        6,391         (345)         864,777
NONINTEREST INCOME
  Item processing revenues................       228,299                                    228,299
  Trust fees..............................       114,728                                    114,728
  Service charges on deposits.............        94,668                                     94,668
  Credit card fees........................        59,464                                     59,464
  Mortgage banking revenues...............        45,052                                     45,052
  Other...................................        80,496          760                        81,256
                                             -----------    ---------    -----------    -----------
     Fees and other income................       622,707          760                       623,467
  Security gains..........................         9,464                                      9,464
                                             -----------    ---------    -----------    -----------
       Total noninterest income...........       632,171          760                       632,931
NONINTEREST EXPENSE
  Salaries and employee benefits..........       488,399        1,762                       490,161
  Net occupancy...........................        68,707          202                        68,909
  Equipment...............................        67,599          175                        67,774
  Other...................................       407,972        1,469          579          410,020
                                             -----------    ---------    -----------    -----------
       Total noninterest expense..........     1,032,677        3,608          579        1,036,864
                                             -----------    ---------    -----------    -----------
  Income before income taxes..............       458,225        3,543         (924)         460,844
  Income tax expense......................       140,166        1,286         (121)         141,331
                                             -----------    ---------    -----------    -----------
     INCOME BEFORE CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING...............   $   318,059    $   2,257      $  (803)     $   319,513
                                              ==========     ========    ==========      ==========
     INCOME BEFORE CUMULATIVE EFFECT OF
       CHANGE IN ACCOUNTING APPLICABLE TO
       COMMON STOCK.......................   $   306,610    $   2,257      $  (803)     $   308,064
                                              ==========     ========    ==========      ==========
INCOME PER COMMON SHARE BEFORE CUMULATIVE
  EFFECT OF CHANGE IN
  ACCOUNTING -- PRIMARY...................   $      1.99    $    1.35                   $      1.98
                                              ==========     ========                    ==========
AVERAGE COMMON SHARES OUTSTANDING.........   154,166,306    1,673,192                   155,973,353
                                              ==========     ========                    ==========

See notes to pro forma consolidated combined financial statements.

                                     NCC

                         PRO FORMA STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1993

 Dollars in Thousands, except per                                           PRO FORMA        NCC
            share amounts                NCC           CIB        PERU     ADJUSTMENTS    PRO FORMA
                                     -----------   -----------   -------   -----------   -----------
INTEREST INCOME
  Loans............................  $ 1,582,106   $    11,730   $ 2,637                 $ 1,596,473
  Securities.......................      276,286         1,069       788        (690)        277,453
  Other............................       31,772           834        49                      32,655
                                     -----------   -----------   -------   -----------   -----------
     Total interest income.........    1,890,164        13,633     3,474        (690)      1,906,581
INTEREST EXPENSE
  Deposits.........................      542,165         6,254     2,179                     550,598
  Other borrowings.................      119,568                                             119,568
  Corporate long-term debt.........       28,377                                              28,377
                                     -----------   -----------   -------   -----------   -----------
     Total interest expense........      690,110         6,254     2,179                     698,543
                                     -----------   -----------   -------   -----------   -----------
     Net interest income...........    1,200,054         7,379     1,295        (690)      1,208,038
Provision for loan losses..........       93,089           684       181                      93,954
                                     -----------   -----------   -------   -----------   -----------
     Net interest income after
       provision for loan losses...    1,106,965         6,695     1,114        (690)      1,114,084
NONINTEREST INCOME
  Item processing revenues.........      267,962                                             267,962
  Trust fees.......................      152,609                                             152,609
  Service charges on deposits......      122,597                                             122,597
  Credit card fees.................       92,966                                              92,966
  Mortgage banking revenues........       58,678                                              58,678
  Other............................      105,003           462       310                     105,775
                                     -----------   -----------   -------   -----------   -----------
     Fees and other income.........      799,815           462       310                     800,587
  Security gains...................       11,922           129                                12,051
                                     -----------   -----------   -------   -----------   -----------
     Total noninterest income......      811,737           591       310                     812,638
NONINTEREST EXPENSE
  Salaries and employee benefits...      623,472         1,806     1,073                     626,351
  Net occupancy....................       89,729           201        77                      90,007
  Equipment........................       89,005           192       105                      89,302
  Other............................      545,534         1,299       298       1,158         548,289
                                     -----------   -----------   -------   -----------   -----------
     Total noninterest expense.....    1,347,740         3,498     1,553       1,158       1,353,949
                                     -----------   -----------   -------   -----------   -----------
  Income before income taxes.......      570,962         3,788      (129)     (1,848)        572,773
  Income tax expense...............      166,965         1,679       (43)       (242)        168,360
                                     -----------   -----------   -------   -----------   -----------
     NET INCOME....................  $   403,997   $     2,109   $   (86)    $(1,607)    $   404,413
                                      ==========    ==========   =======   ==========     ==========
     NET INCOME APPLICABLE TO
       COMMON STOCK................  $   388,031   $     2,109   $   (86)    $(1,607)    $   388,447
                                      ==========    ==========   =======   ==========     ==========
NET INCOME PER COMMON SHARE -
  PRIMARY..........................  $      2.41   $      1.40                           $      2.38
                                      ==========    ==========                            ==========
AVERAGE COMMON SHARES OUTSTANDING..  161,163,816     1,501,056                           162,974,847
                                      ==========    ==========                            ==========

- - - ---------------

See notes to pro forma consolidated combined financial statements.

         NOTES TO PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

(1) CIB has a September 30 fiscal year. In accordance with Regulation S-X, Rule 3A-02(b)(1), the CIB results of operations for the year ended September 30, 1993 have been combined with the results of NCC for the year ended December 31, 1993 for purposes of preparing a pro forma statement of income for the year ended December 31, 1993. For the nine months ended September 30, 1994, the CIB fiscal 1994 results were adjusted to exclude the first quarter activity (ended December 31, 1993) for purposes of preparing a pro forma statement of income for the nine months ended September 30, 1994. The December 31, 1993 pro forma statement of income also includes the results of First Federal Savings and Loan Association of Peru ("Peru"), which was acquired by CIB in January 1994.

    In January 1994, CIB completed the acquisition of Peru in a purchase transaction. Prior to the acquisition, Peru was a mutual federal savings and loan association and reported on a calendar year basis. In the acquisition CIB issued 175,825 of its common shares to the owners of Peru. For purposes of preparing a pro forma statement of income for the year ended December 31, 1993, the Peru results have been added to NCC and CIB, and the shares of CIB issued in the transaction have been adjusted for the Exchange Ratio in the proposed acquisition of CIB by NCC. The pro forma results of operations for the nine months ended September 30, 1994 do not show a separate Peru contribution as this entity is included in CIB for that period.

(2) The pro forma statement of income for the nine months ended September 30, 1994 excludes the change in accounting for income taxes and post retirement benefits originally reported by CIB, as required by the Commission's Regulation S-X.

(3) The following is an explanation of the pro forma accounting adjustments included in the September 30, 1994 pro forma balance sheet:

   - The CIB balance sheet is recorded at fair value as required under APB Opinion No. 16. As such, securities and loans are recorded at their estimated fair values. The ultimate fair values of all assets and liabilities will be determined at the closing of the transaction.

   - The acquisition of Peru by CIB was completed in January 1994, and as such the accounts of Peru are already included in CIB at September 30, 1994.

   - Negative goodwill of $3.9 million from the Peru acquisition has been written off in purchase accounting.

   - Expenses of the transaction totalling $2.6 million have been accrued in the pro forma balance sheet.

   - A tax liability of $2.1 million has been accrued into the opening balance sheet to recognize taxes that will become due upon the conversion of CIB from a federal savings bank to a national bank. The taxes relate to preferential treatment allotted to the provision for loan losses for savings banks that is not available to commercial banks.

   - The CIB Capital Surplus and retained earnings have been eliminated in the pro forma balance sheet.

(4) The following is the calculation of payment for the acquisition of CIB by NCC. The calculation assumes a market value for NCC Common of $26.50 per share. The actual transaction value will be determined at the date of closing.

          CIB shares outstanding including stock options............      1,735,606
          Exchange Ratio............................................           1.08
                                                                        -----------
            NCC Common to be issued.................................      1,874,454
          Estimated market value of stock...........................         $26.50
                                                                        -----------
               Transaction value....................................    $49,673,031
                                                                         ==========

(5) The pro forma adjustments to the statements of income represent the amortization of goodwill (over 20 years) and other purchase accounting adjustments as if the acquisition had been consummated on January 1, 1993. These adjustments are not materially different from the adjustments that would arise based upon a September 30, 1994 acquisition date.

                          MANAGEMENT AFTER THE MERGER

     Following the Merger, the directors and officers of NCC will continue as the directors and officers of NCC.

                             INFORMATION ABOUT NCC

     At September 30, 1994, NCC was the third largest bank holding company headquartered in the State of Ohio and approximately the 26th largest in the United States on the basis of total assets. NCC owns and operates 10 commercial banks in Ohio, Kentucky and Indiana. As of September 30, 1994, NCC, through these banks, operated 610 offices. NCC's four largest commercial banking subsidiaries are National City Bank; National City Bank, Columbus; National City Bank, Indiana; and National City Bank, Kentucky. These banks and the other subsidiaries and divisions of NCC conduct a variety of financial services businesses. In addition to a general commercial banking business, NCC or its subsidiaries are engaged in credit card, retail payment and airline ticket processing, brokerage services, trust and investment management, leasing, merchant and mortgage banking, public finance, venture capital, small business and community investment, credit life insurance and other financially related businesses.

     NCC was organized under Delaware law in 1972, and had, along with its subsidiaries, 20,098 full-time equivalent employees at September 30, 1994.

     As of December 31, 1993, the four largest commercial banking subsidiaries of NCC had offices and total assets, loans, deposits and equity capital, as follows:

                                                            (MILLIONS OF DOLLARS)
                                            ------------------------------------------------------
                                                        TOTAL                              EQUITY
                                            OFFICES     ASSETS     LOANS      DEPOSITS     CAPITAL
                                            -------     ------     ------     --------     -------
National City Bank (Cleveland)..........       96       $8,395     $5,283      $5,521       $ 553
National City Bank, Columbus............      124        6,346      3,362       4,333         363
National City Bank, Indiana.............      126        4,921      3,127       3,710         376
National City Bank, Kentucky............       90        6,346      4,261       4,196         453

     For more detailed information about NCC, reference is made to the NCC Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated herein by reference. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                             INFORMATION ABOUT CIB

     CIB was incorporated under the laws of the State of Indiana and became a unitary savings and loan holding company upon conversion on July 1, 1991 of Kokomo from a federal mutual savings bank to a federal stock savings bank. The principal asset of CIB consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Kokomo.

     Kokomo is the second largest financial institution headquartered in Howard County, while two banks operating in Howard County have greater total deposits. Kokomo is one of the leading residential mortgage lenders in Howard County, with a significant share of the market for residential construction mortgage loans.

     Kokomo's principal business is to attract deposits from the general public and to originate mortgage loans secured primarily by one-to-four family residential real property in Howard County and surrounding counties. In addition, in recent years Kokomo has emphasized home equity loans and consumer loans such as installment loans, auto loans, home improvement loans, loans secured by deposits, and education loans. Kokomo also makes multi-family, non-residential real estate, and residential and development and construction loans, as well as other secured and unsecured commercial loans. Kokomo derives most of its funds for its lending from deposits of its customers consisting primarily of savings accounts, checking account and certificates of deposit. It also offers, indirectly through its service corporation subsidiary, tax-deferred annuities, on an agency basis.

                                      CIB

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial data of CIB is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, including notes thereto, included elsewhere in this Prospectus and Proxy Statement.

                                                                      AT SEPTEMBER 30
                                                ------------------------------------------------------------
                                                  1994         1993         1992         1991         1990
                                                --------     --------     --------     --------     --------
                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF FINANCIAL CONDITION DATA:
Total assets..................................  $243,838     $190,876     $179,929     $172,812     $159,212
Loans receivable, net.........................   159,113      134,565      131,323      118,124      111,865
Mortgage-backed securities....................    10,549        9,428       11,496       11,325        8,486
Cash and cash equivalents.....................    20,862       14,596        7,726       14,563        7,889
Interest-earning time deposits in other
  financial institutions......................     6,140       16,843       16,859       12,475       12,173
Investment securities.........................    41,564        6,569        7,381       10,412       11,703
Deposits......................................   200,812      158,719      148,704      143,100      141,335
Common stock and additional paid-in
  capital(1)..................................    13,134        9,510       10,014       10,014           --
Retained earnings, substantially restricted...    23,110       20,824       19,237       17,681       16,103
Per share:
  Book value(1)...............................     22.04        21.30        20.08        19.01          N/A

                                                                  YEAR ENDED SEPTEMBER 30
                                                ------------------------------------------------------------
                                                  1994         1993         1992         1991         1990
                                                --------     --------     --------     --------     --------
                                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
SUMMARY OF OPERATING DATA:
Total interest income.........................  $ 15,440     $ 13,633     $ 14,635     $ 15,398     $ 15,198
Total interest expense........................     6,903        6,254        8,058        9,732       10,146
                                                --------     --------     --------     --------     --------
  Net interest income.........................     8,537        7,379        6,577        5,666        5,052
Provisions for loan losses....................       455          684          487          281          155
                                                --------     --------     --------     --------     --------
  Net interest income after provision for loan
    losses....................................     8,082        6,695        6,090        5,385        4,897
Total noninterest income......................       879          591          454          419          381
Total noninterest expense.....................     4,494        3,498        3,128        3,010        2,815
                                                --------     --------     --------     --------     --------
Income before income tax expense and
  cumulative effect of change in accounting
  principles..................................     4,467        3,788        3,416        2,794        2,463
Income tax expense............................     1,645        1,679        1,451        1,134          949
                                                --------     --------     --------     --------     --------
Income before cumulative effect of change in
  accounting principles.......................     2,822           --           --           --           --
Cumulative effect of change in accounting for
  income taxes................................       326           --           --           --           --
Cumulative effect of change in accounting for
  post-retirement benefit plans, net of income
  tax.........................................       (93)          --           --           --           --
                                                --------     --------     --------     --------     --------
  Net income..................................  $  3,055     $  2,109     $  1,965     $  1,660     $  1,514
                                                =========    =========    =========    =========    =========
Per share
  Income before cumulative effect of change...  $   1.73     $   1.40     $   1.31     $    .32          N/A
    Cumulative effect of change in accounting
      for income taxes........................       .20           --           --           --           --
    Cumulative effect of change in accounting
      for post-retirement benefit plans, net
      of income tax...........................      (.06)          --           --           --           --
                                                --------     --------     --------     --------     --------
  Net income..................................  $   1.87     $   1.40     $   1.31     $    .32          N/A
                                                =========    =========    =========    =========    =========
  Net income - primary(1).....................  $   1.87     $   1.40     $   1.31     $    .32          N/A
  Cash dividends(1)...........................      .483         .365         .281         .056          N/A

- - - ---------------
(1) CIB Common was issued in the conversion of Kokomo to stock form on July 1, 1991. Net income per share does not include any pro forma earnings on the conversion proceeds prior to July 1, 1991. All per share amounts are adjusted to reflect a 4 for 3 stock split effected by the CIB on April 30, 1993.

                                                                  YEAR ENDED SEPTEMBER 30
                                                ------------------------------------------------------------
                                                  1994         1993         1992         1991         1990
                                                --------     --------     --------     --------     --------
SUPPLEMENTAL DATA:
Interest rate spread during period............      3.49%        3.61%        3.06%        2.85%        2.91%
Net yield on interest earning assets(1).......      3.92         4.20         3.85         3.55         3.41
Return on assets(2)...........................      1.36         1.15         1.11         1.01          .98
Return on equity(3)...........................      9.00         7.08         6.89         8.30         9.89
Equity to assets(4)(5)........................     14.86        15.89        16.26        16.03        10.11
Average equity to average assets..............     15.15        16.28        16.13        12.17         9.86
Average interest-earning assets to average
  interest-bearing liabilities................    116.55       116.45       116.69       111.46       107.26
Nonperforming assets to total assets(5).......       .16          .25          .68          .87         1.38
Allowance for loan losses to total loans
  outstanding(5)..............................      1.46         1.25          .78          .47          .16
Operating expenses to average assets(6).......      2.00         1.91         1.77         1.83         1.81
Dividend payout ratio(7)......................     25.17        24.71        20.85        17.33          N/A
Number of full service offices................         5            4            4            4            4

- - - ---------------

(1) Net interest income divided by average interest-earning assets.

(2) Net income divided by average total assets.

(3) Net income divided by average total equity.

(4) Total equity divided by total assets.

(5) At end of period.

(6) Noninterest expense less state taxes divided by average total assets.

(7) Dividends declared divided by net income. The dividend payout ratio does not include any earnings prior to July 1, 1991.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     CIB's principal business has historically consisted of attracting deposits from the general public and making loans secured by residential and other real estate. CIB is significantly affected by prevailing economic conditions, as well as by government policies and regulations concerning, among other things, monetary and fiscal affairs, housing and financial institutions. Deposit flows are influenced by a number of factors, including interest rates paid on competing investments, account maturities and level of personal income and savings. In addition, deposit growth is also affected by how customers perceive the stability of the financial services industry amid various current events such as regulatory changes, failures of other thrifts and financing of the deposit insurance fund. Lending activities are influenced by the demand for and supply of housing lenders, the availability and cost of funds and various other items. Sources of funds for lending activities include deposits, payments on loans, proceeds from sales of loans, borrowings, and funds provided from operations.

     CIB's earnings are primarily dependent upon Kokomo's net interest income, the difference between interest income and interest expense. Interest income is a function of the balance of loans and investments outstanding during a given period and the yield earned on such loans and investments. Interest expense is a function of the amounts of deposits and borrowings outstanding during the same period and the rates paid on such deposits and borrowings. Kokomo's earnings are also affected by gains and losses on sales of loans and investments, provisions for loan losses, service charges, income from subsidiary activities, operating expenses and income taxes.

     On an annual basis, CIB updates its strategic business plan. This plan includes, among other things, CIB's commitment to maintaining a strong capital base and continuing to improve the organization's return on assets. Continued careful monitoring of CIB's interest rate risk is also cited as an important goal. As a result, continued origination of short-term commercial and installment loans as well as adjustable rate mortgage loans is planned, with fixed-rate real estate loans with original terms in excess of 10 years, underwritten to secondary market standards, being sold or held for sale.

ASSET/LIABILITY MANAGEMENT

     Kokomo like other financial institutions, is subject to interest rate risk to the extent that its interest-bearing liabilities with short and intermediate-term maturities reprice more rapidly, or on a different basis, than its interest-earning assets. Management of Kokomo believes it is critical to manage the relationship between interest rates and the effect on Kokomo's net portfolio value ("NPV"). This approach calculates the difference between the present value of expected cash flows from assets and the present value of expected cash flows from liabilities, as well as cash flows from off-balance sheet contracts. Management of Kokomo's assets and liabilities is done within the context of the marketplace, regulatory limitations and within limits established by the Board of Directors on the amount of change in NPV which is acceptable given certain interest rate changes.

     The Office of Thrift Supervision ("OTS") recently issued a regulation, effective January 1, 1994, which uses a net market value methodology to measure the interest rate risk exposure of thrift institutions. Under OTS regulations, an institution's "normal" level of interest rate risk in the event of an assumed change in interest rates is a decrease in the institution's NPV in an amount not exceeding 2% of the present value of its assets. Beginning July 1, 1994, thrift institutions with over $300 million in assets or less than a 12% risk-based capital ratio are required to file OTS Schedule CMR. Data from Schedule CMR is used by the OTS to calculate changes in net portfolio value (and the related "normal" level of interest rate risk) based upon certain interest rate changes (discussed below). Institutions which do not meet either of the filing requirements are not required to file OTS Schedule CMR, but may do so voluntarily. As Kokomo does not currently meet either of these requirements it is not required to file Schedule CMR, but it currently does so on a voluntary basis. Institutions which are required to file must take a deduction (the interest rate risk capital component) from their total capital available to calculate their risk based capital requirement if their interest rate exposure is greater than "normal". Voluntary filers (such as Kokomo) are not subject to an interest rate risk capital component. The amount of that deduction is one-half of the difference between (a) the institution's actual calculated exposure to a 200 basis point interest rate increase or decrease (whichever results in the greater pro forma decrease in NPV) and (b) its "normal" level of exposure which is 2% of the present value of its assets. Utilizing this measurement concept, at June 30, 1994, Kokomo's interest rate risk was considered "normal" under the OTS regulations and no additional risk-based capital would have been required had Kokomo met the reporting requirements.

     Presented below, as of June 30, 1994, an analysis of Kokomo's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts in the yield curve, in 100 basis point increments, up and down 300 basis points and compared to Board policy limits and in accordance with OTS regulations, based on the assumptions described below. Such limits have been established with consideration of the dollar impact of various rate changes and Kokomo's strong capital position. As illustrated in the table, NPV is more sensitive to rising rates than declining rates. This occurs principally because, as rates rise, the market value of fixed-rate loans and mortgage backed securities declines due to both the rate increase and slowing prepayments. When rates decline, Kokomo does not experience a significant rise in market value for these loans because borrowers prepay at relatively high rates. The value of Kokomo's deposits and borrowings change in approximately the same proportion in rising or falling rate scenarios.

  CHANGE IN                           JUNE 30, 1994
INTEREST RATE                     ---------------------
   (BASIS         BOARD LIMIT     $ CHANGE     % CHANGE
    POINTS)        % CHANGE        IN NPV       IN NPV
- - - -------------     -----------     --------     --------
                  (DOLLARS IN THOUSANDS)
     +300              -75%        -2,820         -7%
     +200              -50         -1,507         -4
     +100              -25            539         -1
        -                -              -          -
     -100              -25             27          -
     -200              -45           -403         -1
     -300              -60           -396         -1

     In the current low rate environment, Kokomo customers are interested in obtaining long term credit products and short term savings products. Management has taken action to counter this trend. A significant effort has been made to reduce the duration and average life of Kokomo's earning assets. As of June 30, 1994, 67.9% of Kokomo's gross loan portfolio consists of loans which reprice during the life of the loan. Kokomo continually emphasizes adjustable rate mortgages. Since the early 1980's it has been Kokomo's policy to help limit its interest rate risk by selling the majority of its fixed-rate loans with terms of 15 years or more, so it underwrites most of these long-term fixed-rate loans to FHLMC or FNMA specifications for sale in the secondary mortgage market. During fiscal 1993 this policy was extended to cover most new 10 year fixed-rate originations due to the then historically low interest rate environment. As interest rates increased from these low levels Kokomo changed its policy, in January 1994 to retain 10 year loans in its portfolio.

     With regard to deposits, management has worked to reduce the impact of interest rate changes by emphasizing non-interesting bearing or low interest bearing deposit products and maintaining competitive pricing on longer term certificates of deposit.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the forgoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as ARM loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could likely deviate significantly from those assumed in calculating the table.

AVERAGE BALANCES AND INTEREST

     The following table presents the average daily balances of each category of CIB's interest-earning assets and interest-bearing liabilities, and the interest earned or paid on such amounts.

                                                     YEAR ENDED SEPTEMBER 30,
                              ----------------------------------------------------------------------
                                      1994                     1993                     1992
                              --------------------     --------------------     --------------------
                                           INTEREST                 INTEREST                 INTEREST
                              AVERAGE      EARNED/     AVERAGE      EARNED/     AVERAGE      EARNED/
                              BALANCE       PAID       BALANCE       PAID       BALANCE       PAID
                              --------     -------     --------     -------     --------     -------
                                                      (DOLLARS IN THOUSANDS)
Interest-earning assets:
  Interest-earning
     deposits...............  $ 29,566     $ 1,131     $ 22,496     $   835     $ 22,662     $ 1,110
  Investment securities.....    21,514       1,008        4,565         246        7,285         483
  Mortgage-backed
     securities.............    10,311         552        9,527         721       12,991       1,026
  Loans(1)..................   155,142      12,684      138,186      11,730      126,847      11,898
  Stock in FHLB of
     Indianapolis...........     1,341          65        1,038         101        1,017         118
                              --------     -------     --------     -------     --------     -------
     Total interest-earning
       assets...............   217,874      15,440      175,812      13,633      170,802      14,635
Interest-bearing
  liabilities:
  Passbook accounts.........  $ 46,123     $ 1,446     $ 35,329     $ 1,180     $ 19,396     $   815
  NOW and money market
     accounts...............    41,931       1,054       35,583         875       32,628       1,199
  Certificates of deposit...    98,889       4,403       80,070       4,199       94,344       6,044
                              --------     -------     --------     -------     --------     -------
     Total interest-bearing
       liabilities..........   186,943       6,903      150,982       6,254      146,368       8,058
                              --------     -------     --------     -------     --------     -------
Net interest-earning
  assets....................  $ 30,931                 $ 24,830                 $ 24,434
                              ========                 ========                 ========
Net interest income.........               $ 8,537                  $ 7,379                  $ 6,577
                                           =======                  =======                  =======
Average interest-earning
  assets to average
  interest-bearing
  liabilities...............    116.55%                  116.45%                  116.69%

- - - ---------------

(1) Average balances include nonaccrual loans and loans held for sale.

INTEREST RATE SPREAD

     CIB's results of operations have been determined primarily by net interest income and, to a lesser extent, fee income, miscellaneous income and general and administrative expenses. Net interest income is determined by the interest rate spread between the yields earned on its interest-earning assets and the rates paid on interest-bearing liabilities and by the relative amounts of interest-earning assets and interest-bearing liabilities.

     The following table sets forth the weighted average effective interest rate earned by CIB on its loan and investment portfolios, the weighted average effective cost of CIB's deposits, the interest rate spread of CIB, and the net yield on weighted average interest-earning assets for the periods and as of the dates shown.

                                                                          YEAR ENDED SEPTEMBER
                                                            AT                     30,
                                                       SEPTEMBER 30,     -----------------------
                                                           1994          1994     1993     1992
                                                       -------------     ----     ----     -----
Weighted average interest rate earned on:
  Interest earning deposits..........................       4.57%        3.83%    3.71%     4.90%
  Investment securities..............................       5.24         4.69     5.39      6.63
  Mortgage-backed securities.........................       5.65         5.35     7.57      7.90
  Loans..............................................       8.48         8.18     8.49      9.38
  Stock in FHLB of Indianapolis......................       5.75         4.85     9.78     11.60
     Total interest-earning assets...................       7.61         7.09     7.75      8.57
Weighted average interest rate cost of:
  Passbook accounts..................................       3.13         3.14     3.34      4.20
  NOW and money market accounts......................       2.63         2.51     2.46      3.67
  Certificates of deposit............................       4.44         4.45     5.24      6.41
     Total interest-bearing liabilities..............       3.50         3.69     4.14      5.51
Interest rate spread(1)..............................       4.11         3.40     3.61      3.06
Net yield on weighted average interest-earning
  assets(2)..........................................                    3.92     4.20      3.85

- - - ---------------

(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earning assets and interest-bearing liabilities. Since Kokomo's interest-earning assets exceeded its interest-bearing liabilities for each of the three years shown above, a positive interest rate spread resulted in net interest income.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at September 30, 1994, because the computation of net yield is applicable only over a period rather than at a specific date.

     The following table describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Kokomo's interest income and expense during the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to (1) changes in rate (changes in rate multiplied by old volume) and (2) changes in volume (changes in volume multiplied by old rate). Changes attributable to both rate and volume which cannot be segregated have been allocated proportionately to the change due to volume and the change due to rate.

                                                                            INCREASE
                                                                   (DECREASE) IN NET INTEREST
                                                                             INCOME
                                                                  ----------------------------
                                                                  TOTAL
                                                                   NET       DUE TO     DUE TO
                                                                  CHANGE      RATE      VOLUME
                                                                  ------     ------     ------
                                                                     (DOLLARS IN THOUSANDS)
YEAR ENDED SEPTEMBER 30, 1994 COMPARED TO YEAR ENDED
 SEPTEMBER 30, 1993
  Interest-earning assets
     Interest-earning deposits..................................  $ 296     $1,399      $(445)
     Investment securities......................................    762         56       (225)
     Mortgage-backed securities.................................   (169)       798        (36)
     Loans......................................................    954        270         26
     Stock in FHLB of Indianapolis..............................    (36)        24        (60)
                                                                  ------     ------      -----
       Total....................................................  1,807      2,547       (740)
  Interest-bearing liabilities
     Passbook accounts..........................................  $ 266      $ 342      $ (76)
     NOW and money market accounts..............................    179        159         20
     Certificates of deposit....................................    204        896       (692)
                                                                  ------     ------     ------
       Total....................................................    649      1,397       (748)
                                                                  ------     ------     ------
Net change in net interest income............................... $1,158     $1,150      $   8
                                                                  ======     ======     ======
YEAR ENDED SEPTEMBER 30, 1993 COMPARED TO YEAR ENDED
 SEPTEMBER 30, 1992
  Interest-earning assets
     Interest-earning deposits..................................  $(275)    $ (267)    $   (8)
     Investment securities......................................   (237)       (79)      (158)
     Mortgage-backed securities.................................   (305)       (41)      (264)
     Loans......................................................   (168)    (1,183)     1,015
     Stock in FHLB of Indianapolis..............................    (17)       (19)         2
                                                                  ------     ------     ------
       Total.................................................... (1,002)    (1,589)       587
  Interest-bearing liabilities
     Passbook accounts..........................................  $(365)     $ 195      $(560)
     NOW and money market accounts..............................    324        425       (101)
     Certificate of deposit.....................................  1,845      1,006        839
                                                                  ------     ------     ------
       Total....................................................  1,804      1,626        178
                                                                  ------     ------     ------
Net change in net interest income...............................  $ 802      $  37      $ 765
                                                                  ======     ======     ======

YEAR ENDED SEPTEMBER 30, 1994 COMPARED TO YEAR ENDED SEPTEMBER 30, 1993

     Financial Condition: CIB's total assets at September 30, 1994 have increased by $53.0 million, or 27.75%, compared to the fiscal year ended September 30, 1993. This increase is due primarily to the merger conversion with Peru, on January 19, 1994, which resulted in an increase in assets of $51.4 million ($48.1 million in assets of Peru after purchase accounting adjustments and $3.3 million in net proceeds from the issuance of stock in the merger conversion). Decreases net of the effect of the merger conversion with Peru, of $14.4 million in interest-earning time deposits in other financial institutions, $6.5 million in net loans receivable, $4.1 million in loans held for sale, and $3.0 million in mortgage backed securities were used to fund an increase of $31.6 million in investment securities and offset a net decrease of $638,000 in deposits. Deposit growth or reduction is difficult to predict and will be affected by the local economy, confidence of consumers in the financial services industry, and rates paid on competing investments.

     The total investment securities portfolio increased from $6.6 million at September 30, 1993 to $41.6 million at September 30, 1994. The merger conversion of Peru added $3.4 million to total investment securities. The vast majority of investments purchased during fiscal year 1994 were short term agency securities. Management has completed these short-term purchases due to the negative loan growth and the desire to maintain an acceptable level of interest rate risk.

     Interest-earning time deposits in other financial institutions decreased from $16.8 million at September 30, 1993 to $6.1 million to September 30, 1994. The merger conversion of Peru added $3.7 million to total interest-earning time deposits in other financial institutions. Decreases in this category were the result of yields on short term agencies exceeding amounts paid by most financial institutions during the fiscal year and maturing funds were moved into short term agencies.

     Net loans receivable increased from $134.6 million at September 30, 1993 to $159.1 million at September 30, 1994. The merger conversion of Peru added $31.0 million in net loans. All categories of mortgage loans, with the exception of home equity and second mortgages, increased in balance during the year. Construction loans increased from $18.9 million at September 30, 1993 to $26.1 million at September 30, 1994. Approximately $6.2 million of the construction loans are to individuals to fund the construction of their principal residence, $10.4 million are for land development construction loans and $9.5 million are to developers on a speculative basis (i.e., to a builder to finance the construction of homes for which the builder does not have a firm purchase commitment from a buyer). Mortgages on commercial and multi-family real estate increased $6.8 million during the fiscal year mainly due to the addition of Peru's portfolio. Kokomo continues to sell loans in the secondary market and had a balance of $1.8 million in loans held for sale at September 30, 1994. These loans were comprised of originations of fixed-rate loans with original terms in excess of 10 years underwritten to secondary market standards. Management intends to sell these loans, subject to market conditions, in order to decrease its interest rate risk, particularly in view of the economic environment of low mortgage interest rates which existed during the current fiscal year.

     Non-performing assets decreased approximately $74,000, or 15.81%, from September 30, 1993, to September 30, 1994. Foreclosed real estate decreased from $241,000 at September 30, 1993 to $0 at September 30, 1994. Troubled debt restructurings increased from $0 at September 30, 1993 to $81,000 at September 30, 1994 and non-accrual loans increased from $227,000 at September 30, 1993 to $313,000 at September 30, 1994.

     The mortgage-backed securities portfolio increased by $1.1 million. Repayments of $7.4 million were offset by additions due to the Peru merger conversion of $4.1 million in mortgage backed securities, and purchases of $4.2 million.

     General: Net income for the year ended September 30, 1994, was $3.1 million, an increase of $946,000, or 44.87%, over the results for the year ended September 30, 1993. Included in the current years earnings were the impact of changes in accounting principles for the treatment of post-retirement benefits other than pensions (SFAS No. 106) and for the treatment of income taxes (SFAS No. 109) which, together, accounted for $233,000 in non-recurring net earnings. Net income before the impact of these changes in accounting principals was $2.8 million, or 33.83% over the prior years earnings of $2.1 million. The components of this increase were primarily increases of $1.2 million in net interest income, discussed below, $281,000 in negative goodwill amortization and a decrease in the provision for loan losses of $230,000. These increases were offset by increases in noninterest expenses of $996,000 due primarily to increases in compensation and benefits.

     Interest income: Interest income increased by $1.8 million to $15.4 million for the fiscal year ended September 30, 1994 compared to the fiscal year ended September 30, 1993. This increase was mainly due to increases in average interest-earning assets of $42.1 million (due primarily to the Peru interest-earning assets acquired in fiscal year 1994) which was partially offset by the general decline in interest earned on interest-earning assets during the year. The weighted average yield on interest-earning assets decreased from 7.75% in fiscal year 1993 to 7.09% in fiscal year 1994. Average loans increased by $17.0 million during fiscal year 1994 with a reduction in yield from 8.49% in fiscal year 1993 to 8.18% in fiscal year 1994. Average investment securities increased by $16.9 million during fiscal year 1994, with a decrease in yield from 5.39% in fiscal 1993 to 4.69% in fiscal 1994.

     Interest Expense: Total interest expense for the year ended September 30, 1994 was $6.9 million, an increase of $649,000, or 10.38% from the prior year. This increase resulted primarily from the increase of average deposits of $36.0 million (due mainly to the Peru deposits acquired in fiscal year 1994) which was partially offset by the general decline in interest rates during fiscal 1994. The weighted average rate paid on deposits decreased from 4.14% in fiscal year 1993 to 3.69% in fiscal year 1994. (See Note 8 in the footnotes to the financial statements for a summary of the rates being paid on the various types of deposit accounts).

     Provision for Loan Losses: The provision for the year ended September 30, 1994 was $455,000 compared to $685,000 in the prior year, a decrease of $230,000, or 33.53%. Management has decreased the provision as a result of its analysis of the allowance for loan losses. The provision less net charge-offs for the year of $10,000 and the addition of the Peru allowances of $190,000 increased the allowance for loan losses to $2.3 million at September 30, 1994, from $1.7 million at September 30, 1993. The ratio of allowance for loan losses to non-performing loans decreased from 742.61% at September 30, 1993 to 588.92% at September 30, 1994. This decrease is due primarily to increases in non-performing loans in the current year of $167,000 offsetting the increase in the allowance. The ratio of allowance for loan losses to net total loans increased from 1.25% at September 30, 1993 to 1.46% at September 30, 1994 due mainly to the increase in the allowance.

     Non interest income: Noninterest income for fiscal year 1994 was $879,000, an increase of $288,000, or 48.9%, over fiscal year 1993. This main reason for this increase was the addition of negative goodwill, as a result of the Peru transaction, amortization which totaled $281,000 in fiscal year 1994. Gains on the sale of loans increased by $37,000 which was offset by a write down of the loans held for sale portfolio of $43,000 on September 30, 1994. Approximately $15.7 million and $7.0 million of fixed rate loans were sold in fiscal years 1994 and 1993, respectively. Larger amounts were originated and sold in the current fiscal year due to the historically low interest rate levels and the consumers perceptions that interest rates had bottomed out during the year. The continuance of large amounts of refinancings and the corresponding sales is difficult to predict and will be based upon the levels of interest rates in conjunction with consumer demands. Also during 1994, a writedown of $43,000 was made on a security for which management deemed the decline in value to be other than temporary.

     Noninterest Expense: Total noninterest expense for fiscal year 1994 totaled $4.5 million compared to $3.5 million for the prior year, an increase of $996,000, or 28.49%. This increase was mainly due to increases in compensation and benefits of $433,000. This increase in compensation and benefits is due mainly to the addition of Peru personnel. Other expenses increased by $365,000 which was due mainly to increases in holding company expenses of $201,000. Increased holding company expenses were mainly related to expenses in conjunction with work done by outside parties (legal counsel, accounting, and investment advisors) related to the Merger of CIB by NCC. The majority of the remaining increase in other expenses can be attributed to normal inflationary increases and the addition of Peru. Federal deposit insurance premiums increased by $162,000 due mainly to the increased deposits from the addition of Peru and the receipt in the year earlier period of $77,000 credit for the final distribution of the secondary reserve.

     Income Tax Expense: Income tax expense decreased by $34,000 due mainly to the amortization of deferred taxes relative to purchase accounting adjustments established in conjunction with the acquisition of Peru.

YEAR ENDED SEPTEMBER 30, 1993 COMPARED TO YEAR ENDED SEPTEMBER 30, 1992

     General: Net income for the year ended September 30, 1993, was $2.1 million, an increase of $144,000, or 7.31%, over the results for the year ended September 30, 1992. The components of this increase were primarily an $802,000 increase in net interest income discussed below, and a $137,000 increase in noninterest income due primarily to increases in gains on sales of loans in the secondary market. These increases were offset by the following items. First, the provision for loan losses increased by $198,000 based on management's analysis of the adequacy of the allowance for loan losses. Second, noninterest expenses increased $369,000 due primarily to increases in compensation and benefits discussed below. Third, income tax expense has increased by $229,000 due primarily to increases in income subject to tax.

     Interest Income: Interest income decreased by $1.0 million to $13.6 million for the fiscal year ended September 30, 1993 compared to the fiscal year ended September 30, 1992. This decrease was due to the general decline in interest rates; however, the effect of this decline in rates was partially offset by increases in interest-earning assets, particularly loans. Average loans outstanding increased by $11.3 million due to the lower interest rate environment and management's efforts to aggressively originate loans, particularly in Hamilton County, Indiana. The weighted average yield on interest-earning assets decreased from 8.57% in fiscal 1992 to 7.75% in fiscal 1993, primarily due to the decrease in yield on loans from 9.38% in fiscal 1992 to 8.49% in fiscal 1993, as well as decreases in yield for all other interest-earning asset categories.

     Interest Expense: Total interest expense for the year ended September 30, 1993 was $6.3 million, a decrease of $1.8 million, or 22.39% from the prior year. This decrease resulted primarily from the general decline in interest rates paid on deposits during the year. There was a shift during the year between certificates of deposit and passbook savings accounts. Certificates of deposit decreased $3.2 million in fiscal year 1993 (although $5.7 million in certificates were received in the last quarter of fiscal 1993 and will mature and are expected to be withdrawn in the first quarter of fiscal 1994), while passbook savings increased $9.3 million. Management believes that this shift is due to the relatively low rate on longer term certificates of deposit and the customers' perception that interest rates have reached their low. Demand and NOW account balances increased by $4.5 million due to more aggressive marketing of these services. The weighted average rates paid on deposits decreased from 5.51% in fiscal 1992 to 4.14% in fiscal 1993, with all categories experiencing a drop in average rates.

     Provision for Loan Losses: The provision for the year ended September 30, 1993 was $685,000 compared to $487,000 in the prior year, an increase of $198,000, or 40.55%. Management has increased the provision due to the large increases in the loan portfolio, including construction loans and commercial loans, the current uncertainties in the economy, particularly as they relate to the major employers in Kokomo's market areas which are tied to the automotive industry, the current regulatory environment and to provide for any potential losses on the $1.9 million of loans outstanding at September 30, 1993 to facilitate the sale of EPIC foreclosed real estate. The provision, less net charge-offs for the year of $34,000, increased the allowance for loan losses to $1.7 million at September 30, 1993, from $1.0 million at September 30, 1992. This increase in the allowance for loan losses resulted in an increase in the ratio of the allowance for loan losses to total loans from .78% in fiscal year 1992 to 1.25% in fiscal year 1994. The increase in the allowance for loan losses combined with a reduction in non-performing loans resulted in an increase in the ratio of the allowance for loan losses to non-performing loans from 90.79% in fiscal year 1992 to 742.61% in fiscal year 1993.

     Noninterest Income: Noninterest income for the year ended September 30, 1993 totaled $591,000, an increase of $137,000 or 30.12%, over the year ended September 30, 1992. An increase in the net gain on sale of loans of $100,000 accounted for the majority of this increase. Approximately $7.0 million and $2.3 million of fixed rate loans were sold in fiscal years 1993 and 1992, respectively.

     Noninterest Expense: Total noninterest expense for fiscal year 1993 totaled $3.5 million compared to $3.1 million for the prior year, an increase of $369,000 or 11.80%. This increase was mainly due to increases in compensation and benefits of $366,000. This increase in compensation and benefits was due primarily to two factors. First, normal inflationary increases in compensation and benefits and the addition of personnel have increased compensation by approximately $214,000. Second, $114,000 was accrued in fiscal 1993 for Kokomo's contribution to its retirement plan (this accrual was significantly less than that in the same period in the prior year due to the funding level of the retirement plan). Additional items contributing to the increase in noninterest expense included a $22,000 increase in loan expense (due to increased originations), $21,000 in ATM processing costs (due to the switching of ATM processors), $18,000 in data processing costs (due to an increased number of accounts and increased charges), and $15,000 in employment taxes (due to increased compensation). These increases were partially offset by decreases in federal deposit insurance premiums of $49,000 (due to receipt of a $77,000 credit for the final distribution of the secondary reserve), and by decreases in professional fees of $34,000.

     Income Tax Expense: Income tax expense increased by $229,000 for the year ended September 30, 1993, compared to the prior year. This increase was due mainly to increased pretax income.

LIQUIDITY AND CAPITAL RESOURCES

     The standard measure of liquidity for savings associations is the ratio of cash and eligible investments to a certain percentage of net withdrawable savings and borrowings due within one year. The minimum required ratio is currently set by OTS regulation at 5%, of which 1% must be comprised of short-term investments (i.e., generally with a term of less than one year). At September 30, 1994, Kokomo's liquidity ratio was 29.60% and the short-term liquidity ratio was 29.41%. At September 30, 1994, the total of Kokomo's cash and eligible investments were $56.3 million, of which $55.9 million were comprised of short-term assets. Therefore, Kokomo's liquidity is well above the regulatory requirement.

     Periodically, Kokomo obtains large public fund deposits, which can cause significant fluctuations in Kokomo's deposit base and alter the liquidity ratio. These public funds are generally short-term deposits which Kokomo matches with specific assets of similar maturity. Such matching allows Kokomo sufficient liquidity when the deposits mature.

     CIB's liquidity, represented by cash and cash equivalents, is a result of its operating, investing, and financing activities. These activities are discussed below for the years ended September 30, 1994, 1993 and 1992.

     Year Ended September 30, 1994. During the year ended September 30, 1994, there was a net increase of $6.3 million in cash and cash equivalents. The major source of this cash was the decrease in interest-earning time deposits with other financial institutions of $14.4 million. Other sources of cash during the year included principal collected on mortgage-backed securities of $7.3 million, net income of $3.1 million, cash balances acquired in merger conversion with Peru in the amount of $5.2 million and maturities of investment securities of $28.3 million. The major use of cash during the year, which partially offset these sources of cash, include purchases of investment and mortgage-backed securities of $63.8 million.

     Year Ended September 30, 1993. During the year ended September 30, 1993, there was a net increase of $6.9 million in cash and cash equivalents. The major source of this cash was the increase in deposits of $10.0 million. Other sources of cash during the year included principal collected on mortgage-backed securities of $4.0 million, net income of $2.1 million, and maturities of investment securities of $2.0 million. The major use of cash during the year, which partially offset these sources of cash, included a net increase in loans of $4.5 million, net change in loans held for sale of $3.2 million, and purchases of investment and mortgage-backed securities of $3.2 million.

     Year Ended September 30, 1992. During the year ended September 30, 1993, there was a net decrease of $6.8 million in cash and cash equivalents. The major use of this decrease in cash was an increase in loans of $14.2 million. Other uses of cash during the year included purchases of mortgage-backed and investment securities of $9.0 million and a net increase in interest-earning time deposits of $4.4 million. The major sources of cash during the year, which partially offset these uses of cash, include maturities of investment securities and principal repayments on mortgage-backed securities totaling $11.5 million and increases in deposits of $5.6 million. Operating activity also provided net cash of $3.2 million which was primarily net income of $2.0 million.

     Borrowings may be used to compensate for reductions in other sources of funds such as deposits and to assist in asset/liability management. CIB has historically not borrowed significant amounts and any borrowings have been short term. There were no borrowings as of September 30, 1994. Also, CIB had commitments to fund loan originations, unused lines of credit and letters of credit with borrowers of $26.6 million at September 30, 1994. In the opinion of management, CIB has sufficient cash flow and borrowing capacity to meet current and anticipated funding commitments.

     Under currently effective capital regulations, savings associations must meet a 1.5% tangible capital requirement, a 3% leverage ratio (or core capital) requirement and a total risk-based capital to risk-weighted assets ratio of 8.0%. At September 30, 1994, Kokomo's tangible capital ratio was 13.31%, its leverage ratio was 13.31% and its risk-based capital to risk-weighted assets ratio was 24.85%. Therefore, Kokomo's capital significantly exceeds all of the capital requirements currently in effect.

IMPACT OF INFLATION

     The audited consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

     The primary assets and liabilities of CIB are monetary in nature. As a result, interest rates have a more significant impact on CIB's performance than the effects of general levels of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services, since such prices are affected by inflation. In a period of rapidly rising interest rates, the liquidity and maturity structures of CIB's assets and liabilities are critical to the maintenance of acceptable performance levels. For a discussion of CIB's efforts to restructure its assets and to reduce its vulnerability to changes in interests rates, see "-- Asset/Liability Management."

     The principal effect of inflation, as distinct from levels of interest rates, on earnings is in the area of other expense. Such expense items as employee compensation, employee benefits, and occupancy and equipment costs may be subject to increases as a result of inflation. An additional effect of inflation is the possible increase in the dollar value of the collateral securing loans made by CIB. Management is unable to determine the extent, if any, to which properties securing CIB's loans have appreciated in dollar value due to inflation.

CURRENT ACCOUNTING ISSUES

     In May 1993, FASB issued Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan"("SFAS 114"). SFAS 114 specifies that allowances for loan losses on impaired loans should be determined using the present value of estimated future cash flows of the loan, discounted at the loan's effective interest rate. A loan is impaired when it is probable that all principal and interest amounts will not be collected according to the loan contract. SFAS 114 is effective for fiscal years beginning after December 15, 1994. Management has not yet determined the impact of adoption of SFAS 114 on the financial position or results of operations of CIB.

     In May 1993, FASB issued Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 focuses on the accounting and reporting treatment of investment securities. SFAS 115 expands the use of fair value accounting for investment securities classified as available for sale, with unrealized gains and losses reported as a separate component of stockholders' equity. Securities classified as held to maturity will be those CIB has the positive intent and ability to hold to maturity, accounted for at amortized cost. Trading securities include those purchased and held principally to sell in the near term and are accounted for at fair value with unrealized gains and losses included in current earnings. SFAS 115 is effective for fiscal years beginning after December 15, 1993. The impact of adoption of SFAS 115 on the financial position or results of operations of CIB will not be material.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

     Bank holding companies, banks, savings and loan holding companies and savings and loans are extensively regulated under both federal and state law. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions. A change in applicable law or regulation may have a material effect on the business of NCC or CIB.

     As a bank holding company, NCC is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, bank holding companies may not (subject to certain limited exceptions) directly or indirectly acquire the ownership or control of more than 5% of any class of voting shares or substantially all of the assets of any company, including a bank, without the prior written approval of the FRB. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

     The BHCA prohibits the FRB from approving the acquisition by a bank holding company of more than 5% of any class of the voting shares of, or substantially all the assets of, any bank (or its holding company) located outside of the state in which the operations of such acquiring bank holding company's banking subsidiaries are principally conducted on the date such company became a bank holding company, unless such acquisition is specifically authorized by the laws of the state in which the bank to be acquired is located. Many states, including Indiana, Ohio and Kentucky, have adopted legislation that permits out-of-state bank holding companies located throughout the United States to acquire local banks and bank holding companies.

     As a registered non-diversified savings and loan holding company, CIB is subject to regulation, examination and supervision by the OTS and to OTS reporting requirements. As a federally chartered savings bank, Kokomo is also subject to such regulation, examination, supervision and reporting requirements. Kokomo's deposits are insured by SAIF, and accordingly, the institution is also subject to examination by and the regulations of the FDIC. Like NCC, CIB is affected significantly by the actions of the FRB as it attempts to control the money supply and credit availability.

     CIB is required to obtain the prior approval of the OTS before acquiring control of, or more than 5% of the voting shares of, any other savings association or savings association holding company. Because it is, at present, a unitary savings and loan holding company (i.e., owns only one savings association subsidiary), and because its savings association meets the qualified thrift lender test (requiring that a specified percentage of Kokomo's assets be housing-related), CIB is generally free of restrictions on its permissible business activities, except for restrictions that could be imposed for specific safety and soundness reasons. If CIB were to acquire another savings association and thereby become a multiple savings and loan holding company, it would become subject, with limited exceptions, to the same limitations on its permissible business activities as are applicable to bank holding companies, such as NCC, and would have to obtain prior OTS approval before engaging in other activities permissible for bank holding companies. Any non-supervisory acquisition in a state other than Indiana that resulted in CIB's becoming a multiple savings and loan holding company, and any subsequent non-supervisory transaction that resulted in the acquisition of additional savings associations outside Indiana by CIB, could only be approved by the OTS if the state where the institution to be acquired is located allows, by specific statutory language, its savings associations to be acquired by an Indiana savings association or savings association holding company.

     Kokomo is a member of the Federal Home Loan Bank ("FHLB") System, which consists of twelve regional banks. The Federal Housing Finance Board, an independent agency, controls the FHLB System, including the Federal Home Loan Bank of Indianapolis ("FHLB of Indianapolis"). The FHLB System provides a central credit facility primarily for member savings and loan associations, savings banks, and other member financial institutions. Kokomo is required to hold shares of capital stock in the FHLB of Indianapolis in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts, and similar obligations at the end of each calendar year; .3% of its assets; or 1/20 (or such greater fraction established by the FHLB) of outstanding FHLB advances, commitments, lines of credit and letters of credit. Kokomo is currently in compliance with this requirement.

PAYMENT OF DIVIDENDS

     Each of NCC and CIB is a legal entity separate and distinct from its banking, savings bank, and other subsidiaries. Most of NCC's and CIB's revenues result from dividends paid to it by its bank or savings bank subsidiaries, as applicable. There are statutory and regulatory requirements applicable to the payment of dividends by subsidiary banks as well as by NCC to its stockholders and CIB to its shareholders.

     Each state bank subsidiary that is a member of the Federal Reserve System and each national banking association is required by federal law to obtain the prior approval of the FRB or the Comptroller of the Currency (the "Comptroller"), as the case may be, for the declaration and payment of dividends if the total of all dividends declared by the board of directors of such bank in any year will exceed the total of (a) such bank's net profits (as defined and interpreted by regulation) for that year plus (b) the retained net profits (as defined and interpreted by regulation) for the preceding two years, less any required transfers to surplus. In addition, these banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed bad debts (as defined by regulation).

     As of September 30, 1994, NCC's subsidiary banks, without obtaining governmental approvals, could declare aggregate dividends of approximately $194.3 million.

     The payment of dividends by NCC and its bank subsidiaries are also affected by various regulatory requirements and policies, such as the requirements to maintain adequate capital. In addition, if, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The FRB and the Comptroller have each indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. The FRB, the Comptroller and the Federal Deposit Insurance Corporation (the "FDIC") have issued policy statements which provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

     There are also statutory limits on the amount of dividends Kokomo can pay to the CIB without regulatory approval. Under OTS regulations, a converted savings association may not declare or pay a cash dividend if such payment would reduce its net worth below the amount required for the liquidation account created at the time the association was converted. In addition, OTS regulations establish a three-tier system of regulation which imposes limitations on the extent to which a savings association may make "capital distributions." A savings association which has total capital (immediately prior to and after giving effect to the capital distribution) that is at least equal to its fully phased-in capital requirements is classified as a tier one institution. Kokomo is now, and expects to continue to be, a tier one institution and, therefore, would be able to pay cash dividends to CIB, after prior notice but without the approval of the OTS, up to 100% of its net income to date during the calendar year, plus an amount that would reduce by one-half its "surplus capital ratio" (the excess over its fully phased-in capital requirements) at the beginning of the calendar year. Any additional amount of capital distributions would require prior regulatory approval. Under these provisions, CIB could, without regulatory approval, declare dividends of approximately $11.7 million at September 30, 1994.

CERTAIN TRANSACTIONS BY BANK HOLDING COMPANIES WITH THEIR AFFILIATES

     There are also various legal restrictions on the extent to which NCC, CIB and most of their respective nondepository subsidiaries can borrow or otherwise obtain credit from, or engage in certain other transactions ("covered transactions") with, depository institution subsidiaries. Such borrowings and other transactions by an insured depository institution with nondepository affiliates are limited to the following amounts: (a) in the case of any one such affiliate, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 10% of the capital stock and surplus of the insured depository institution; and (b) in the case of all affiliates, the aggregate amount of covered transactions of the insured depository institution and its subsidiaries cannot exceed 20% of the capital stock and surplus of the insured depository institution. In addition, such extensions of credit must be collateralized in prescribed amounts. Furthermore, a bank holding company, a savings and loan holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

FDIC INSURANCE

     The FDIC has the authority to raise the insurance premiums for institutions in BIF and SAIF to a level necessary to achieve a target reserve level of 1.25% of insured deposits within not more than 15 years. In addition, the FDIC has the authority to impose special assessments in certain circumstances. The level of deposit premiums affects the profitability of subsidiary banks and thrifts and thus the potential flow of dividends to parent companies. See "Certain Regulatory Considerations -- Payment of Dividends."

     Under a transitional risk-based insurance assessment system that became effective January 1, 1993, and other relevant information (such as supervisory evaluations), the assessment rates under the new system range from 0.23%, to 0.31%, depending upon the assessment category into which the insured institution is placed.

     On June 17, 1993, the FDIC adopted a permanent risk-based assessment system for assessment periods beginning on and after January 1, 1994. The permanent system retains the transitional system without substantial modification.

     The current SAIF insurance premium assessment schedule applicable to savings associations like Kokomo could rise to pay for the resolution of troubled institutions. Moreover, since the reserve ratio of BIF is currently higher than that of SAIF, it is anticipated that BIF premiums may start declining in the next year or so. Such events could cause a disparity between the assessment rates of SAIF and BIF members.

CAPITAL

     The FRB has adopted risk-based capital guidelines for bank holding companies. The guidelines became fully phased in at the end of 1992. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. To be considered well-capitalized, Total Capital must be at least 10%. At least half of minimum required Total Capital of 8% is to be composed of common shareholders' equity, minority interests in the equity accounts of consolidated subsidiaries and a limited amount of perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 Capital"). To be considered well-capitalized, Tier 1 Capital must be at least 6%. The remainder may consist of subordinated debt, other preferred stock and a limited amount of loan and lease loss allowance.

     The following tables set forth the Tier 1 Capital to risk-weighted assets ratios and the Total Capital to risk-weighted assets ratios for NCC and CIB individually and on a pro forma combined basis as of June 30, 1994.

                  TIER 1 CAPITAL TO RISK-WEIGHTED ASSETS RATIO
                (in each case calculated pursuant to the current
                         risk-based capital guidelines)

                                                     PRO
                                                   FORMA
                           NCC        CIB       COMBINED
                          ------     ------     --------
                           9.38%     23.04%       9.45%

                  TOTAL CAPITAL TO RISK-WEIGHTED ASSETS RATIO
                (in each case calculated pursuant to the current
                         risk-based capital guidelines)

                                                     PRO
                                                   FORMA
                           NCC        CIB       COMBINED
                          ------     ------     --------
                          12.97%     24.85%      13.03%

     In addition, the FRB has established minimum leverage ratio guidelines for bank holding companies. The guidelines provide for a minimum ratio of Tier 1 Capital to average total assets (excluding the loan and lease loss allowance, goodwill and certain other intangibles) ( the "Leverage Ratio") of 3% for bank holding companies that meet specified criteria, including having the highest regulatory rating. To be considered well-capitalized, the

Leverage Ratio must be 5% or more. NCC's Leverage Ratio at June 30, 1994 was 7.98%. At June 30, 1994, on a pro forma combined basis, NCC's Leverage Ratio would be 8.01%. The guidelines further provide that bank holding companies making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels.

     Savings and loan holding companies, such as CIB, are not subject to such capital guidelines, but Kokomo is subject to substantially similar capital requirements adopted by the OTS. At September 30, 1994, Kokomo's tangible capital ratio, core capital ratio, and total risk-based capital ratios were 13.31%, 13.31%, and 21.85%, respectively. Thus, Kokomo had capital well in excess of all applicable requirements.

     Each of NCC's subsidiary banks is subject to similar capital requirements adopted by the FRB, the Comptroller or the FDIC, as the case may be. At June 30, 1994, each of NCC's subsidiary banks had a Tier 1 Capital ratio and a Total Capital ratio (computed under the current guidelines) in excess of 6% and 10%, respectively. All of NCC's subsidiary banks are well-capitalized under the current capital guidelines.

     In the fourth quarter of 1992, the federal banking agencies adopted regulations with respect to risk-based and leverage capital ratios that require all intangibles, other than limited amounts of purchased mortgage servicing rights and purchased credit card relationships, to be deducted from Tier 1 Capital. Federal banking agencies have recently adopted other modifications related to risk-based and leverage capital ratios, and have proposed an additional capital requirement tied to a bank's interest-rate risk. NCC and CIB do not expect the aggregate impact on these regulatory changes to have a significant impact on their capital position.

     Failure to meet capital guidelines could subject an insured bank to a variety of enforcement remedies, including the possible termination of deposit insurance by the FDIC and a prohibition on the taking of brokered deposits. See "FDICIA" below.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, the managements of NCC and CIB are unable to predict whether and when higher capital requirements might be imposed and, if they are imposed, at what levels and on what schedule.

HOLDING COMPANY SUPPORT OF SUBSIDIARY BANKS AND SAVINGS BANKS

     Under FRB policy, NCC is expected to act as a source of financial strength to each of its subsidiary banks and to commit resources to support each of such subsidiaries. This support may be required at times when, absent such FRB policy, NCC would not otherwise be required to provide it. In addition, any capital loans by NCC or CIB to a subsidiary bank or savings association would be subordinate in right of payment to deposits and to certain other indebtedness of such bank. In the event of a bank holding company's or savings and loan holding company's bankruptcy, any commitment by the bank holding company or by the savings and loan holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank or savings association will be assumed by the bankruptcy trustee and entitled to a priority of payment. This priority would apply to guarantees of capital restoration plans under the Federal Deposit Insurance Corporation Improvement Act of 1991. See "FDICIA" below.

     Under FIRREA, a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution, or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution in danger of default. The validity of this provision is currently the subject of judicial proceedings.

FDICIA

     On December 19, 1991, a major banking bill entitled the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. FDICIA substantially revises the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes.

     Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. The depository institution subsidiaries of NCC and CIB have capital levels above the minimum requirements. See "CERTAIN REGULATORY CONSIDERATIONS -- Capital" above. In addition, an institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market; also, "pass through" insurance coverage may not be available for certain employee benefit accounts. FDICIA also requires the holding company of any undercapitalized depository institution to guarantee, in part, certain aspects of such depository institution's capital plan for such plan to be acceptable. NCC's and CIB's subsidiary depository institutions qualify as "well capitalized."

     FDICIA contains numerous other provisions, including accounting, audit and reporting requirements, termination of the "too big to fail" doctrine beginning in 1995 (except in special cases), limitations on the FDIC's payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, power of state banks, real estate lending and capital adequacy.

     FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches.

RECENT AND PROPOSED LEGISLATION

     The Riegle Community Development and Regulatory Improvement Act of 1994 was recently signed into law. It includes new laws on high cost and reverse mortgages, bank regulatory relief, community development banking, money laundering and national flood insurance.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also recently was enacted. It permits bank holding companies to acquire banks in other states and, with state consent and subject to certain limitations, allows banks to acquire out-of-state branches either through merger or de novo expansion.

     In addition, Congress is considering legislation that would consolidated the federal supervision and regulation of all U.S. financial institutions into one administrative body. It cannot be predicted with certainty whether or when any such legislation may be enacted or the extent to which any such legislation would affect the banking industry.

                        DESCRIPTION OF NCC CAPITAL STOCK

COMMON STOCK

     General. NCC has 350,000,000 authorized shares of NCC Common, of which 150,148,676 shares were issued and outstanding on September 30, 1994, and an additional 7,949,550 shares were reserved for issuance in connection with NCC's Stock Option Plans (options to purchase 8,302,639 shares of NCC Common have been granted and are outstanding) and Restricted Stock Plan (329,050 shares of NCC Common have been awarded and are outstanding). The shares of NCC Common to be issued in connection with the Merger will be validly issued, fully paid and nonassessable. NCC Common is listed on the NYSE (Symbol: NCC). The transfer agent, registrar and dividend disbursing agent for shares of NCC Common is National City Bank, Cleveland.

     Dividend and Liquidation Rights. Holders of NCC Common are entitled to such dividends as may be declared by NCC's Board of Directors out of funds legally available therefor. In the event of liquidation, holders of NCC Common will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them. The dividend and liquidation rights of NCC Common are subject to the rights of any preferred stock of NCC.

     Voting, Preemptive, Conversion and Redemption Rights. Holders of NCC Common are entitled to one vote per share on all matters submitted to stockholders and are not entitled to cumulative voting rights in the election of directors or to preemptive rights for the purchase of additional shares of any class of NCC's stock. NCC Common has no conversion or redemption rights.

PREFERRED STOCK

     General. Under NCC's Certificate of Incorporation (the "NCC certificate"), the Board of Directors of NCC is authorized without further stockholder action to provide for the issuance of up to 5,000,000 shares of preferred stock, without par value, in one or more series as the Board of Directors may determine, and to fix the relative powers, preferences and rights (including voting rights) of each such series of preferred stock in relation to the powers, preferences and rights of any other series of preferred stock. Voting rights, if any, may be general, special, conditional or limited. The Board of Directors of NCC also has the discretion to determine the number of votes per share which each holder of a share of a series of the preferred stock will have, but in no event may any holder of any series of NCC preferred stock be entitled to more than one vote per share. Additionally, the Board of Directors of NCC is authorized to permit the holders of a series of preferred stock to vote separately or together with the holders of one or more other series of preferred stock on all or some matters as a separate voting group. NCC may, at its option, elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in a share of the particular series of the NCC preferred stock issued and deposited with a depositary selected by NCC.

     Convertible Preferred Stock. By resolution dated April 11, 1991, the Board of Directors of NCC designated a series of NCC preferred stock as 8% Cumulative Convertible Preferred Stock, without par value, of NCC ("Convertible Preferred Stock"). The number of shares constituting such series is 800,000, of which 757,160 shares (3,785,800 depositary shares) were issued and outstanding as of September 30, 1994. Each depositary share of Convertible Preferred Stock (a "Depositary Share") represents a one-fifth interest in a share of Convertible Preferred Stock. The Depositary Shares are listed on the NYSE. The transfer agent, registrar, dividend disbursing agent, redemption agent and depositary for shares of Convertible Preferred Stock and Depositary Shares is National City Bank, Cleveland.

     Dividends. Holders of shares of Convertible Preferred Stock are entitled to receive, when and as declared by the Board of Directors of NCC out of funds legally available therefor, cash dividends at the rate of 8% per annum (equivalent to $4.00 per Depositary Share). Dividends on Convertible Preferred Stock are payable quarterly on February 1, May 1, August 1 and November 1 of each year, commencing August 1, 1991, at such annual rate. Dividends are cumulative from the date of original issue.

     Redemption. Shares of Convertible Preferred Stock will not be redeemable prior to May 1, 1996. The shares of Convertible Preferred Stock will be redeemable at the option of NCC, in whole or in part, at any time or from time to time, on or after May 1, 1996, on not less than 30 nor more than 60 days notice by mail, at a redemption price of $260 per share (equivalent to $52.00 per Depositary Share) during the period from May 1, 1996 to but not including May 1, 1997, and thereafter at the redemption prices set forth below during the 12-month periods beginning on May 1, of the years shown below, plus in each case accrued and unpaid dividends to the redemption date.

                      YEAR                              REDEMPTION PRICE PER SHARE
                      ----                              --------------------------
        1997............................     $258 (equivalent to $51.60 per Depositary Share)
        1998............................     $256 (equivalent to $51.20 per Depositary Share)
        1999............................     $254 (equivalent to $50.80 per Depositary Share)
        2000............................     $252 (equivalent to $50.40 per Depositary Share)
        2001 and thereafter.............     $250 (equivalent to $50.00 per Depositary Share)

     Convertible Preferred Stock will not be subject to any sinking fund or other obligation of NCC to redeem or retire Convertible Preferred Stock.

     Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of NCC, the holders of shares of Convertible Preferred Stock are entitled to receive out of assets of NCC available for distribution to stockholders, before any distribution of assets is made to holders of NCC Common or of any other shares of stock of NCC ranking as to such a distribution junior to the shares of Convertible Preferred Stock, liquidating distributions in the amount of $250 per share (equivalent to $50 per Depositary Share) plus accrued and unpaid dividends. After payment of such liquidating distributions, the holders of shares of Convertible Preferred Stock will not be entitled to any further participation in any distribution of assets by NCC.

     Voting Rights. Except as indicated below, or except as expressly required under the DGCL, the holders of Convertible Preferred Stock will have no voting rights.

     If the equivalent of six quarterly dividends payable on Convertible Preferred Stock is in arrears, the number of directors of NCC will be increased by two, and the holders of Convertible Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock of NCC ranking on a parity with Convertible Preferred Stock, whether as to payment of dividends or the distribution of assets and upon which like voting rights have been conferred and are exercisable, will be entitled to elect two directors to fill such vacancies. Such right to elect two additional directors shall continue until all dividends in arrears have been paid or declared and set apart for payment. Each director elected by the holders of shares of Convertible Preferred Stock and all other classes of preferred stock of NCC whose holders are so entitled to vote shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term such default shall cease to exist.

     Unless the vote or consent of the holders of a greater number of shares shall then be required under the DGCL, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and any one or more other series of preferred stock of NCC similarly affected, voting separately as a single class, without regard to series, will be required for any amendment, alteration or repeal of NCC's Certificate (or any certificate amendatory thereof or supplemental thereto providing for the capital stock of NCC, including any Certificate of Designation or similar document relating to such series) which would adversely affect the preferences, rights, powers or privileges of Convertible Preferred Stock and any such other series of NCC's preferred stock. Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Convertible Preferred Stock and any other series of preferred stock of NCC ranking on a parity with Convertible Preferred Stock either as to dividends or upon distribution of assets, voting as a single class, without regard to series, will be required to create, authorize or issue, or reclassify any authorized stock of NCC into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of NCC ranking prior to Convertible Preferred Stock and any other series of preferred stock of NCC ranking on a parity with Convertible Preferred Stock as to dividends or upon distribution of assets. Subject to the foregoing, NCC's Certificate may be amended to increase the number of authorized shares of preferred stock of NCC without the vote of the holders of the outstanding preferred stock of NCC, including the Convertible Preferred Stock.

     Under interpretations adopted by the FRB, if the holders of shares of any series of preferred stock of NCC (including, in this case, Convertible Preferred Stock) become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series (or a holder of 5% or more if it otherwise exercises a "controlling influence" over NCC) may then be subject to regulation as a bank holding company in accordance with the BHCA. In addition, at such time as such series is deemed a class of voting securities,
(a) any other bank holding company may be required to obtain the approval of the FRB under the BHCA to acquire or retain 5% or more of such series and (b) any person other than a bank holding company may be required to obtain the approval of the FRB under the Change in Bank Control Act to acquire or retain 10% or more of such series.

     Conversion Rights. Shares of Convertible Preferred Stock are convertible at any time at the option of the holder thereof into shares of NCC Common at a conversion price of $20.975 per share of NCC Common (equivalent to a conversion rate of approximately 2.384 NCC Common shares for each Depositary Share), subject to adjustment as described below (except that a share of Convertible Preferred Stock or a Depositary Share which has been called for redemption will be convertible up to and including but not after the close of business on the tenth day preceding the date fixed for redemption thereof). For purposes of such conversion, each share of Convertible Preferred Stock will be valued at $250 (equivalent to $50 for each Depositary Share).

     In the case of any consolidation or merger to which NCC is a party (other than a merger or consolidation in which NCC is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of NCC as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the conversion price but the holder of each share of Convertible Preferred Stock then outstanding will have the right thereafter to convert such share into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such share been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance.

     The conversion price is subject to adjustment upon certain events, including the issuance of NCC Common as a dividend or distribution on shares of NCC Common; subdivisions, combinations or reclassifications of NCC Common; the issuance to holders of NCC Common generally of rights or warrants to subscribe for NCC Common at less than the then current market price; or the distribution to the holders of NCC Common generally of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe for securities of NCC other than those mentioned above.

     Fractional shares of NCC Common will not be delivered upon conversion, but a cash adjustment will be paid in respect of such fractional interests, based on the then current market price of NCC Common.

                        DESCRIPTION OF CIB CAPITAL STOCK

     General. CIB is authorized to issue 5,000,000 shares of CIB Common, without par value, all of which have identical rights and preferences, and
2,000,000 shares of Preferred Stock, without par value. As of November   , 1994,
          shares of CIB Common and no shares of Preferred Stock were issued and
outstanding and           shares of CIB Common were reserved for issuance
pursuant to options outstanding under CIB's Option Plans. The CIB Common is listed on the NASDAQ under the symbol "KOKO." As of November 14, 1994, CIB had shareholders of record. The transfer agent registrar and dividend disbursing agent for shares of CIB Common is Bank One Indianapolis, NA.

     Dividend and Liquidation Rights. Holders of CIB Common are entitled to such dividends as may be declared by CIB's Board of Directors out of funds legally available therefor. In the event of the liquidation or dissolution of CIB, the holders of the CIB Common will be entitled to receive -- after payment or provision for payment of all debts and liabilities of CIB -- all assets of CIB available for distribution, in cash or in kind.

     Voting, Preemptive, Conversion and Redemption Rights. Each holder of CIB Common is entitled to one vote for each share held on all matters voted upon by shareholders, subject to the limitations contained in Article 11 of CIB's Articles of Incorporation. See "Proposed Amendment to the Articles of Incorporation of CIB." There are no cumulative voting rights for the election of directors.

     Shareholders of CIB have no preemptive rights to acquire additional shares of CIB Common which may be subsequently issued. The CIB Common has no conversion or redemption rights.

     Preferred Stock. The Board of Directors of CIB is authorized to issue preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. Preferred stock may rank prior to the CIB Common as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The holders of preferred stock will be entitled to vote as a separate class or series under certain circumstances, regardless of any other voting rights which such holders may have.

     The following table sets forth market price information for CIB Common for the periods indicated:

                                       HIGH SALE     LOW SALE
                                       ---------     --------
Fiscal Quarter Ended
December 31, 1992....................   $ 15.00       $12.94
March 31, 1993.......................     17.72        14.63
June 30, 1993........................     27.50        16.88
September 30, 1993...................     27.75        21.50
December 31, 1993....................     27.25        22.75
March 31, 1994.......................     27.00        22.75
June 30, 1994........................     26.75        25.25
September 30, 1994...................     28.25        24.75

                GENERAL COMPARISON OF NCC AND CIB CAPITAL STOCK

GENERAL

     If the shareholders of CIB approve the Merger Agreement, and the Merger is subsequently consummated, all shareholders of CIB will become stockholders of NCC. NCC is a corporation organized under, and governed by, the DGCL, whereas CIB is a corporation organized under, and governed by, the IBCL.

     The following is a brief summary of certain differences between the Delaware corporate laws applicable to NCC and the Indiana corporate laws applicable to CIB and certain differences between NCC's Certificate and By-Laws and CIB's Articles and By-Laws. The purpose of this summary is to briefly indicate the differences between holding NCC capital stock and CIB capital stock to the extent such differences are created by the state corporation laws applicable to NCC and CIB or arise because of differences between NCC's Certificate and By-Laws and CIB's Articles and By-Laws. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DGCL, THE IBCL, NCC'S CERTIFICATE AND BY-LAWS AND CIB'S ARTICLES AND BY-LAWS.

DIRECTORS

     NCC's By-Laws provide that the number of directors of NCC shall be determined by resolution of the Board of Directors, that such directors shall be elected at the annual meeting of the stockholders of NCC, and that each director elected shall hold office until his or her successor is duly elected and shall qualify. The number of directors is currently set at 18. Section 141 of the DGCL provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors. The DGCL provides that, unless the governing documents of a corporation provide otherwise, vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors (or sole director, if applicable) then in office. The NCC Certificate provides that newly created directorships resulting from any increase in the number of directors and any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled by the Board of Directors. CIB's Articles provide that the size of the Board shall range between 5 and 15 directors, with the exact number to be fixed by resolution adopted by a majority of the total number of CIB directors. The CIB Board is divided into three classes, with directors in each class elected for three-year staggered terms. Directors may be removed only for cause and only by the affirmative vote of 80% of the shares eligible to vote for directors. Removal for "cause" is limited to the grounds for termination in the OTS regulation relating to employment contracts of federally-insured savings associations.

     CIB's Articles of Incorporation provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term only by a majority vote of the directors then in office.

LIMITATION OF DIRECTOR LIABILITY IN CERTAIN CIRCUMSTANCES

     As permitted by the DGCL, Article Seventh of NCC's Certificate provides that directors of NCC shall not be liable personally to NCC or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability arising out of (a) any breach of the director's duty of loyalty to NCC or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payment of a dividend or approval of a stock repurchase in violation of Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit. This provision protects NCC directors against personal liability for monetary damages from breaches of their duty of care. Under Delaware law, absent adoption of Article Seventh, directors can be held liable for gross negligence in connection with decisions made on behalf of the corporation in the performance of their duty of care, but may not be liable for simple negligence. Although Article Seventh provides NCC directors with protection from certain awards of monetary damages for breaches of their duty of care, it does not eliminate the director's duty of care. Accordingly, Article Seventh has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a director's breach of his duty of care. Article Seventh does not apply to officers of NCC who are not directors of NCC.

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

     Section 23-1-35-1 of the IBCL provides that directors of CIB shall not be liable for any action taken or not taken as a director except for liability arising out of (a) any breach or failure to perform the duties of the director's office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interests of the corporation, and (b) any such breach or failure to perform which constitutes willful misconduct or recklessness. CIB's Articles of Incorporation extend similar protections to directors, officers, employees and agents of CIB.

INDEMNIFICATION AND INSURANCE

     NCC. Under Section 145 of the DGCL, directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

     Article VI of NCC's By-Laws provides that NCC must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of NCC or of any NCC subsidiary (or was serving at the request of NCC as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of NCC or any other source.

     Article VI also provides that NCC may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. NCC may advance expenses to any director, officer or employee only upon delivery to NCC of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI provides that NCC may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether NCC has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of NCC's Certificate or By-Laws, or otherwise. Additionally, no amendment to NCC's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

     CIB. Chapter 37 of the IBCL provides for both mandatory and permissive indemnification of CIB's directors, officers, employees and agents who are made parties to proceedings as a result of conduct in their official capacity. Chapter 37 requires CIB to indemnify any director or officer against reasonable expenses incurred in the defense of such a proceeding generally if the individual is wholly successful on the merits. Chapter 37 authorizes CIB to indemnify any director, officer, employee or agent against liability incurred in such a proceeding generally if the individual's conduct was in good faith and the individual reasonably believed his conduct was in CIB's best interests. Chapter 37 further authorizes any court of competent jurisdiction to order indemnification generally if the court determines a director or officer is entitled to mandatory indemnification or

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

is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Chapter 37 authorizes indemnification to reimburse reasonable expenses in advance of final disposition of a proceeding generally if the individual affirms in writing a good faith belief he satisfies the standard of conduct for permissive indemnification, the individual undertakes in a signed writing to repay the advance if it is determined he does not satisfy the standard of conduct for permissive indemnification and CIB determines that the facts then known do not preclude indemnification. Lastly, Chapter 37 authorizes further indemnification to the extent that CIB may provide in its Articles of Incorporation, By-laws, Board of Directors or shareholder resolution, or other authorization adopted by a majority vote of its voting shares then issued and outstanding.

     Article 13 of CIB's Articles of Incorporation generally provides for indemnification of any person who is or was a director, officer, employee, or agent of CIB, or who served at CIB's request as a director, officer, employee, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. To qualify for indemnification, such a person generally must have been successful on the merits or otherwise, or (i) must have acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of CIB, and, in all other cases, was not opposed to CIB's best interests and (ii) in any criminal proceeding, either had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. A person who qualifies for indemnification generally is entitled to indemnity for any obligation to pay any judgments, settlements, penalties, fines and expenses actually or reasonably incurred in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, in which he or she was made a party as a result of his or her service on behalf of CIB.

     To the extent that a director, officer, employee or agent of CIB has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in the defense of any claim, issue or matter therein, CIB shall indemnify such person against expenses (including counsel fees) actually and reasonably incurred by such person in connection therewith. Any other indemnification (unless ordered by a court) shall be made by CIB only as authorized in the specific case, upon the determination that indemnification of the director, officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or
(3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or (2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by a majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (3) to select counsel.

ANTITAKEOVER STATUTES

     Delaware Business Combination Statute. Section 203 of the DGCL ("Section 203"), which applies to NCC, regulates transactions with major stockholders after they become major stockholders. Section 203 prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested stockholder"), for a period of three years after the interested stockholder crosses the 15% threshold. These restrictions on transactions involving an interested stockholder do not apply if (a) before the interested stockholder owned 15% or more of the voting stock, the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder; (b) in the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock

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

plans; (c) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock other than stock owned by the interested stockholder approves the business combination; or (d) certain competitive bidding circumstances.

     Indiana Control Share Acquisitions Statute. Chapter 42 of the IBCL, the Indiana Control Share Acquisitions Statute, restricts the voting rights of certain shares ("control shares") that, except for Chapter 42, would have voting power with respect to shares of an issuing public corporation and that, when added to all other shares of such corporation owned by a person, would entitle that person, immediately after the acquisition of such shares, to exercise or direct the exercise of the voting power of such corporation in the election of directors within any of the following ranges of voting power: (a) one-fifth or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; and (c) a majority or more of all voting power (a "control share acquisition"). The voting rights of such control shares are restricted to those rights granted by a resolution approved by the holders of a majority of the outstanding voting shares, excluding the voting shares owned by the acquiring shareholder and certain other "interested shares," which includes shares owned by officers of the issuing corporation and employees of the issuing corporation that are also directors of the issuing corporation.

     Chapter 42 does not apply to the acquisition of shares of an issuing public corporation if the acquisition is consummated (a) before January 8, 1986; (b) pursuant to a contract existing before January 8, 1986; (c) pursuant to the laws of descent and distribution; (d) pursuant to a satisfaction of a pledge or other security interest created in good faith and not for the purposes of circumventing the statute; or (e) pursuant to a merger or plan of shares exchange effected in compliance with IBCL Section 23-1-40 if the issuing public corporation is a party to the agreement of merger or plan of share exchange. Because CIB, as the issuing corporation, is a party to the Merger, which is being effected in compliance with IBCL Section 23-1-40, NCC's acquisition of CIB shares in connection with the Merger will not be considered a control share acquisition.

     Indiana Business Combination Statute. Chapter 43 of the IBCL is similar, but not identical, to Section 203 of the DLGL. Chapter 43 prohibits Indiana corporations from engaging in certain transactions (including mergers, consolidations, asset sales, liquidations or dissolutions, reclassifications, recapitalizations, disproportionate share conversions, loans, advances, other financial assistance, or tax benefits not received proportionately by all shareholders) (each, a "business combination") with a person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the Indiana corporation (an "interested shareholder") for a period of five years after such person becomes an interested shareholder unless, prior to the date the interested shareholder becomes an interested shareholder, the board of directors of the Indiana corporation approves either the transaction in which such person becomes an interested shareholder or such business combination. Following the five-year moratorium period, the Indiana corporation may engage in certain business combinations with an interested shareholder only if, among other things, (a) the business combination is approved by the affirmative vote of the holders of a majority of the outstanding voting shares not beneficially owned by the interested shareholder proposing the business combination or (b) the business combination meets certain criteria designed to ensure that the remaining shareholders receive fair consideration for their shares. Chapter 43 of the IBCL will not apply to the Merger Agreement or the grant or exercise of the Option because CIB's Board of Directors approved the Merger Agreement prior to the date of the granting of the Option.

     Other Provisions. The IBCL also specifically authorizes directors, in considering the best interests of an Indiana corporation, to consider the effects of any action on shareholders, employees, suppliers, and customers of the corporation, and communities in which offices or other facilities of the corporation are located, and any other factors the directors consider pertinent. Under the IBCL, directors are not required to approve a proposed business combination or other corporate action if the directors determine in good faith that such approval is not in the best interest of the corporation. In addition, the IBCL states that directors are not required to redeem any rights under, or render inapplicable, a shareholder rights plan or to take or decline to take any other action solely because of the effect such action might have on a proposed change of control of the corporation or the amounts to be paid to shareholders upon such change of control. The IBCL explicitly provides that the different or higher degree of scrutiny imposed in Delaware and certain other jurisdictions upon director actions taken in response to

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

potential changes in control will not apply. The Delaware Supreme Court has held that defensive measures in response to a potential takeover must be "reasonable in relation to the threat posed."

     In taking or declining to take any action or in making any recommendation to a corporation's shareholders with respect to any matter, directors are authorized under the IBCL to consider both the short-term and long-term interests of the corporation as well as interests of other constituencies and other relevant factors. Any determination made with respect to the foregoing by a majority of the disinterested directors shall conclusively be presumed to be valid unless it can be demonstrated that such determination was not made in good faith after reasonable investigation.

     Because of the foregoing provisions of the IBCL, the board of directors of an Indiana corporation will have flexibility in responding to unsolicited acquisition proposals, and accordingly it may be more difficult for an acquiror to gain control of the corporation in a transaction not approved by the board.

ISSUANCE OF PREFERRED STOCK

     NCC's Certificate and CIB's Articles authorize the Board of Directors of the respective companies to issue shares of preferred stock, from time to time, in one or more series as the Boards of Directors may determine, and to fix the relative powers, preferences and rights (including voting rights) of each such series of preferred stock in relation to the powers, preferences and rights of any other series of preferred stock. Voting rights, if any, may be general, special, conditional or limited. The Boards of Directors of NCC and CIB also have the discretion to determine the number of votes per share which each holder of a share of a series of the preferred stock will have, but in no event may any holder of any series of NCC preferred stock be entitled to more than one vote per share. Additionally, the Boards of Directors of NCC and CIB are authorized to permit the holders of a series of preferred stock to vote separately or together with the holders of one or more other series of preferred stock on all or some matters as a separate voting group. Except with respect to the number of votes per share, NCC's Certificate does not materially differ from the provisions of CIB's Articles with respect to the ability of the Boards of Directors of NCC and CIB to issue preferred stock in one or more series and to fix the relative powers, preferences and rights of each such series in relation to the powers, preferences and rights of any other series of preferred stock. The power of the Boards of Directors of NCC and CIB to issue preferred stock with voting or other powers, preferences and rights may be used to impede or discourage a takeover attempt. See "DESCRIPTION OF NCC CAPITAL STOCK -- Preferred Stock" and "DESCRIPTION OF CIB CAPITAL STOCK -- Preferred Stock -- General."

     Generally, the issuance of preferred stock by NCC could (a) result in a class of securities outstanding which will have certain preferences regarding distributions in a liquidation over NCC Common and might provide for certain rights (whether general, special, conditional or limited) that could dilute the voting rights of NCC Common and (b) result in dilution of the net income per share and net book value per share relating to NCC Common. Further, the issuance of any additional shares of NCC Common, pursuant to any conversion rights granted holders of any preferred stock, may also result in dilution of the voting rights, net income per share and net book value of NCC Common.

     Specifically, the terms of NCC's New Preferred Stock provide that in the event of any voluntary or involuntary liquidation, dissolution or winding up of NCC, the holders of shares of New Preferred Stock are entitled to receive out of the assets of NCC available for distribution to stockholders, before any distribution of assets is made to holders of NCC Common, liquidation distributions in the amount of $250 per share (equivalent to $50 per Depositary Share) plus accrued and unpaid dividends. Additionally, if the equivalent of six quarterly dividends payable on the New Preferred Stock is in arrears, the number of directors of NCC will be increased by two, and the holders of New Preferred Stock will be entitled to elect two directors to fill such vacancies. Such right to elect two additional directors shall continue until all dividends in arrears have been paid or declared and set apart for payment. Finally, shares of New Preferred Stock are convertible at any time at the option of the holder thereof into shares of NCC Common at a conversion price of $20.975 per share of NCC Common (equivalent to a conversion rate of approximately 11.919 shares of NCC Common for each share of New Preferred Stock and 2.384 shares for each Depository Share). See "DESCRIPTION OF NCC CAPITAL STOCK -- Preferred Stock."

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

CUMULATIVE VOTING

     Section 214 of the DGCL provides that no cumulative voting rights, in respect of elections of directors, exist under Delaware Law, unless a corporation's certificate of incorporation provides otherwise. NCC's Certificate does not provide for cumulative voting in elections of directors.

     Section 23-1-30 of the IBCL also provides that shareholders do not have the right to cumulate their votes for directors unless a corporation's articles of incorporation so provide. CIB's Articles do not provide for cumulative voting in election of directors.

ACTION WITHOUT A MEETING

     Section 228 of the DGCL permits any action required or permitted to be taken at a stockholder's meeting to be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders. Generally, holders of a majority of outstanding shares can effect such an action. The DGCL also provides that a corporation's certificate of incorporation may restrict or even prohibit stockholders' action without a meeting. NCC's Certificate does not restrict or prohibit stockholders' action without a meeting.

     Under Section 23-1-29-4 of the IBCL, any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on such action.

SPECIAL MEETINGS

     Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation's certificate of incorporation or by-laws may call a special meeting of the corporation's stockholders. NCC's By-Laws provide that a special meeting may be called by the Chairman of the Board and must be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of NCC issued and outstanding and entitled to vote.

     In comparison, Section 23-1-29-2 of the IBCL requires a corporation of 50 or more shareholders to hold a special meeting on call of its board of directors or the person or persons (including, but not limited to, shareholders or officers) specifically authorized to do so by the articles of incorporation or bylaws. CIB's By-Laws provide that a special meeting may only be called by the Chairman of the Board of CIB or pursuant to a resolution adopted by a majority of the total number of directors of CIB. Shareholders are not authorized to call a special meeting.

VOTING, APPRAISAL RIGHTS AND CORPORATE REORGANIZATIONS

     The DGCL generally requires a majority vote of stockholders to approve a merger, sale of assets or similar reorganization transaction. Under Section 251(f) of the DGCL, however, no vote of the stockholders of a corporation surviving the merger is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the date of the merger and if certain other conditions are met. The adoption and approval of the Merger Agreement by the stockholders of NCC is not required under the DGCL.

     Section 262 of the DGCL does not provide for dissenters' rights of appraisal for (a) the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) a merger by a corporation, the shares of which are either listed on a national securities exchange or held by more than 2,000 stockholders if such stockholders receive shares of the surviving corporation or of a listed or widely held corporation or (c) stockholders of a corporation surviving a merger if no vote of such stockholders is required to approve the merger. See "MERGER -- Appraisal and Dissenters' Rights -- NCC."

     The IBCL also requires a majority vote of shareholders to approve a plan of merger or share exchange. This requirement is modified by CIB's Articles of Incorporation in one significant respect. CIB's Articles of Incorporation require that certain business combinations between CIB (or any majority-owned subsidiary thereof)

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

and a 10% or greater shareholder either (i) be approved by at least 80% of the total number of outstanding voting shares of CIB, or (ii) be approved by a majority of certain directors unaffiliated with such 10% or greater shareholder or involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% shareholder or its affiliates in acquiring any shares of the CIB Common or (B) the "Fair Market Value" (generally, the highest closing sale price of the CIB Common during the thirty days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater shareholder became such, whichever is higher). The adoption of the Merger Agreement by the affirmative vote of the holders of the majority of the shares of CIB Common eligible to vote is a condition to the parties' obligation to close.

     Section 23-1-44-8 of the IBCL does not provide for dissenters' rights for a merger or plan of share exchange by a corporation the shares of which are (a) registered on a United States securities exchange registered under the Exchange Act, or (b) traded on NASDAQ or a similar market. See "MERGER -- Appraisal and Dissenters' Rights -- CIB."

     Limitations on 10% Shareholders. CIB's Articles of Incorporation provide that for a period of five years following the date on which CIB issued its first share of capital stock (i.e., until July 1, 1996): (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of CIB (provided that such limitation shall not apply to the acquisition of equity securities by any one or more tax-qualified employee stock benefit plans maintained by CIB, if the plan or plans beneficially own no more than 25% of any class of such equity security of
CIB); and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of shareholders. For these purposes, a person (including management) who has obtained the right to vote shares of the CIB Common pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

     Amendments to Charter Documents. The DGCL requires approval of stockholders holding a majority of the voting power of NCC in order to amend NCC's Certificate. Amendments to CIB's Articles of Incorporation must be approved by a majority vote of CIB's Board of Directors and also by a majority of the outstanding shares of CIB's voting shares; provided, however, that approval by at least 80% of the outstanding voting shares is required for certain provisions (i.e., provisions relating to number, classification, and removal of directors; amendment of the By-laws; call of special shareholder meetings; criteria for evaluating certain offers; certain business combinations; and amendments to provisions relating to the foregoing). The provisions concerning limitations on the acquisition of shares which are in effect for a five-year period may be amended only by an 80% vote of CIB's outstanding shares unless at least two-thirds of CIB's Continuing Directors (directors of CIB on March 15, 1991, or directors recommended for appointment or election by a majority of such directors) approve such amendments in advance of their submission to a vote of shareholders (in which case only the vote required by the IBCL is required).

BY-LAWS

     Section 109 of the DGCL places the power to adopt, amend or repeal by-laws in the corporation's shareholders, but permits the corporation, in its certificate of incorporation, also to vest such power with the board of directors. NCC's Certificate contains such a provision. Although the Board of Directors of NCC has been vested with such authority, NCC's stockholders' power to adopt, amend or repeal by-laws remains unrestricted. CIB's Articles provide that its by-laws may only be amended by a majority vote of the total number of directors of CIB. This is consistent with IBCL Section 23-1-39-1, which provides that the Board of Directors has the power to amend the by-laws unless the Articles of Incorporation provide otherwise.

PREEMPTIVE RIGHTS

     Under Section 102 of the DGCL, no statutory preemptive rights will exist, unless a corporation's certificate of incorporation specifies otherwise. NCC's Certificate does not provide for any such preemptive rights.

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

     IBCL Section 23-1-27-1 provides that the shareholders of a corporation do not have a preemptive right to acquire a corporation's unissued shares except to the extent the articles of incorporation so provide. CIB's Articles do not provide for any such preemptive rights.

DIVIDENDS

     Delaware corporations may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which declared and for the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

     In comparison, the IBCL does not permit dividend distributions if, after giving effect to the proposed dividend, (a) the corporation would be unable to pay its debts as they become due in the ordinary course of business, or (b) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights (if any) of shareholders whose preferential rights are superior to those shareholders receiving the distribution.

     NCC is subject to the FRB policies regarding payment of dividends, which generally limit dividends to operating earnings. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends." Generally, there is no OTS regulatory restriction on the payment of dividends by CIB absent a determination by the Director of the OTS that there is reasonable cause to believe that the payment of dividends constitutes a serious risk to the financial safety, soundness or stability of Kokomo.

                                    EXPERTS

     The consolidated financial statements of NCC appearing in NCC's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of CIB included herewith have been examined by Crowe, Chizek & Company as independent auditors for the periods indicated in their Report of Independent Auditors dated October 24, 1994, and have been included in reliance upon their report given upon their authority as experts in auditing and accounting.

                                 LEGAL OPINIONS

     The validity of the NCC Common will be passed upon by Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114, which has banking relationships with certain banking subsidiaries of NCC.

     The Merger Agreement provides as a condition to the parties' obligation to close that NCC and CIB shall have received the opinion of Barnes & Thornburg, substantially to the effect, among other things, that no gain or loss will be recognized by the shareholders of CIB who exchange their shares of CIB Common solely for shares of NCC Common pursuant to the Merger (except with respect to cash received in lieu of a fractional interest in NCC Common).

                      ANNUAL MEETING/SHAREHOLDER PROPOSALS

     If the Merger is not consummated, an Annual Meeting of Shareholders of CIB is scheduled to be held on January 24, 1995. Any shareholder proposal to be included in the proxy statement and form of proxy for that meeting had to have been received by CIB at its principal executive offices no later than September 21, 1994. CIB will not be required to include in any proxy statement or form of proxy any shareholder proposal that was not received prior to that date or that fails to meet the Commission's requirements for shareholder proposals. If the Merger is consummated, no Annual Meeting of Shareholders of CIB will be held.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Central Indiana Bancorp
Kokomo, Indiana

     We have audited the accompanying consolidated balance sheets of CIB as of September 30, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended September 30, 1994, 1993 and 1992. These financial statements are the responsibility of CIB's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIB as of September 30, 1994 and 1993, and the results of its operations and its cash flows for the years ended September 30, 1994, 1993 and 1992 in conformity with generally accepted accounting principles.

     As discussed in Notes 1 and 11 to the consolidated financial statements, CIB changed its method of accounting for income taxes effective October 1, 1993. Also, as discussed in Notes 1 and 10, CIB changed its method of accounting for postretirement benefits other than pensions effective October 1, 1993.

South Bend, Indiana
October 24, 1994

                                      CIB

                          CONSOLIDATED BALANCE SHEETS

                    YEARS ENDED SEPTEMBER 30, 1994 AND 1993

                                                                      1994             1993
                                                                  ------------     ------------
ASSETS
Cash and due from other financial institutions..................  $  4,776,680     $  5,126,112
Interest-earning deposits in other financial institutions.......    16,084,926        9,469,423
                                                                  ------------     ------------
     Cash and cash equivalents..................................    20,861,606       14,595,535
Interest-earning time deposits in other financial institutions
  (cost approximates market value)..............................     6,139,980       16,843,050
Investment securities (estimated market value:
September 30, 1994 - $41,203,000; September 30, 1993 -
  $6,652,000) (Note 2)..........................................    41,564,300        6,569,457
Mortgage-backed securities (estimated market value:
September 30, 1994 - $10,196,000; September 30, 1993 -
  $9,540,000) (Note 3)............................................. 10,548,551        9,427,644
Loans held for sale.............................................     1,757,432        5,836,963
Loans receivable, net (Note 4)..................................   159,112,870      134,565,176
Accrued interest receivable (Note 6)............................       702,539          613,444
Foreclosed real estate..........................................            --          240,956
Premises and equipment, net (Note 7)............................     1,664,051        1,374,775
Income taxes (Note 11)
     Current....................................................      (110,675)         (88,511)
     Deferred...................................................     1,106,455          513,894
Other assets....................................................       490,617          383,786
                                                                  ------------     ------------
          Total assets..........................................  $243,837,726     $190,876,169
                                                                   ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits (Note 8)...............................................  $200,812,289     $158,719,489
Advances from borrowers for taxes and insurance.................     1,429,849        1,281,999
Net assets of acquired financial institutions in excess of cost
  of investment.................................................     3,939,623               --
Accrued expenses and other liabilities (Note 10)................     1,411,901          540,695
                                                                  ------------     ------------
          Total liabilities.....................................   207,593,662      160,542,183
Commitments and contingencies (Note 16)
Stockholders' equity (Notes 11 and 12)
     Preferred stock, $1.00 par value, 2,000,000 shares
       authorized, none issued..................................            --               --
     Common stock, no par or stated value, 5,000,000 shares
       authorized; outstanding shares 1,644,513 at September 30,
       1994 and 1,424,154 at September 30, 1993.................            --               --
     Additional paid-in capital.................................    13,133,876        9,509,815
     Retained earnings, substantially restricted................    23,110,188       20,824,171
                                                                  ------------     ------------
          Total stockholders' equity............................    36,244,064       30,333,986
                                                                  ------------     ------------
          Total liabilities and stockholders' equity............  $243,837,726     $190,876,169
                                                                   ===========      ===========

          See accompanying notes to consolidated financial statements.

                                      CIB

                       CONSOLIDATED STATEMENTS OF INCOME

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                                         1994            1993            1992
                                                      -----------     -----------     -----------
Interest income
  Loans receivable (Note 4)
     Mortgage loans.................................  $11,758,894     $10,807,369     $10,883,537
     Consumer and other loans.......................      925,008         922,702       1,014,234
  Investment securities.............................    1,072,655         347,529         601,048
  Mortgage-backed securities........................      552,478         721,252       1,026,533
  Other interest-earning assets.....................    1,131,428         834,921       1,110,158
                                                      -----------     -----------     -----------
     Total interest income..........................   15,440,463      13,633,773      14,635,510
Interest expense
  Deposits (Note 8).................................    6,903,468       6,254,322       8,058,331
                                                      -----------     -----------     -----------
     Total interest expense.........................    6,903,468       6,254,322       8,058,331
                                                      -----------     -----------     -----------
Net interest income.................................    8,536,995       7,379,451       6,577,179
Provision for loan losses (Note 4)..................      455,000         684,500         487,000
                                                      -----------     -----------     -----------
Net interest income after provision for loan
  losses............................................    8,081,995       6,694,951       6,090,179
Noninterest income
  Gain on sales and writedown of interest-earning
     assets, net (Note 13)..........................       80,526         128,974          24,883
  Goodwill amortization.............................      281,402              --              --
  Other (Note 14)...................................      517,459         462,040         429,328
                                                      -----------     -----------     -----------
     Total noninterest income.......................      879,387         591,014         454,211
                                                      -----------     -----------     -----------
Noninterest expense
  Compensation and benefits (Notes 9 and 10)........    2,238,970       1,805,753       1,439,471
  Occupancy and equipment...........................      471,599         393,246         397,227
  Federal deposit insurance premium.................      424,428         262,318         311,072
  Net cost of foreclosed real estate................       (5,687)         36,722          58,775
  Other (Note 14)...................................    1,364,703         999,646         921,996
                                                      -----------     -----------     -----------
     Total noninterest expense......................    4,494,013       3,497,685       3,128,541
                                                      -----------     -----------     -----------
Income before income tax expense and cumulative
  effect of changes in accounting principles........    4,467,369       3,788,280       3,415,849
Income tax expense (Note 11)........................    1,645,424       1,679,603       1,450,861
                                                      -----------     -----------     -----------
Income before cumulative effect of changes in
  accounting principles.............................    2,821,945       2,108,677       1,964,988
Cumulative effect of change in accounting for income
  taxes (Note 11)...................................      326,000              --              --
Cumulative effect of change in accounting for
  post-retirement benefit plans, net of income tax
  (Note 10).........................................      (93,182)             --              --
                                                      -----------     -----------     -----------
  Net income........................................  $ 3,054,763     $ 2,108,677     $ 1,964,988
                                                      -----------     -----------     -----------
Earnings per share (Note 1)
  Income before cumulative effect of accounting
     change.........................................  $      1.73     $      1.40     $      1.31
  Cumulative effect of change in accounting for
     income taxes...................................          .20              --              --
  Cumulative effect of change in accounting for
     postretirement benefit plans, net of income
     tax............................................         (.06)             --              --
                                                      -----------     -----------     -----------
  Net income........................................  $      1.87     $      1.40     $      1.31
                                                       ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

                                      CIB

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                                        ADDITIONAL
                                          COMMON          PAID-IN        RETAINED
                                           STOCK          CAPITAL        EARNINGS          TOTAL
                                        -----------     -----------     -----------     -----------
BALANCES AT OCTOBER 1, 1991...........  $        --     $10,013,781     $17,681,304     $27,695,085
Net income............................           --              --       1,964,988       1,964,988
Cash dividend $.281 per share.........           --              --        (409,689)       (409,689)
                                        -----------     -----------     -----------     -----------
BALANCES AT SEPTEMBER 30, 1992........  $        --     $10,013,781     $19,236,603     $29,250,384
Net income............................           --              --       2,108,677       2,108,677
Repurchase of 32,266 shares of common
  stock...............................           --        (499,400)             --        (499,400)
Fractional shares redeemed in
  conjunction with stock split........           --          (4,566)             --          (4,566)
Cash dividend $.365 per share.........           --              --        (521,109)       (521,109)
                                        -----------     -----------     -----------     -----------
BALANCES AT SEPTEMBER 30, 1993........  $        --     $ 9,509,815     $20,824,171     $30,333,986
Net income............................           --              --       3,054,763       3,054,763
Issuance of 175,825 shares of common
  stock at $22.75 per share in
  conjunction with the merger
  conversion of First Federal Savings
  and Loan Association of Peru, net of
  costs of $709,963...................           --       3,290,056              --       3,290,056
Issuance of 44,534 shares of common
  stock due to exercise of stock
  options.............................           --         334,005              --         334,005
Cash dividend $.4825 per share........           --              --        (768,746)       (768,746)
                                        -----------     -----------     -----------     -----------
BALANCES AT SEPTEMBER 30, 1994........  $        --     $13,133,876     $23,110,188     $36,244,064
                                         ==========      ==========      ==========      ==========

          See accompanying notes to consolidated financial statements.

                                      CIB

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                                       1994             1993             1992
                                                    -----------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................  $ 3,054,763     $  2,108,677     $  1,964,988
  Adjustments to reconcile net income to net cash
     from operating activities
       Depreciation...............................      154,819          133,963          154,339
       Amortization of goodwill...................     (281,402)              --               --
       Amortization of purchase accounting
          adjustments.............................     (179,821)              --               --
       Amortization of premiums...................      276,021          191,653          230,778
       Accretion of discounts.....................     (768,120)         (44,503)         (52,502)
       Origination of loans held for sale.........  (11,493,939)     (10,106,045)      (2,430,123)
       Proceeds from sale of loans originated for
          sale....................................   15,696,748        7,007,404        2,323,251
       Net gain on sale of loans originated for
          sale....................................     (166,224)        (128,974)              --
       Net loss on writedown of loans held for
          sale....................................       42,946               --               --
       Net loss on sale or writedown of investment
          securities..............................       42,750               --            4,393
       Net (gain) loss on sale or writedown of
          foreclosed real estate..................      (20,452)          22,730            2,391
       Provision for loan losses..................      455,000          684,500          487,000
       Cumulative effect of change in accounting
          for income taxes........................     (326,000)              --               --
       Change in assets and liabilities, net of
          effects from acquisition of First
          Federal Savings and Loan Association of
          Peru
       Change in unearned interest on loans.......          (14)             (96)          (1,263)
       Change in current taxes....................       (1,708)        (355,898)         321,724
       Change in deferred taxes...................      (30,946)         (77,500)         (99,234)
       Change in deferred loan fees...............      (26,620)         130,230          218,587
       Change in accrued interest receivable......      (79,286)         144,429          238,610
       Change in other assets.....................      237,808          (52,828)          19,977
       Change in accrued expenses and other
          liabilities.............................          676         (144,583)        (175,087)
                                                    -----------     ------------     ------------
          Total adjustments.......................    3,532,236       (2,595,518)       1,242,841
                                                    -----------     ------------     ------------
            Net cash from operating activities....    6,586,999         (486,841)       3,207,829
CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in interest-earning time deposits in
     other financial institutions.................   14,383,070          (12,000)      (4,424,630)
  Principal collected on mortgage-backed
     securities...................................    7,360,741        3,986,365        4,471,464
  Purchase of mortgage-backed securities..........   (4,227,806)      (1,913,438)      (4,648,368)
  Proceeds from maturities of investment
     securities...................................   28,265,384        2,000,000        7,000,000
  Proceeds from sales of investment securities....           --               --          245,607
  Purchase of investment securities...............  (59,550,228)      (1,312,235)      (4,350,450)
  Net change in loans.............................    5,883,915       (4,516,623)     (14,235,553)
  Cash balances acquired in merger conversion with
     First Federal Savings and Loan Association of
     Peru.........................................    5,182,626               --               --
  Foreclosed real estate expenditures.............       (2,930)          (7,107)         (11,887)
  Property and equipment expenditures.............     (444,095)        (150,049)        (156,269)
  Proceeds from sale of foreclosed real estate....      463,218          290,847          745,754
                                                    -----------     ------------     ------------
     Net cash from investing activities...........   (2,686,105)      (1,634,240)     (15,364,332)

                                  (continued)

                                                       1994             1993             1992
                                                    -----------     ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits..........................     (637,988)      10,015,291        5,604,207
  Repurchase of stock.............................                      (499,400)
  Fractional shares redeemed in conjunction with
     stock split..................................           --           (4,566)              --
  Net change in advances from borrowers for taxes
     and insurance................................      147,850              601          125,198
  Issuance of stock in merger conversion with
     Peru, net of costs (175,825 shares issued at
     $22.75 per share, net of costs of
     $709,963)....................................    3,290,056               --               --
  Issuance of common stock due to exercise of
     stock options................................      334,005               --               --
  Cash dividends..................................     (768,746)        (521,109)        (409,689)
                                                    -----------     ------------     ------------
     Net cash from financing activities...........    2,365,177        8,990,817        5,319,716
                                                    -----------     ------------     ------------
Net change in cash and cash equivalents...........    6,266,071        6,869,736       (6,836,787)
Cash and cash equivalents at beginning of year....   14,595,535        7,725,799       14,562,586
                                                    -----------     ------------     ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR..........  $20,861,606     $ 14,595,535     $  7,725,799
                                                     ==========      ===========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for
     Interest.....................................  $ 6,887,369     $  6,303,454     $  8,208,085
     Income taxes.................................    1,621,700        2,113,000        1,228,372
NONCASH INVESTING AND FINANCING ACTIVITIES
  Real estate acquired in settlement of loans.....      146,909          460,249          331,866
  Origination of loans to facilitate sale of other
     real estate..................................       80,950          253,696          685,943
  Non-cash increases related to merger conversion
     with Peru and related purchase accounting
     adjustments:
       Market value of investment securities......    3,433,806               --               --
       Market value of interest-earning time
          deposits in other financial
          institutions............................    3,680,000               --               --
       Market value of mortgage-backed
          securities..............................    4,142,800               --               --
       Market value of loans receivable...........   31,032,747               --               --
       Market value of total assets, net of
          purchase accounting adjustments.........   48,118,855               --               --
       Market value of deposits...................   43,027,300               --               --
       Net assets of acquired financial
          institution in excess of cost of
          investment..............................    4,221,025               --               --

          See accompanying notes to consolidated financial statements.

                                      CIB

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation: The accompanying consolidated financial statements include the accounts of CIB and its wholly-owned subsidiary, Kokomo, and Kokomo's wholly-owned subsidiary, First Marketing, Inc. First Marketing, Inc. offers various annuity and insurance programs to Bank customers and others. All significant intercompany transactions and balances are eliminated in consolidation.

     Concentrations of Credit Risk: CIB grants residential, consumer and commercial loans to customers primarily in central Indiana. A significant number of CIB's customers work for employers who rely heavily on the automotive industry. At September 30, 1994, loans secured primarily by residential and commercial real estate mortgages comprise approximately 95% of the loan portfolio and 3% is made up of consumer loans and commercial loans secured by other assets. Approximately 2% of the loans are unsecured.

     Cash and Cash Equivalents: For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from other financial institutions, federal funds sold, and funds invested in demand and overnight time accounts at the Federal Home Loan Bank. Generally, federal funds are sold for one-day periods. CIB reports net cash flows for customer loan transactions, deposit transactions and deposits made with other financial institutions.

     Investment Securities: Investment securities are carried at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Management has the intent and CIB has the ability to hold such investments to maturity.

     Gains and losses on the sale of investment securities are determined using the specific identification method and are reflected in operations at the time of sale.

     Equity securities that are nonmarketable are carried at cost. All other equity securities are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized through a valuation allowance that is shown as a reduction in the carrying value of the related securities and as a corresponding reduction in stockholders' equity. Investment securities for which a decline in value is determined by management to be other than temporary are written down with the loss recognized in the consolidated statement of income.

     Mortgage-Backed Securities: Mortgage-backed securities are stated at cost, adjusted for amortization of premiums and accretion of discounts using the level yield method. Management has the intent and CIB has the ability to hold such investments to maturity. Gains and losses on the sale of mortgage-backed securities are determined using the specific identification method.

     Loans Held for Sale: Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

     Recognition of Gains or Losses on the Sale of Loans: Loans are sold on a net yield basis, with servicing rights and obligations retained by CIB, resulting in the recognition of gains or losses at the time of sale. CIB uses the purchaser's normal servicing fee in computing these gains and losses.

     Loans Receivable: Loans receivable are stated at unpaid principal balances, less the allowance for loan losses, and net deferred loan origination fees.

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                                  (continued)

     The allowance for loan losses is increased by charges to income and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on CIB's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

     Interest income on loans is accrued over the term of the loans based upon the principal outstanding except when serious doubt exists as to the collectibility of a loan, in which case the accrual of interest is discontinued. Income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower has the ability to make periodic interest and principal payments in which case the loan is returned to accrual status.

     Loan Origination Fees, Commitment Fees, and Related Costs: Loan fees are accounted for in accordance with Statement of Financial Accounting Standards No.
91. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the level yield method over the contractual life of the loans adjusted for prepayments.

     Foreclosed Real Estate: Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expensed.

     Valuations are periodically performed by management, and an allowance for losses is established by a charge to income if the carrying value of a property exceeds its estimated fair value less selling costs.

     Income Taxes: Effective October 1, 1993, Kokomo adopted SFAS No. 109, "Accounting for Income Taxes". The Bank records income tax expense based on the amount of taxes due on its tax return, plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. Previously, the Bank computed deferred taxes for the tax effects of timing differences between financial reporting and tax return income. The cumulative effect of the change in accounting for income taxes is reported in the September 30, 1994 statement of income.

     Postretirement Benefits Other Than Pensions: Effective October 1, 1993, CIB adopted Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("SFAS 106"). SFAS 106 requires the accrual of the expected cost of providing postretirement benefits to employees during the years that the employees render services. Previously, Kokomo expensed the costs of postretirement benefits as they were incurred. The cumulative effect of the change in accounting for postretirement benefits other than pensions is reported in the September 30, 1994 statement of income, net of tax.

     Premises and Equipment: Land is carried at cost. Buildings and furniture, fixtures, and equipment are carried at cost, less accumulated depreciation. Premises and related components are depreciated primarily on the straight-line method with useful lives ranging from 20 to 67 years. Furniture and equipment are depreciated on either the straight-line or sum-of-the-years digits methods with useful lives ranging from 5 to 18 years. Maintenance and repairs are charged to expense as incurred, and improvements which extend the useful lives of assets are capitalized.

     Net Assets of Acquired Financial Institution in Excess of Cost of
Investment: This item represents the value of negative goodwill remaining from the acquisition of Peru in 1994. The value is being amortized using the straight line method over ten years.

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     Earnings Per Share: Earnings per share is computed by dividing net income by the weighted average number of shares of common stock outstanding. The weighted average number of shares outstanding for the calculation of earnings per shares were 1,631,722, 1,501,056 and 1,481,209 for the years ended September 30, 1994, 1993 and 1992. The effect of common stock equivalents is not material to the periods reported.

     Stock Split: On April 20, 1993, the Board of Directors declared a 4 for 3 stock split under which every three shares of CIB's common stock outstanding at the close of business on April 30, 1993, were converted into four shares of common stock. No fractional shares were issued; cash in lieu of fractional shares was paid to stockholders. Per share and shares outstanding amounts for September 30, 1993 and 1992 have been adjusted to give effect to the 4 for 3 stock split.

     Reclassifications: Certain amounts appearing in the 1993 and 1992 consolidated financial statements and notes thereto have been reclassified to conform with the September 30, 1994 presentation.

NOTE 2 -- INVESTMENT SECURITIES

     The amortized cost and estimated market values of investment securities are as follows:

                                                             SEPTEMBER 30, 1994
                                          ---------------------------------------------------------
                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
Debt securities:
  U.S. Treasury securities and
     obligations of U.S. government and
     federal agencies...................  $37,929,582      $  2,176       $288,758      $37,643,000
  Obligations of state and political
     sub-divisions......................      792,442            --         70,442          722,000
  Other debt securities.................    1,446,044            --          5,044        1,441,000
                                          -----------     ----------     ----------     -----------
                                           40,168,068         2,176        364,244       39,806,000
Equity securities:
  Stock in Federal Home Loan Bank.......    1,322,500           500             --        1,323,000
  Other equity securities...............       73,732           268             --           74,000
                                          -----------     ----------     ----------     -----------
     Total investment securities........  $41,564,300      $  2,944       $364,244      $41,203,000
                                           ==========     =========      =========       ==========

                                                             SEPTEMBER 30, 1993
                                          ---------------------------------------------------------
                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
Debt securities:
  U.S. government and federal
     agencies...........................  $ 5,433,665      $ 81,589       $    254      $ 5,515,000
Equity securities:
  Stock in Federal Home Loan Bank.......    1,046,200           800             --        1,047,000
  Other equity securities...............       89,592           408             --           90,000
                                          -----------     ----------     ----------     -----------
     Total investment securities........  $ 6,569,457      $ 82,797       $    254      $ 6,652,000
                                           ==========     =========      =========       ==========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     The amortized cost and estimated market value of debt securities at September 30, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                              ESTIMATED
                                                              AMORTIZED        MARKET
                                                                COST            VALUE
                                                             -----------     -----------
        Due in one year or less............................  $36,775,090     $36,709,000
        Due after one year through five years..............      953,674         930,000
        Due after five years through ten years.............    1,864,579       1,649,000
        Due after ten years................................      574,725         518,000
                                                             -----------     -----------
          Total debt securities............................  $40,168,068     $39,806,000
                                                              ==========      ==========

     There were no sales of debt securities during the fiscal years ended September 30, 1994 and 1993. During fiscal year end September 30, 1992, proceeds from sales of debt securities totaled $245,607, resulting in gross gains of $-0-and gross losses of $4,393.

NOTE 3 -- MORTGAGE-BACKED SECURITIES

     The carrying values and estimated market values of mortgage-backed securities are summarized as follows:

                                                      SEPTEMBER 30, 1994
                           -------------------------------------------------------------------------
                                                                                          ESTIMATED
                            PRINCIPAL      UNAMORTIZED     UNEARNED       CARRYING         MARKET
                             BALANCE        PREMIUMS       DISCOUNTS        VALUE           VALUE
                           -----------     -----------     ---------     -----------     -----------
FNMA certificates........  $   480,621       $    --       $ 23,327      $   457,294     $   480,000
GNMA certificates........    2,113,322            --          8,795        2,104,527       2,014,000
FHLMC certificates.......    1,086,388            --          6,604        1,079,784       1,081,000
Collateralized mortgage
  obligations............    7,037,624        10,113        140,791        6,906,946       6,621,000
                           -----------     -----------     ---------     -----------     -----------
    Total mortgage-
      backed securities..  $10,717,955       $10,113       $179,517      $10,548,551     $10,196,000
                            ==========     ===========     ========       ==========      ==========

                                                      SEPTEMBER 30, 1993
                           -------------------------------------------------------------------------
                                                                                          ESTIMATED
                            PRINCIPAL      UNAMORTIZED     UNEARNED       CARRYING         MARKET
                             BALANCE        PREMIUMS       DISCOUNTS        VALUE           VALUE
                           -----------     -----------     ---------     -----------     -----------
FNMA certificates........  $   750,466       $    --       $ 35,652      $   714,814     $   770,000
GNMA certificates........    1,111,144            --             --        1,111,144       1,148,000
FHLMC certificates.......    1,655,850           856         10,757        1,645,949       1,696,000
Collateralized mortgage
  obligations............    6,003,388        32,962         80,613        5,955,737       5,926,000
                           -----------     -----------     ---------     -----------     -----------
    Total mortgage-
      backed securities..  $ 9,520,848       $33,818       $127,022      $ 9,427,644     $ 9,540,000
                            ==========     ===========     ========       ==========      ==========

     Gross unrealized gains on mortgage-backed securities totaled $20,144 and $150,323 and gross unrealized losses were $372,695 and $37,967 at September 30, 1994 and 1993, respectively.

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     CIB did not sell any mortgage-backed securities during the fiscal years ended September 30, 1994, 1993 and 1992.

NOTE 4 -- LOANS RECEIVABLE, NET

     Loans receivable are summarized as follows:

                                                            1994             1993
                                                        ------------     ------------
Mortgage loans (principally conventional)
  Principal balances
     Secured by one-to-four family residences.........  $ 99,794,206     $ 85,648,795
     Home equity and second mortgage..................     6,247,707        6,370,579
     Construction.....................................    26,058,477       18,912,921
     Commercial and multi-family......................    24,706,317       17,942,497
     Other............................................     5,717,060        3,699,695
                                                        ------------     ------------
                                                         162,523,767      132,574,487
  Less
     Undisbursed portion of construction loans........    10,198,987        6,509,569
     Not deferred loan origination fees...............       925,329          857,039
                                                        ------------     ------------
          Total mortgage loans........................   151,399,451      125,207,879
Consumer and other loans
  Principal balances
     Home improvement.................................       656,571          376,697
     Commercial.......................................     6,158,291        7,854,689
     Other............................................     3,218,900        2,811,648
                                                        ------------     ------------
                                                          10,033,762       11,043,034
  Less
     Unearned discounts...............................            --               14
                                                        ------------     ------------
          Total consumer and other loans..............    10,033,762       11,043,020
     Less allowance for loan losses...................     2,320,343        1,685,723
                                                        ------------     ------------
          Loans receivable, net.......................  $159,112,870     $134,565,176
                                                         ===========      ===========

     Activity in the allowance for loan losses is summarized as follows:

                                                           1994           1993           1992
                                                        ----------     ----------     ----------
Balance at beginning of year..........................  $1,685,732     $1,035,077     $  555,736
Provision charged to income...........................     455,000        684,500        487,000
Transfer from Peru due to merger conversion...........     189,846             --             --
Charge-offs...........................................     (47,370)       (50,106)       (48,818)
Recoveries............................................      37,135         16,252         41,159
                                                        ----------     ----------     ----------
Balance at end of year................................  $2,320,343     $1,685,723     $1,035,077
                                                         =========      =========      =========

     Nonaccrual and renegotiated loans for which interest has been reduced totaled approximately $394,000, $227,000 and $1,140,000 at September 30, 1994,
1993 and 1992, respectively. Interest income that would have

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

been recorded under the original terms of such loans and the interest income actually recognized are summarized below:

                                                         1994        1993        1992
                                                        -------     -------     -------
Interest income that would have been recorded.........  $31,000     $19,000     $99,000
Interest income recognized............................    6,000       8,000      65,000
                                                        -------     -------     -------
Interest income foregone..............................  $25,000     $11,000     $34,000
                                                        =======     =======     =======

     Certain directors and executive officers of CIB or its subsidiaries were loan customers. A summary of aggregate related party loan activity, for loans aggregating $60,000 or more to any one related party, is as follows:

                                                          1994         1993
                                                        --------     --------
Balance at beginning of year..........................  $202,499     $214,302
New loans.............................................   112,671      100,000
Repayments............................................   (10,705)    (111,803)
                                                        --------     --------
Balance at end of year................................  $304,465     $202,499
                                                        ========     ========

NOTE 5 -- LOAN SERVICING

     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans are summarized as follows:

                                                           1994            1993
                                                        -----------     -----------
Mortgage loan portfolios serviced for FHLMC...........  $22,003,073     $10,612,786
                                                         ==========      ==========

NOTE 6 -- ACCRUED INTEREST RECEIVABLE

     Accrued interest receivable is summarized as follows:

                                                          1994         1993
                                                        --------     --------
Investment securities.................................  $298,470     $131,712
Mortgage-backed securities............................    42,903       62,444
Loans receivable......................................   342,535      358,774
Other.................................................    18,631       60,514
                                                        --------     --------
          Total accrued interest receivable...........  $702,539     $613,444
                                                        ========     ========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

NOTE 7 -- PREMISES AND EQUIPMENT, NET

     Premises and equipment are summarized as follows:

                                                           1994            1993
                                                        -----------     -----------
Cost
  Land................................................  $   525,921     $   525,921
  Buildings...........................................    1,431,088       1,132,343
  Furniture, fixtures and equipment...................      503,669         426,812
                                                        -----------     -----------
                                                          2,460,678       2,085,076
Less accumulated depreciation.........................      796,627         710,301
                                                        -----------     -----------
  Premises and equipment, net.........................  $ 1,664,051     $ 1,374,775
                                                         ==========      ==========

NOTE 8 -- DEPOSITS

Deposits are summarized as follows:

                                  WEIGHTED
                                AVERAGE RATE                1994                        1993
                              AT SEPTEMBER 30,     -----------------------     -----------------------
                                    1994             AMOUNT        PERCENT       AMOUNT        PERCENT
                              ----------------     -----------     -------     -----------     -------
Demand and NOW accounts,
  including
  noninterest-bearing deposits
  of $3,728,570 in 1994 and
  $2,979,141 in 1993..........       2.08%         $21,165,222      10.54%     $17,683,281      11.14%
Money market..................       3.18           21,287,284      10.60       18,798,907      11.84
Passbook savings..............       3.13           44,898,946      22.36       39,551,854      24.92
                                                   -----------     -------     -----------     -------
                                                    87,351,452      43.50       76,034,042      47.90

                                                         1994                         1993
                                                ----------------------       ----------------------
                                                   AMOUNT      PERCENT          AMOUNT      PERCENT
                                                ------------   -------       ------------   -------
Certificates of deposit:
  2.75 to 3.49%...............................  $  3,734,527     1.86 %      $ 29,018,788    18.29 %
  3.50 to 5.49%...............................    80,088,679    39.88          28,961,600    18.25
  5.50 to 7.49%...............................    19,636,565     9.78          14,289,268     9.00
  7.50 to 9.49%...............................     9,486,235     4.72          10,415,791     6.56
  9.50 to 11.49%..............................       514,831      .26                  --       --
                                                ------------   -------       ------------   -------
     Total certificate accounts...............   113,460,837    56.50          82,685,447    52.10
                                                ------------   -------       ------------   -------
       Total deposits.........................  $200,812,289   100.00 %      $158,719,489   100.00 %
                                                 ===========   ======         ===========   ======

The weighted average rate on certificates of deposit is 4.44% at September 30, 1994.

     The aggregate amount of certificates of deposit with balances of $100,000 or more was approximately $8,346,000 and $10,737,000 at September 30, 1994 and 1993, respectively.

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     At September 30, 1994, scheduled maturities of certificates of deposit are as follows:

                           1995            1996            1997            1998           1999        THEREAFTER
                        -----------     -----------     -----------     ----------     ----------     ----------
2.75 to 3.49%           $ 3,634,527     $        --     $        --     $       --     $  100,000     $       --
3.50 to 5.49%            53,213,384      14,512,569       5,678,815      2,934,404      3,050,213        699,294
5.50 to 7.49%             2,102,245       3,401,070       7,707,067      1,962,700      1,336,737      3,126,746
7.50 to 9.49%             4,507,373       1,675,684         197,991        675,804      1,491,848        937,535
9.50 to 11.49%              501,132          13,699              --             --             --             --
                        -----------     -----------     -----------     ----------     ----------     ----------
Total certificate
  accounts              $63,958,661     $19,603,022     $13,583,873     $5,572,908     $5,978,798     $4,763,575
                         ==========      ==========      ==========      =========      =========      =========

     Total expense on deposits is summarized as follows:

                                                     1994           1993           1992
                                                  ----------     ----------     ----------
        Money market............................  $  638,341     $  549,225     $  826,139
        Passbook savings........................   1,445,648      1,179,813        815,527
        NOW.....................................     415,997        326,308        372,931
        Certificates of deposit.................   4,403,482      4,198,976      6,043,734
                                                  ----------     ----------     ----------
          Total interest expense on deposits....  $6,903,468     $6,254,322     $8,058,331
                                                   =========      =========      =========

NOTE 9 -- EMPLOYEE PENSION AND THRIFT PLANS

     Kokomo is part of a noncontributory multiple-employer pension plan which covers all Kokomo employees who have completed one year of employment and meet certain minimum hour requirements during a calendar year. The plan is administered by the trustees of the Financial Institutions Retirement Fund. Because it is a multiple-employer plan, there is no separate valuation of plan benefits nor segregation of plan assets specifically for Kokomo. However, as of June 30, 1993, the date of the latest actuarial valuation, the total plan assets exceeded the actuarially determined value of total accrued benefits.

     The cost of the plan is set annually as an established percentage of wages. During fiscal years 1994, 1993 and 1992, CIB contributed approximately $158,000, $168,000 and $17,000, respectively, to the Retirement Fund. As a result, CIB recognized $144,000, $114,000 and $17,000 of pension expense in fiscal 1994, 1993 and 1992, respectively.

     CIB is also a participant in the Financial Institutions Thrift Plan, a tax exempt, trusteed savings plan. All contributions to the plan are invested for the benefit of all participants, with an individual account maintained for each participant. Employees are eligible for membership in the plan after completing one year of employment and meeting certain minimum hour requirements. Kokomo contributes an amount equal to 50% of each employee's monthly contribution, limited to 6% of basic monthly salary for the year ended September 30, 1994 and 3% for the years ended September 30, 1993 and 1992. Contributions are charged to expense and amounted to $85,085, $37,832 and $34,464 for the years ended September 30, 1994, 1993 and 1992, respectively. During fiscal years 1993 and 1992, CIB also charged to expense an additional $39,185 and $34,800, respectively, for a supplementary annual contribution to members' thrift plan accounts. This amounted to an additional 3% of basic annual salary.

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

NOTE 10 -- OTHER POSTRETIREMENT BENEFIT PLANS

     CIB sponsors a defined benefit postretirement plan that provides medical benefits to eligible employees and directors. Currently, retirees who are at least age 55 with a combination of years of service and age which equals 85 and their spouses and children are eligible for postretirement medical benefits with premiums subsidized by CIB. In addition, employees who are at least age 55 and have at least ten years of service may retain postretirement medical benefits by reimbursing CIB for premiums.

     The following table sets forth the plans' combined funded status reconciled with the amount shown in CIB's balance sheet at September 30, 1994:

      Accumulated postretirement benefit obligation:
        Retirees.............................................................  $
        Fully eligible active plan participants..............................
        Other active plan participants.......................................
                                                                               -------
        Accumulated postretirement benefit obligation in excess of plan assets............................................................  $
                                                                               =======

     Net periodic postretirement benefit cost for the year ended September 30, 1994 included the following components:

      Service cost-benefits attributed to service during the period..........  $
      Interest cost on accumulated postretirement benefit obligations........
      Actual return on plan assets...........................................
                                                                               -------
        Net periodic postretirement benefit cost.............................  $
                                                                               =======

     For measurement purposes, a   % annual rate of increase in the per capita
cost of covered health care benefits was assumed for 1994; the rate was assumed
to decrease gradually to   % after   years and remain at that level thereafter.
The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1% in each year would increase the accumulated postretirement benefit
obligation as of September 30, 1994 by $          and the aggregate of the
service and interest cost components of net periodic postretirement benefit cost
for the year then ended by $          . The weighted-average discount rate used
in determining the accumulated postretirement benefit obligation was           .

NOTE 11 -- INCOME TAXES

     CIB files consolidated federal income tax returns on a fiscal year basis. If certain conditions are met in determining taxable income, CIB is allowed a special bad debt deduction based on a percentage of taxable income (presently 8%) or on specified experience formulas. CIB used the percentage-of-taxable-income method for all periods presented.

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     Income tax expense is summarized as follows:

                                                  1994            1993            1992
                                               -----------     -----------     -----------
Federal
  Current....................................  $ 1,302,921     $ 1,343,614     $ 1,199,741
  Deferred...................................      (15,130)        (50,714)        (85,408)
                                               -----------     -----------     -----------
                                                 1,287,791       1,292,900       1,114,333
State
  Current....................................      373,448         413,489         350,354
  Deferred...................................      (15,816)        (26,786)        (13,826)
                                               -----------     -----------     -----------
                                                   357,633         386,703         336,528
                                               -----------     -----------     -----------
  Income tax expense.........................  $ 1,645,424     $ 1,679,603     $ 1,450,861
                                                ==========      ==========      ==========

     Total income tax expense as shown on the consolidated statements of income differs from amounts computed by using the statutory federal income tax rate of 34% as follows:

                                                           1994           1993           1992
                                                        ----------     ----------     ----------
Federal income tax expense computed at statutory
  rate................................................  $1,518,905     $1,288,015     $1,161,389
Tax effect of
  Bad debt deduction..................................          --       (116,835)      (107,204)
  Non-taxable interest and dividend income............     (13,750)       (11,968)       (19,398)
  Provision for loan losses...........................          --        232,730        168,959
  Amortization of purchase accounting adjustments.....    (154,446)            --             --
  State tax, net of federal income tax effect.........     236,037        255,224        222,108
  Other...............................................      58,678         32,437         25,007
                                                        ----------     ----------     ----------
          Income tax expense..........................  $1,645,424     $1,679,603     $1,450,861
                                                         =========      =========      =========

     The components of the net deferred tax asset as of September 30, 1994 are as follows:

          Deferred tax assets
            Bad debts................................................   $   572,932
            Deferred loan fees.......................................       401,249
            Deferred compensation and benefits.......................       302,527
            Other....................................................        69,863
                                                                        -----------
                                                                          1,346,571
          Deferred tax liabilities
            Purchase accounting adjustments..........................      (177,298)
            Depreciation.............................................       (24,584)
            Other....................................................       (38,234)
                                                                        -----------
                                                                           (240,116)
          Valuation allowance........................................            --
                                                                        -----------
          Net deferred tax asset.....................................   $ 1,106,455
                                                                         ==========

     Retained earnings at September 30, 1994, includes approximately $6,300,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback of net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The unrecorded deferred income tax liability on the above amounts was approximately $2,142,000 at September 30, 1994.

     Effective October 1, 1993, CIB has adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The adjustment to record the cumulative effect of the new accounting method was $326,000 and is included in income for the year ended September 30,1994.

NOTE 12 -- FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT (FIRREA
           OF 1989)

     FIRREA was signed into law on August 9, 1989; regulations for savings institutions' minimum-capital requirements went into effect on December 7, 1989. In addition to the capital requirements, FIRREA includes provisions for changes in the federal regulatory structure for institutions, including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to non-investment-grade corporate debt and certain other investments. FIRREA also increases the required ratio of housing-related assets needed to qualify as a savings institution.

     The regulations require institutions to have minimum regulatory tangible capital equal to 1.5% of total tangible assets, 3% core capital ratio, and an 8.0% risk-based capital ratio.

     Kokomo, at September 30, 1994, meets the regulatory tangible capital, core capital and risk-based capital requirements as defined by FIRREA. At September 30, 1994, Kokomo's regulatory tangible capital was $31,923,000 or 13.31% of total tangible assets; core capital was $31,923,000 or 13.31% of total tangible assets; and risk-based capital was $33,587,000 or 24.85% of total risk-adjusted assets, as defined by FIRREA.

     The following is a reconciliation of Kokomo capital under generally accepted accounting principles (GAAP) to regulatory capital. Amounts reflected relate to capital of Kokomo only and do not include capital of CIB as the regulatory requirements listed are applicable to Kokomo.

                                                TANGIBLE          CORE         RISK-BASED
                                                 CAPITAL         CAPITAL         CAPITAL
                                               -----------     -----------     -----------
GAAP capital.................................  $31,923,261     $31,923,261     $31,923,261
Nonallowable assets
  Equity investments.........................           --              --         (30,000)
Additional capital items
  General valuation allowances -- limited....           --              --       1,694,000
  Other......................................         (261)           (261)           (261)
                                               -----------     -----------     -----------
                                                31,923,000      31,923,000      33,587,000
Regulatory capital -- computed...............
Minimum capital requirement..................    3,596,000       7,193,000      10,814,000
                                               -----------     -----------     -----------
Regulatory capital -- excess.................  $28,327,000     $24,730,000     $22,773,000
                                                ==========      ==========      ==========

     At the time of the conversion to stock, Kokomo established a liquidation account in an amount equal to its net worth as of the date of the latest consolidated financial statements contained in the final offering circular used to sell the common stock ($16,512,340 [unaudited] at December 31, 1990). The liquidation account will be maintained for the benefit of depositors, with deposits of at least $50, as of the September 30, 1990 eligibility

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

record date, who continue to maintain their deposits in Kokomo after conversion. In the event of a complete liquidation (and only in such an event), each eligible depositor will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposits then held, before any liquidation distribution may be made with respect to the stockholders. Except for the repurchase of stock and payment of dividends by Kokomo, the existence of the liquidation account will not restrict the use or application of net worth.

     Regulations of the OTS limit the amount of dividends and other capital distributions that may be paid by a savings institution without prior approval of the OTS. This regulatory restriction is based on a three-tiered system with the greatest flexibility being afforded to well-capitalized (Tier 1) institutions. Kokomo is currently a Tier 1 institution. Accordingly, Kokomo can make, without prior regulatory approval, distributions during a calendar year up to 100% of its net income during that calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess over its Fully Phased-In Capital Requirements) at the beginning of the calendar year. Accordingly, at September 30, 1994, Kokomo had available approximately $11.7 million for distribution to CIB.

NOTE 13 -- GAIN ON SALES AND WRITEDOWN OF INTEREST-EARNING ASSETS, NET

     Net gains and losses are summarized as follows:

                                                           1994            1993            1992
                                                        -----------     -----------     -----------
Net loss on sale of investment securities.............  $        --     $        --     $    (4,393)
Net loss on writedown of investment securities........      (42,750)             --              --
Net unrealized loss on writedown of loans held for
  sale................................................      (42,946)             --              --
Net gain on sale of mortgage loans....................      166,222         128,974          29,276
                                                        -----------     -----------     -----------
          Gain on sales and writedown of
            interest-earning assets, net..............  $    80,526     $   128,974     $    24,883
                                                         ==========      ==========      ==========

NOTE 14 -- OTHER NONINTEREST INCOME AND EXPENSE

     Other noninterest income and expense amounts are summarized as follows:

                                                           1994            1993            1992
                                                        -----------     -----------     -----------
Other noninterest income
  Service charges and fees............................  $   309,996     $   308,721     $   283,608
  Loan service charges................................      109,366          88,984          79,665
  Other...............................................       98,097          64,335          66,055
                                                        -----------     -----------     -----------
          Total other noninterest income..............  $   517,459     $   462,040     $   429,328
                                                         ==========      ==========      ==========
Other noninterest expense
  Advertising and promotion...........................      130,037         107,134         119,623
  Data processing.....................................      263,940         213,341         195,416
  Professional fees...................................      279,641          93,564         127,312
  Other...............................................      691,085         585,607         479,645
                                                        -----------     -----------     -----------
          Total other noninterest expense.............  $ 1,364,703     $   999,646     $   921,996
                                                         ==========      ==========      ==========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

NOTE 15 -- STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     On January 28, 1992, the stockholders approved the Stock Option Plan for certain directors, officers and other key employees of CIB and its subsidiaries. The plan limits the number of shares granted under options to 145,666 total shares. The plan allows options to be granted with purchase prices of not less than 75% and not more than 100% (110% for holders of more than 10% of the combined voting power of all classes of stock) of fair market value of the shares as of the date the options are granted. The stock options were granted at market value at the date of grant. The exercise period for each option is determined when granted, but may not exceed ten years for employees and ten years and one day for outside directors from the date of grant (five years for holders of more than 10% of the combined voting power of all classes of stock).

     On September 24, 1993, CIB's Board of Directors adopted the Central Indiana Bancorp 1993 Stock Option Plan (the "New Option Plan"). The New Option Plan became effective January 21, 1994 upon the merger conversion of Peru. The New Option Plan limits the number of shares available for grant to 10% of shares sold in the merger conversion which equaled 17,582 shares.

     A summary of transactions for the plans follows:

                                                                              EFFECTIVE PRICE
                                                     AVAILABLE                 PER SHARE AT
                                                       FOR        OPTIONS     DATES EXERCISED
                                                      GRANT       OUTSTANDING   OR GRANTED
                                                     --------     -------     ---------------
     Balance: July 1, 1991.........................   145,666          --
          Granted (expire July 1 or 2, 2001).......  (113,892)    113,892         $  7.50
                                                     --------     -------
     Balance: September 30, 1992...................    31,774     113,892
          Granted (expire April 18, 2003)..........    (2,332)      2,332           17.82
                                                     --------     -------
     Balance: September 30, 1993...................    29,442     116,224
          Additional options authorized from Peru
            merger.................................    17,582          --
          Exercised................................        --     (44,534)           7.50
          Granted (expire January 18, 2004)........   (17,579)     17,579           22.75
          Granted (expire March 14, 2004)..........    (1,824)      1,824           25.50
                                                     --------     -------
     Balance: September 30, 1994...................    27,621      91,093
                                                      =======     =======

     On January 28, 1992, the stockholders approved the Employee Stock Purchase Plan for all full-time employees who have attained the age of 21 and who have completed one year of employment. Employee voluntary contributions are invested in shares of CIB's stock. Voluntary contributions are limited to a minimum of $5 and a maximum of 10% of the employee's compensation per pay period.

     The effect of the above option plans on the earnings per share calculation shown on the statement of income is not dilutive.

     Other than administrative expenses, CIB did not recognize any expense relative to these plans for fiscal years ending September 30, 1994, 1993 and 1992.

NOTE 16 -- COMMITMENTS AND CONTINGENCIES

     CIB is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet financing needs of its customers. These financial instruments include unused lines of credit and commitments to make loans and fund loans in process. CIB's exposure to credit loss in the event of nonperformance by the other

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

party to these financial instruments is represented by the contractual amount of these instruments. CIB follows the same credit policy to make such commitments as is followed for loans recorded on the consolidated balance sheets.

     CIB has the following commitments outstanding:

                                                                 1994           1993
                                                              -----------    -----------
        Fixed rate loans...................................   $   821,000    $ 5,106,000
        Variable rate loans................................     5,977,000      4,894,000
        Loans in process...................................    10,199,000      6,510,000
        Unused lines of credit.............................     7,807,000      5,925,000
        Unused letters of credit...........................     1,803,000        623,000
                                                              -----------    -----------
          Total Commitments................................   $26,607,000    $23,058,000
                                                               ==========     ==========

     Since certain commitments to make loans and lines of credit and fund loans in process expire without being used, the amount does not necessarily represent future cash commitments. In addition, commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. No losses are anticipated as a result of these transactions.

NOTE 17 -- CONDENSED SUBSIDIARY FINANCIAL STATEMENTS

     Presented below are the condensed balance sheets and statements of income for Kokomo's wholly-owned subsidiary, First Marketing, Inc.

                            CONDENSED BALANCE SHEETS

                          September 30, 1994 and 1993

                                                           1994            1993
                                                        -----------     -----------
ASSETS
Cash..................................................  $   105,662     $    89,975
                                                        -----------     -----------
          Total assets................................  $   105,662     $    89,975
                                                         ==========      ==========

LIABILITIES AND EQUITY
Accrued taxes.........................................  $       357     $     6,421
Accounts payable......................................        1,126           2,266
Capital stock.........................................       50,000          50,000
Retained earnings.....................................       54,179          31,288
                                                        -----------     -----------
          Total liabilities and equity................  $   105,662     $    89,975
                                                         ==========      ==========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                         CONDENSED STATEMENTS OF INCOME

                 Years ended September 30, 1994, 1993 and 1992

                                                           1994            1993            1992
                                                        -----------     -----------     -----------
Operating income
     Commission income................................  $    54,412     $    57,472     $    42,231
     Interest income..................................        2,008           1,628           6,409
                                                        -----------     -----------     -----------
          Total operating income......................       56,420          59,100          48,640
Operating expense
     Management fees..................................        6,000           6,000           8,000
     Other expense....................................       12,515           6,966          12,006
                                                        -----------     -----------     -----------
          Total operating expense.....................       18,515          12,966          20,006
                                                        -----------     -----------     -----------
Income before income tax..............................       37,905          46,134          28,634
Income tax expense....................................       15,014          18,274          11,342
                                                        -----------     -----------     -----------
Net income............................................  $    22,891     $    27,860     $    17,292
                                                         ==========      ==========      ==========

NOTE 18 -- PARENT COMPANY FINANCIAL STATEMENTS

     Presented below are the condensed financial statements for the parent Company, Central Indiana Bancorp.

                            CONDENSED BALANCE SHEETS

                          September 30, 1994 and 1993

                                                           1994            1993
                                                        -----------     -----------
ASSETS
Cash and cash equivalents.............................  $   284,155     $ 5,203,220
Investment securities.................................    4,246,025              --
Investment in bank....................................   31,923,261      25,374,544
                                                        -----------     -----------
          Total assets................................  $36,453,441     $30,577,764
                                                         ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Other liabilities.....................................  $   209,377     $   243,778
Stockholders' equity..................................   36,244,064      30,333,986
                                                        -----------     -----------
          Total liabilities and stockholders'
            equity....................................  $36,453,441     $30,577,764
                                                         ==========      ==========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

                         CONDENSED STATEMENTS OF INCOME

                 Years ended September 30, 1994, 1993 and 1992

                                                           1994            1993            1992
                                                        -----------     -----------     -----------
Operating income (expense)
  Other expense.......................................  $  (336,198)    $  (139,807)    $  (140,383)
Loss before equity in income of Bank..................     (336,198)       (139,807)       (140,383)
Equity in income of Bank..............................    3,258,661       2,193,359       2,049,890
                                                        -----------     -----------     -----------
Income before income tax..............................    2,922,463       2,053,552       1,909,507
Income tax benefit....................................      132,300          55,125          55,481
                                                        -----------     -----------     -----------
Net income............................................  $ 3,054,763     $ 2,108,677     $ 1,964,988
                                                         ==========      ==========      ==========

                       CONDENSED STATEMENTS OF CASH FLOWS

                 Years ended September 30, 1994, 1993 and 1992

                                                           1994            1993            1992
                                                        -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..........................................  $ 3,054,763     $ 2,108,677     $ 1,964,988
  Adjustments to reconcile net income to net cash from
     operating activities
     Equity in income of Kokomo.......................   (3,258,661)     (2,193,359)     (2,049,890)
     Increase (decrease) in other liabilities.........      (34,401)        103,433          29,135
                                                        -----------     -----------     -----------
          Net cash from operating activities..........     (238,299)         18,751         (55,767)
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of investment securities...................   (4,246,025)             --              --
  Proceeds used to purchase stock of Peru in
     conjunction with the merger conversion...........   (3,290,056)             --              --
  Dividend from Kokomo................................           --       5,000,000       1,000,000
                                                        -----------     -----------     -----------
          Net cash from investing activities..........   (7,536,081)      5,000,000       1,000,000
CASH FLOWS FROM FINANCING ACTIVITIES
  Net proceeds from stock issue in conjunction with
     the merger conversion............................    3,290,056              --              --
  Proceeds from stock issue in conjunction with the
     exercise of stock options........................      334,005              --              --
  Repurchase of stock.................................           --        (499,400)             --
  Fractional shares redeemed in conjunction with stock
     split............................................           --          (4,566)             --
  Cash dividends......................................     (768,746)       (521,109)       (409,689)
                                                        -----------     -----------     -----------
          Net cash from financing activities..........    2,855,315      (1,025,075)       (409,689)
                                                        -----------     -----------     -----------
Net change in cash and cash equivalents...............   (4,919,065)      3,993,676         534,544
Cash and cash equivalents at beginning of year........    5,203,220       1,209,544         675,000
                                                        -----------     -----------     -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR..............  $   284,155     $ 5,203,220     $ 1,209,544
                                                         ==========      ==========      ==========

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

     The extent to which CIB may pay cash dividends to shareholders will depend on the cash currently available at CIB as well as the Kokomo's ability to pay dividends to CIB (see Note 12).

NOTE 19 -- ACQUISITION AND STOCK OFFERING

     On January 19, 1994 an agreement to acquire Peru became effective. The merger/conversion transaction provided for Peru to convert from a mutual to stock form of ownership. Eligible account holders of Peru had the right to subscribe for and purchase common stock to be issued by CIB. As a result of the merger/conversion, Peru merged into Kokomo and became a division of Kokomo, which will remain a wholly-owned subsidiary of CIB.

     As of December 31, 1993, Peru had consolidated total assets of $
and equity of $          based on unaudited financial statements. For 1993, Peru
had net income of $          . CIB will account for the transaction under the
purchase method. Net income for CIB for the years ended September 30, 1994 and 1993 would have been approximately $3,027,000 and $2,051,000 had the transaction occurred on October 1, 1993 or October 1, 1992, respectively.

NOTE 20 -- FAIR VALUES OF FINANCIAL INSTRUMENTS

     A new accounting standard prescribes that CIB disclose the estimated fair value of its financial instruments. The following table shows those values and the related carrying values at September 30, 1994. Items which are not financial instruments are not included.

                                                   1994                            1993
                                       ----------------------------    ----------------------------
                                         CARRYING       ESTIMATED        CARRYING       ESTIMATED
                                          VALUE         FAIR VALUE        VALUE         FAIR VALUE
                                       ------------    ------------    ------------    ------------
Cash and cash equivalents............  $ 20,861,606    $ 20,862,000    $ 14,595,535    $ 14,596,000
Interest-earning time deposits in
  other financial institutions.......     6,139,980       6,140,000      16,843,050      16,843,000
Investment securities................    41,564,300      41,203,000       6,569,457       6,652,000
Mortgage-backed securities...........    10,548,551      10,196,000       9,427,644       9,540,000
Loans receivable, net (including
  loans held for sale)...............   160,870,302     157,765,000     140,402,139     143,795,000
Demand and savings deposits..........    87,351,452      87,351,000      76,034,042      76,034,000
Time deposits........................   113,460,837     113,381,000      82,685,447      83,925,000
Advances from borrowers for taxes and
  insurance..........................     1,429,849       1,430,000       1,281,999       1,282,000
Net assets of acquired financial
  institution in excess of cost of
  investment.........................     3,949,623       3,950,000              --              --

     For purposes of the above disclosures of estimated fair value, the following assumptions were used as of September 30, 1994 and 1993. The estimated fair value for cash and cash equivalents and interest earning time deposits in other financial institutions is considered to approximate cost. The estimated fair value for investment securities and mortgage-backed securities is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value for loans (including loans held for sale) is based on estimates of the difference in interest rates Kokomo would charge the borrowers for similar such loans with similar maturities made at September 30, 1994 and 1993, applied for an estimated time period until the loan is assumed to reprice or be paid. The estimated fair value for demand and savings deposits is based on their carrying value. The

                                  (continued)

                                      CIB

                 YEARS ENDED SEPTEMBER 30, 1994, 1993 AND 1992

estimated fair value for time deposits is based on the rate Kokomo would pay on such deposits at September 30,
1994 and 1993, applied for the time period until maturity. The estimated fair value of advances from borrowers for taxes and insurance is based on their carrying value. The estimated fair value of net assets of acquired financial institution in excess of cost of investment is based on its carrying value. The estimated fair value for other financial instruments and off-balance-sheet loan commitments are considered to approximate cost at September 30, 1994 and are not considered significant to this presentation.

     While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were CIB to have disposed of such items at September 30, 1994 and 1993, the estimated fair values would necessarily have been achieved at that date, since market value may differ depending on various circumstances. The estimated fair values at September 30, 1994 and 1993 should not necessarily be considered to apply at subsequent dates.

     In addition, other assets and liabilities of CIB that are not defined as financial instruments are not included in the above disclosures, such as premises and equipment, foreclosed real estate, federal income taxes, and accrued expenses. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights, the trained work force, customer goodwill, and similar items.

                                  (continued)
cel524.doc
07/22/94


                                   Appendix A


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

                                 by and between


                           NATIONAL CITY CORPORATION


                                      and

                            CENTRAL INDIANA BANCORP

                           dated as of July 25, 1994

                              INDEX TO DEFINITIONS
                              --------------------

         DEFINITIONS                                        SECTIONS
         -----------                                        --------
Acquisition Transaction                                     Section 5.1
Agreement                                                   Introduction
Articles of Merger                                          Section 1.2
BHCA                                                        Section 3.1
Benefit Agreements                                          Section 3.10
Certificate                                                 Section 2.3(a)
Certificate of Merger                                       Section 1.2
Closing                                                     Section 6.1
Closing Date                                                Section 6.1
Code                                                        Introduction
Commission                                                  Section 3.5
Company                                                     Introduction
Company Common Stock                                        Section 2.1(a)
Company Contracts                                           Section 4.10
Company Disclosure Letter                                   Section 4.3
Company Employee Plans                                      Section 4.9
Company Meeting                                             Section 5.12
Company Reports                                             Section 4.7
Company Subsidiaries                                        Section 4.4
Consents                                                    Section 7.1(c)
Control                                                     Section 8.6(a)
DGCL                                                        Section 1.1
DPC Shares                                                  Section 2.1(a)
ERISA                                                       Section 3.9
Effective Time                                              Section 1.2
Environmental Law                                           Section 3.17
Exchange Act                                                Section 3.6
Exchange Agent                                              Section 2.3(a)
FRB                                                         Section 3.6
Governmental Entity                                         Section 3.6

DEFINITIONS                                                 SECTIONS
- - - -----------                                                 --------
Hazardous Substance                                         Section 3.17
IC                                                          Section 1.1
IRS                                                         Section 3.9
Indemnitees                                                 Section 5.7
Loan Portfolio Properties and Other
         Properties Owned                                   Section 3.17
Market Price                                                Section 8.6(a)
Material Adverse Effect                                     Section 8.6(a)
Merger                                                      Section 1.1
Merger Consideration                                        Section 2.1(a)
NCC                                                         Introduction
NCC Common Stock                                            Section 2.1(a)
NCC Contracts                                               Section 3.10(c)
NCC Disclosure Letter                                       Section 3.3
NCC Employee Plans                                          Section 3.9
NCC Preferred Stock                                         Section 3.3(a)
NCC Reports                                                 Section 3.7
Option Agreement                                            Section 4.3
PBGC                                                        Section 3.9
Person                                                      Section 8.6(a)
Registration Statement                                      Section 3.5
SBIA                                                        Section 3.6
Securities Act                                              Section 3.5
Significant Subsidiaries                                    Section 8.6(a)
Subsidiary                                                  Section 8.6(a)
Surviving Corporation                                       Section 1.3
Trust Account Shares                                        Section 2.1(a)

                                                         TABLE OF CONTENTS
                                                         -----------------
1.1  Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2  Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3  Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.4  Certificate of Incorporation and By-laws . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.5  Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.6  Additional Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
2.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
2.2  Assumption of Employee and Director Stock Options  . . . . . . . . . . . . . . . . . . . .   4
2.3  Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
(a)  Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
(b)  Notice of Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
(c)  Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
(d)  Right to Merger Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
(e)  Distribution with Respect to Unexchanged Certificates  . . . . . . . . . . . . . . . . . .   6
(f)  Voting With Respect to Unexchanged Certificates  . . . . . . . . . . . . . . . . . . . . .   6
(g)  No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.4  Closing of the Company's Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.5  Changes in NCC Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
3.1  Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.2  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.3  Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
3.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
3.5 Information in Disclosure Documents, Registration Statement, Etc. . . . . . . . . . . . . .   11
3.6  Consents and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
3.7  Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
3.8  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
3.9  Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
3.10  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
3.11  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.12  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.13  Compliance with Laws and Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
3.14  Agreements with Bank Regulators, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
3.15  NCC Ownership of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
3.16  Material Interests of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . .   18
3.17  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
4.1  Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
4.2  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
4.3  Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
4.4  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
4.5  Information in Disclosure Documents, Registration Statement, Etc.  . . . . . . . . . . . .   21
4.6  Consent and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
4.7  Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
4.8  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
4.9  Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
4.10  Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

4.11  Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . . . .   26
4.12  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
4.13  Compliance with Laws and Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
4.14  Agreements with Bank Regulators, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .   27
4.15  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
4.16  Company Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
4.17  Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
4.18  Material Interests of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . .   28
4.19  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
5.1  Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
5.2  Interim Operations of Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
(a)  Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
(b)  Articles and By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
(c)  Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
(d)  Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
(e)  Employee Plans, Compensation, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
(f)  Certain Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
5.3  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
5.4  Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
5.5  Certain Filings, Consents and Arrangements . . . . . . . . . . . . . . . . . . . . . . . .   37
5.6  Environmental Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
5.7  Indemnification and Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
5.8  Publicity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
5.9  Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
5.10  Stock Exchange Listings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
5.11  Proxy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
5.12  Shareholders' Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
5.13  Tax-Free Reorganization Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
5.14  Provisions of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
6.1  The Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
6.2  Documents and Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
7.1  Conditions to Each Party's Obligations to Effect the Merger  . . . . . . . . . . . . . . .   40
7.2  Conditions to Obligation of Company to Effect the Merger . . . . . . . . . . . . . . . . .   42
7.3  Conditions to Obligation of NCC to Effect the Merger . . . . . . . . . . . . . . . . . . .   42
8.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
8.2  Non-Survival of Representations, Warranties and Agreements . . . . . . . . . . . . . . . .   45
8.3  Waiver and Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
8.4  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
8.5  Applicable Law; Consent to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . .   45
8.6  Certain Definitions; Headlines . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
8.7  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
8.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
8.9  Parties in Interest; Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
8.10  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
8.11  Enforcement of the Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
8.12  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------
         THIS AGREEMENT AND PLAN OF MERGER, dated as of July 25, 1994 ("Agreement"), is made by and between National City Corporation, a Delaware corporation ("NCC") and Central Indiana Bancorp, an Indiana Corporation ("Company").
         WHEREAS, NCC and Company have each determined that it is in the best interests of their respective stockholders for Company to merge with and into NCC upon the terms and subject to the conditions set forth herein;
         WHEREAS, the Boards of Directors of NCC and Company have approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement;
         WHEREAS, for Federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and
         WHEREAS, as a condition to, and immediately after the execution of this Agreement, the parties are entering into the Option Agreement (as hereinafter defined);
         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

                                I.  THE MERGER
                                    ----------
         1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2), Company will be merged with and into NCC and the separate corporate existence of the Company will thereupon cease (the "Merger") in accordance with the applicable provisions of Title 23 of the Indiana Code ("IC") and the Delaware General Corporation Law ("DGCL"). First Federal Savings Bank of Kokomo ("Kokomo"), the Company's subsidiary, will be merged into National City Bank, Indiana ("NCB") at the Effective Time or as soon as practicable thereafter.
         1.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, NCC and Company shall cause a certificate of merger complying with the requirements of the DGCL (the "Certificate of Merger") to be filed with the Secretary of State of the State of Delaware and Articles of Merger to be filed with the Secretary of State of the State of Indiana ("Articles of Merger") pursuant to IC. The Merger will become effective at the time the later of the following occurs: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (b) the filing of the Articles of Merger with the Secretary of State of the State of Indiana or such later time as shall be specified in such filings ("Effective Time").
         1.3 EFFECT OF MERGER. The Merger will have the effects specified in IC and DGCL. Without limiting the generality of the foregoing, NCC will be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and will continue to be governed by the laws of the State of Delaware, and the separate corporate existence of NCC and all of its rights, privileges, powers and franchises, public as well as private, and all its debts, liabilities and duties as a corporation organized under the DGCL, will continue unaffected by the Merger.
         1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation and By-laws of NCC in effect immediately prior to the Effective Time, which shall be in the form set forth in the NCC Disclosure Letter (as defined below), shall be the Certificate of Incorporation and By-laws of the Surviving Corporation, unless or until amended in accordance with applicable law.
         1.5 DIRECTORS AND OFFICERS. The directors and officers of NCC immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation, from and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Surviving Corporation's Certificate of Incorporation and By-laws and the DGCL.
         1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company, or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company or (ii) otherwise carry out the purposes of this Agreement, Company and its officers and directors shall be deemed to have granted to the Surviving

Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Company or otherwise to take any and all such action.

                          II.  CONVERSION OF SHARES
                               --------------------
         2.1  CONVERSION OF SHARES.  Subject to Section 2.3, at the Effective
Time,
                 (a) each then-outstanding share of common stock, no par value, of Company ("Company Common Stock") other than shares owned by NCC or any direct or indirect wholly-owned subsidiary of NCC (except that any such shares of Company Common Stock held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity ("Trust Account Shares") or acquired in satisfaction of debts previously contracted ("DPC Shares") shall not be deemed owned by NCC) and other than those shares of Company Common Stock held in the treasury of the Company, will be canceled, retired and converted into a right to receive 1.08 shares of common stock, par value $4.00 per share, of NCC ("NCC Common Stock"). The number of shares of NCC Common Stock that each share of Company Common Stock will be converted into is sometimes referred to herein as the "Merger Consideration";
                 (b) each then-outstanding share of Company Common Stock owned by NCC or any direct or indirect wholly-owned subsidiary of NCC (except for any shares that are Trust Account Shares or DPC Shares) will be canceled and retired;
                 (c) each share of Company Common Stock issued and held in Company's treasury will be canceled and retired; and
                 (d) each share of NCC Common Stock issued and outstanding immediately prior to the Effective Time shall continue to be an issued and outstanding share of common stock, par value $4.00 per share, of the Surviving Corporation from and after the Effective Time.

         2.2 ASSUMPTION OF EMPLOYEE AND DIRECTOR STOCK OPTIONS. Except as expressly provided in this Section 2.2, all rights under any stock option granted by Company pursuant to Company's Stock Option Plan and Company's 1993 Stock Option Plan (collectively, the "Company Option

Plans") that remain unexercised immediately prior to the Effective Time ("Unexercised Options") shall be assumed by NCC, but shall thereafter represent the right to acquire that number of shares of NCC Common Stock to which the optionee would have been entitled pursuant to the conversion ratio provided for in Section 2.1(a) if immediately prior to the Merger the optionee had fully exercised the option and had been a shareholder of record of Company. The option price of each option shall be adjusted to the extent necessary to assure that the rights and benefits of the optionee under such option shall not be increased or decreased by reason of this Section 2.2, and, in addition, each option which is an incentive stock option shall be adjusted as required by section 424 of the Code, and the regulations promulgated thereunder so as not to constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code. On or before the Effective Time NCC shall file, and maintain the effectiveness of, a registration statement with the Securities and Exchange Commission covering the Unexercised Options and the sale of the NCC Common Stock issued upon exercise of Unexercised Options. At the Effective Time all Company Option Plans shall be terminated with respect to the granting of any additional options or option rights.
         2.3  EXCHANGE OF CERTIFICATES.
                 (a) EXCHANGE AGENT. Prior to the Effective Time, NCC shall designate National City Bank to act as exchange agent (the "Exchange Agent") and Kokomo to act as forwarding agent in connection with the Merger pursuant to an exchange agent agreement providing for, among other things, the matters set forth in this Section 2.3. Except as set forth herein, from and after the Effective Time each holder (other than NCC or any direct or indirect wholly-owned subsidiary of NCC (except as to Trust Account Shares and DPC Shares)) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Certificate") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Merger Consideration for each share of Company Common Stock so represented by the Certificate surrendered by such holder thereof. The certificates representing shares of NCC Common Stock which constitute the Merger Consideration shall be properly issued and countersigned and executed and authenticated, as appropriate.
                 (b) NOTICE OF EXCHANGE. Promptly after the Effective Time, NCC and the Surviving Corporation shall cause the Exchange Agent to mail and/or make available to each record holder of a Certificate a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificate to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate for exchange therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may reasonably be requested, the Exchange Agent shall promptly deliver to the person entitled thereto the appropriate Merger Consideration for each share of Company Common Stock so represented by the Certificate surrendered by such holder thereof, and such Certificate shall forthwith be canceled.
                 (c) TRANSFER. If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or exchange that the Certificate surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Exchange Agent that such tax either has been paid or is not payable.
                 (d) RIGHT TO MERGER CONSIDERATION. Subject to Subsection 2.3(e), until surrendered and exchanged in accordance with this Section 2.3, each Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, multiplied by the number of shares of Company Common Stock evidenced by such Certificate, together with any dividends or other distributions as provided in Sections 2.3(e) and 2.3(g), and shall have no other rights. From and after the Effective Time, NCC and Surviving Corporation shall be entitled to treat such Certificates that have not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the shares of Company Common Stock represented by such Certificates may be converted, notwithstanding any failure to surrender such Certificates. One hundred eighty (180) days following the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation any shares of NCC Common Stock and funds (including any interest received with respect thereto) which NCC has made available to the Exchange Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) with respect to the shares of NCC Common Stock and cash in lieu of fractional shares deliverable or payable upon due surrender of their Certificates. Neither Exchange Agent nor any party hereto shall be liable to any holder of shares of Company Common Stock for any Merger Consideration (or dividends, distributions or interest with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
                 (e) DISTRIBUTION WITH RESPECT TO UNEXCHANGED CERTIFICATES. Whenever a dividend or other distribution is declared by NCC on the NCC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, provided that no dividends or other distributions declared or made with respect to NCC Common Stock with a record date that is more than 30 days after the mailing of the Certificate of notice and letter of transmittal provided for under Subsection 2.3(b) of this Agreement shall be paid to the holder of any unsurrendered Certificate with respect to the share of NCC Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate in accordance with this
Article II. The Surviving Corporation shall pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.
                 (f) VOTING WITH RESPECT TO UNEXCHANGED CERTIFICATES. Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of NCC stockholders the number of whole shares of NCC Common Stock represented by such Certificates, regardless of whether such holders have exchanged their Certificates, provided that no holder of unsurrendered Certificates may vote at any meeting of NCC stockholders that is held more than 30 days after the mailing of the Certificate of notice and letter of transmittal provided for under Subsection 2.3(b) of this Agreement.
                 (g) NO FRACTIONAL SHARES. No certificates or script representing fractional shares of NCC Common Stock shall be issued upon the surrender for exchange of a Certificate or

Certificates. No dividends or distributions of NCC shall be payable on or with respect to any fractional share and any such fractional share interest will not entitle the owner thereof to vote or to any rights of stockholders of NCC. In lieu of any such fractional shares, holders of Certificates otherwise entitled to fractional shares shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to the fraction of such share of NCC Common Stock to which such holder would otherwise be entitled multiplied by the Market Price, as defined in Section 8.6(a)(iii).
         2.4 CLOSING OF THE COMPANY'S TRANSFER BOOKS. The stock transfer books of Company shall be closed at the close of business on the business day immediately preceding the date of the Effective Time. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of Company, the Merger Consideration to be distributed pursuant to this Agreement may be delivered to a transferee, if a Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by payment of any applicable stock transfer taxes. NCC and the Exchange Agent shall be entitled to rely upon the stock transfer books of Company to establish the identity of those persons entitled to receive the Merger Consideration specified in this Agreement for their shares of Company Common Stock, which books shall be conclusive with respect to the ownership of such shares. In the event of a dispute with respect to the ownership of any such shares, the Surviving Corporation and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent party and thereafter be relieved with respect to any claims to such Merger Consideration.
         2.5 CHANGES IN NCC COMMON STOCK. If between the date of this Agreement and the Effective Time, the shares of NCC Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or if a stock dividend thereon shall be declared with a record date within said period, the Merger Consideration shall be adjusted to reflect such reclassification, recapitalization, split-up, combination, exchange of shares or stock dividend.

                 III.  REPRESENTATIONS AND WARRANTIES OF NCC
                       -------------------------------------
         NCC hereby represents and warrants to Company that:
         3.1 CORPORATE ORGANIZATION. NCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. NCC is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). NCC has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. NCC has heretofore delivered to Company true and complete copies of its certificate of incorporation and by-laws.
         3.2 AUTHORITY. Subject to the receiving all applicable regulatory approvals, NCC has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of NCC. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, NCC, enforceable against NCC in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought. No other corporate proceedings on the part of NCC are necessary to authorize this Agreement or to consummate the transactions so contemplated.
         3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of NCC consists of 350,000,000 shares of NCC Common Stock and 5,000,000 shares of NCC preferred stock. As of the close of business on July 22, 1994
(i) 150,218,833 shares of NCC Common Stock were validly issued and outstanding, fully paid and nonassessable and (ii) 757,160 shares of eight percent (8%) Cumulative Convertible Preferred Stock (issued as 3,785,800 Depositary Shares) no par of NCC ("NCC Preferred Stock") were validly issued and outstanding, fully paid and nonassessable. As of the date hereof, except as set forth in this Section 3.3, pursuant to the exercise of employee stock options under NCC's Amended and Restated 1973 Stock Option Plan, as amended, the 1984 Stock Option Plan, as amended, the 1989 Stock Option Plan and the 1993 Stock Option Plan, NCC's dividend reinvestment plan, National City Savings and Investment Plan and stock grants made pursuant to the NCC 1991 Amended and Second Restated Restricted Stock Plan, or set forth in a disclosure letter executed by NCC and dated and delivered by NCC to Company as of the date hereof ("NCC Disclosure Letter"), there are no other shares of capital stock of NCC authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of NCC obligating NCC to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of NCC or obligating NCC to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. As of the date hereof, except as provided in this Agreement or as set forth in the NCC Disclosure Letter, there are no voting trusts or other agreements or understandings to which NCC or any NCC subsidiary (as defined herein) is a party with respect to the voting of the capital stock of NCC. Except as set forth in NCC's proxy statement dated March 4, 1994 or in NCC's Disclosure Letter, NCC knows of no person who owns beneficially or has the right to acquire more than five percent of the outstanding NCC Common Stock. All of the shares of NCC Common Stock issuable in exchange for the Company Common Stock at the Effective Time in accordance with this Agreement and all of the shares of NCC Common Stock issuable upon exercise of the stock options set forth in
Section 2.2 will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and will not be subject to preemptive rights.
         3.4 SUBSIDIARIES. The name and state of incorporation of each significant subsidiary (as defined herein) of NCC (collectively, the "Significant Subsidiaries") is set forth in the NCC Disclosure Letter. Each of the NCC subsidiaries is a bank or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of NCC's subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the NCC Disclosure Letter, all outstanding shares of capital stock of each of NCC's subsidiaries are owned by NCC or another of NCC's subsidiaries and are validly issued, fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of each national bank subsidiary and applicable state law in the case of each state bank subsidiary) nonassessable, are not subject to preemptive rights and are owned free and clear of all material liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any NCC subsidiary obligating any of NCC subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any of NCC's subsidiaries to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.
         3.5 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC. None of the information with respect to NCC or any of NCC's subsidiaries provided by NCC for inclusion in the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") by NCC on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of NCC Common Stock to be issued in the Merger (the "Registration Statement") at the time it becomes effective and in the proxy statement of the Company required to be mailed to its shareholders ("Company Proxy") at the time of mailing such proxy statement, and any supplement thereto, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. NCC shall notify Company on or before the date of the Company Meeting if any material fact provided by NCC for inclusion in the Company Proxy is or becomes untrue or misleading or if additional information needs to be communicated to Company's shareholders so as to make any statements concerning NCC, in light of circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated thereunder.
         3.6 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in the NCC Disclosure Letter, neither the execution and delivery of this Agreement by NCC nor the consummation by NCC of the transactions contemplated hereby will
(a) conflict with or result in any breach of any provision of its certificate of incorporation or by-laws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of NCC or any of NCC's subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which NCC or any of NCC's subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which are set forth in the NCC Disclosure Letter or which, individually or in the aggregate, will not have a Material Adverse Effect or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity"), except (i) pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Securities Act, (ii) filings of the Certificate of Merger and Articles of Merger, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings with, and approval by, the Federal Reserve Board (the "FRB"), (v) filings with, and approvals by, the Office of Thrift Supervision (the "OTS"), or (vi) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.
         3.7 REPORTS AND FINANCIAL STATEMENTS. Since January 1, 1990, NCC and each of NCC's subsidiaries have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Section 12(b), 12(g), 13(a) or 14(a) of the Securities Exchange Act of 1934, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "NCC Reports"). NCC has previously furnished or will promptly furnish Company with true and complete copies of each of NCC's annual reports on Form 10-K for the years 1990 through 1993. As of their respective dates, the NCC Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of NCC included in the NCC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of NCC and NCC's subsidiaries as of the dates thereof and the results of their operations and changes in cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of NCC and its consolidated subsidiaries, contingent or otherwise, except as disclosed in the NCC Reports. NCC's reserve for possible loan losses as shown in its Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and in NCC's press release dated July 18, 1994 reporting second quarter and first half 1994 earnings were adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.
         3.8 TAXES. NCC will promptly make available to Company, upon request by Company, true and correct copies of the federal, state and local income tax returns, and state and local property and sales tax returns and any other tax returns filed by NCC and any of NCC's subsidiaries for each of the fiscal years that remains open, for examination or assessment of tax. NCC and each NCC subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, estimated tax, withholding tax, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all such failures to file, taken together, would not have a Material Adverse Effect. NCC and each of its subsidiaries have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes, shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the NCC Disclosure Letter, neither NCC nor any of NCC's subsidiaries has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the NCC Disclosure Letter, neither NCC nor any of NCC's subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by NCC or any of NCC's subsidiaries in respect of any material deficiencies for any tax, assessment, or government charges.
         3.9 EMPLOYEE PLANS. All employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral, and all trust agreements related thereto, relating to any present or former directors, officers or employees of NCC or its subsidiaries ("NCC Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code, and any other applicable laws. With respect to each NCC Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA):
(a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in the NCC Disclosure Letter), and except as otherwise set forth in the NCC Disclosure Letter, each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under Section 401(a) of the Code either has been determined by the Internal Revenue Service ("IRS") to be so qualified or is the subject of a pending application for such determination that was timely filed, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither NCC nor any of its subsidiaries has provided, or is required to provide, security to any pension plan pursuant to Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of the end of the most recent plan year thereof ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof,
(e) no reportable event described in Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) except as otherwise set forth in the NCC Disclosure Letter, no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation ("PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither NCC nor any of its subsidiaries has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither NCC nor any of its subsidiaries has waived any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. Neither NCC nor any of its subsidiaries has any obligations for retiree health and life benefits under any NCC Employee Plan, except as set forth in the NCC Disclosure Letter. Other than restrictions under applicable law, there are no restrictions on the rights of NCC or its subsidiaries to amend or terminate any such NCC Employee Plan.
         3.10 MATERIAL CONTRACTS. Except as set forth in the NCC Disclosure Letter or disclosed in the NCC Reports filed by NCC with the Commission prior to the date of this Agreement, neither NCC nor any of its subsidiaries is a party to, or is bound or affected by, or receives benefits under (a) any employment, severance, termination, consulting or retirement agreement (collectively, "Benefit Agreements") providing for aggregate payments to any person in any calendar year in excess of $500,000, (b) any material agreement, indenture or other instrument relating to the borrowing of money by NCC or any of its subsidiaries or the guarantee by NCC or any of its subsidiaries of any such obligation (other than trade payables and instruments relating to borrowings or guaranties made in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by NCC with the Commission as of the date of this Agreement (collectively, the "NCC Contracts"). Neither NCC nor any of NCC's subsidiaries is in default under any NCC Contracts, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Neither NCC nor any of NCC's subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is NCC or any of NCC's subsidiaries the subject of a proceeding asserting that it or any such subsidiary has committed an unfair labor practice or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its subsidiaries pending or threatened.
         3.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the NCC Disclosure Letter or disclosed in the NCC Reports filed by NCC with the Commission prior to the date of this Agreement, since December 31, 1993, there has not been any change in the financial condition, results of operations or business of NCC and its subsidiaries which would or in the future will have a Material Adverse Effect.
         3.12 LITIGATION. Except as disclosed in the NCC Reports filed by NCC with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of NCC, threatened against or affecting NCC or any of NCC's subsidiaries which, if decided adversely to NCC, would reasonably be expected to result in a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against NCC or any of NCC's subsidiaries having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.
         3.13 COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in the NCC Disclosure Letter or disclosed in the NCC Reports filed by NCC with the Commission prior to the date of this Agreement, the businesses of NCC and of NCC's subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of NCC's subsidiaries that are banks, all statutes, rules and regulations pertaining to the conduct of the banking business and the exercise of trust powers), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the NCC Disclosure Letter, no investigation or review by any Governmental Entity with respect to NCC or any of NCC's subsidiaries is pending or, to the knowledge of NCC, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.
         3.14 AGREEMENTS WITH BANK REGULATORS, ETC. Except as set forth in the NCC Disclosure Letter, neither NCC nor any NCC subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has NCC been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither NCC nor any of NCC's subsidiaries is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of a proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.
         3.15 NCC OWNERSHIP OF STOCK. As of the date of this Agreement, neither NCC nor any of its affiliates or associates (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, Company Common Stock (other than Trust Account Shares), which in the aggregate, represent 5% or more of the outstanding shares of Company Common Stock.
         3.16 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in NCC's Proxy Statement for its 1994 Annual Meeting of Stockholders, no officer or director of NCC, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of NCC or any of its subsidiaries.
         3.17 ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meanings:
                "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or
(2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601, ET SEQ.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. Section 7401, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, ET SEQ.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, ET SEQ.; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.
                 "HAZARDOUS SUBSTANCE" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.
                 "LOAN PORTFOLIO PROPERTIES AND OTHER PROPERTIES OWNED" means those properties owned or operated by NCC or Company, as the case may be, or any of their subsidiaries.
         Except as set forth in the NCC Disclosure Letter, to the best of its knowledge, neither NCC nor any of its subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; to the best of its knowledge, none of the Loan Portfolio Properties and Other Properties Owned by NCC or its subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and to the best of its knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by NCC or its subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

                 IV.  REPRESENTATIONS AND WARRANTIES OF COMPANY
                      -----------------------------------------
         Company hereby represents and warrants to NCC that:
         4.1 CORPORATE ORGANIZATION. Company is a corporation duly organized and validly existing under the laws of the State of Indiana and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Company is registered as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. Company has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Company has heretofore delivered to NCC true and complete copies of its Articles of Incorporation and By-laws.
         4.2 AUTHORITY. Company has the requisite corporate power and authority to execute and deliver this Agreement and, except for any required approval of Company's shareholders, to consummate the transactions contemplated by such. The execution and delivery of this Agreement and the consummation of the transactions contemplated within such documents have been duly approved by the Board of Directors of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject only to approval by the shareholders of Company as provided in Section 5.12. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Company, enforceable against Company in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought.
         4.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of Company consists solely of 5,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock. As of the close of business on July 22, 1994 1,639,513 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of preferred stock were issued or outstanding. As of the date of this Agreement except as set forth in this Section 4.3 or in a disclosure letter executed by Company and dated and delivered by Company to NCC as of the date hereof ("Company Disclosure Letter"), and except for a stock option agreement, in the form set forth in Exhibit A hereto, which the parties contemplate entering into immediately hereafter ("Option Agreement"), there are no shares of capital stock of Company authorized, issued or outstanding and there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of Company obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Company or obligating Company to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment now or in the future. Except as set forth in the Company Disclosure Letter, there are no voting trusts or other agreements or understandings to which Company or any of Company's subsidiaries is a party with respect to the voting of the capital stock of Company.
         4.4 SUBSIDIARIES. The Company Disclosure Letter sets forth the name and state of incorporation of each subsidiary of Company (collectively, "Company Subsidiaries"). Each of the Company Subsidiaries is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States of America or a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Material Adverse Effect. Each of the Company Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. Except as set forth in the Company Disclosure Letter, all outstanding shares of capital stock of each Company Subsidiary is owned by Company or another Company Subsidiary and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Company Subsidiary obligating any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any Company Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.
         4.5 INFORMATION IN DISCLOSURE DOCUMENTS, REGISTRATION STATEMENT, ETC. None of the information with respect to Company or any Company Subsidiary included in the Proxy Statement to be sent to Company's shareholders regarding this transaction or provided by Company for inclusion in the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting (as defined in Section 5.12), or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.
         4.6 CONSENT AND APPROVALS; NO VIOLATION. Except as set forth in the Company Disclosure Letter neither the execution and delivery of this Agreement by Company nor the consummation by Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of its Articles of Incorporation or By-laws, (b) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets

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of Company or any of the Company Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, which are set forth in the Company Disclosure Letter or which, individually or in the aggregate, will not have a Material Adverse Effect or
(c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any Governmental Entity, except (i) pursuant to the Exchange Act and the Securities Act, (ii) filing the Certificate of Merger and the Articles of Merger, (iii) filings required under the securities or blue sky laws of the various states, (iv) filings with, and approval by, the FRB,
(v) filings with, and approvals by, the OTS, or (vi) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a Material Adverse Effect.
         4.7 REPORTS AND FINANCIAL STATEMENTS. Since July 1, 1991, Company and each Company Subsidiary have filed all reports, registrations and statements, together with any required amendments thereto, that they were required to file with the Commission under Sections 12(b), 12(g), 13(a) or 14(a) of the Exchange Act, including, but not limited to Forms 10-K, Forms 10-Q and proxy statements (the "Company Reports"). Company has previously furnished or will promptly furnish NCC with true and complete copies of each of Company annual reports on Form 10-K for fiscal years ending 1991 through 1993. As of their respective dates, Company Reports complied with the requirements of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Company included in the Company Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Company and Company Subsidiaries taken as a whole as at the dates thereof and the consolidated results of their operations and changes in cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein. There exist no material liabilities of Company and its consolidated subsidiaries, contingent or otherwise, except as disclosed in the Company Reports. Company's reserve for possible loan losses as shown in its Annual Report on Form 10-K for the fiscal year ended September 30, 1993 was adequate, within the meaning of generally accepted accounting principles and safe and sound banking practices.
         4.8 TAXES. Company will promptly make available to NCC, upon request by NCC, true and correct copies of the federal income tax returns, state income tax returns, and state sales tax returns filed by Company and Company Subsidiaries for each of the fiscal years that remains open, as of the date hereof, for examination or assessment of tax. Company and each Company Subsidiary have prepared in good faith and duly and timely filed, or caused to be duly and timely filed, all federal, state, local and foreign income, franchise, sales and other tax returns or reports required to be filed by them on or before the date hereof, except to the extent that all failures to file, taken together, would not have a Material Adverse Effect. Company and each Company Subsidiary have paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown or required to be shown to be owing on all such returns or reports, together with any interest, additions or penalties related to any such taxes or to any open taxable year or period. Except as set forth in the Company Disclosure Letter, neither Company nor any Company Subsidiary has consented to extend the statute of limitations with respect to the assessment of any tax. Except as set forth in the Company Disclosure Letter, neither Company nor any of the Company Subsidiaries is a party to any action or proceeding, nor is any such action or proceeding threatened, by any Governmental Entity in connection with the determination, assessment or collection of any taxes, and no deficiency notices or reports have been received by Company or any of the Company Subsidiaries in respect of any material deficiencies for any tax, assessment, or government charge.
         4.9 EMPLOYEE PLANS. Except as set forth in the Company Disclosure Letter, all employee benefit, welfare, bonus, deferred compensation, pension, profit sharing, stock option, employee stock ownership, consulting, severance, or fringe benefit plans, formal or informal, written or oral and all trust agreements related thereto, relating to any present or former directors, officers or employees of Company or Company Subsidiaries ("Company Employee Plans") have been maintained, operated, and administered in substantial compliance with their terms and currently comply, and have at all relevant times complied, in all material respects with the applicable requirements of ERISA, the Code, and any other applicable laws. Except as set forth in the Company Disclosure Letter, with respect to each Company Employee Plan which is a pension plan (as defined in Section 3(2) of ERISA): (a) except for recent amendment(s) to the plans not materially affecting the qualified status of the plans (which are disclosed in, and copies of which are attached to, the Company Disclosure Letter), each pension plan as amended (and any trust relating thereto) intended to be a qualified plan under
Section 401(a) of the Code either has been determined by the IRS to be so qualified or is the subject of a pending application for such determination that was timely filed, (b) there is no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) as of June 30, 1993 and, to the Company's knowledge thereafter, whether or not waived, and no waiver of the minimum funding standards of such sections has been requested from the IRS, (c) neither Company nor any of the Company Subsidiaries has provided, or is required to provide, security to any pension plan pursuant to
Section 401(a)(29) of the Code, (d) the fair market value of the assets of each defined benefit plan (as defined in Section 3(35) of ERISA) exceeds the value of the "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA under such defined benefit plan as of June 30, 1993 and to the Company's knowledge as of June 30, 1994, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such defined benefit plan as of the date hereof, (e) no reportable event described in
Section 4043 of ERISA for which the 30 day reporting requirement has not been waived has occurred, (f) no defined benefit plan has been terminated, nor has the Pension Benefit Guaranty Corporation ("PBGC") instituted proceedings to terminate a defined benefit plan or to appoint a trustee or administrator of a defined benefit plan, and no circumstances exist that constitute grounds under
Section 4042(a)(2) of ERISA entitling the PBGC to institute any such proceedings and (g) no pension plan is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Neither Company nor any Company Subsidiary has incurred any liability to the PBGC with respect to any "single-employer plan" within the meaning of action 4001(a)(15) of ERISA currently or formerly maintained by any entity considered one employer with it under Section 4001 of ERISA or Section 414 of the Code, except for premiums all of which have been paid when due. Neither Company nor any of its subsidiaries has incurred any withdrawal liability with respect to a multiemployer plan under

Subtitle E of Title IV of ERISA. Neither Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Company Employee Plan, except as set forth in the Company Disclosure Letter. Other than restrictions under applicable law, there are no restrictions on the rights of Company or Company Subsidiaries to amend or terminate any such Company Employee Plan without incurring any liability thereunder.
         4.10 MATERIAL CONTRACTS. Except as set forth in the Company Disclosure Letter or disclosed in the Company Reports filed by Company with the Commission prior to the date of this Agreement, neither Company nor any Company Subsidiary is a party to, or is bound or affected by, or receives benefits under (a) any Benefit Agreements providing for aggregate payments to any person in any calendar year in excess of $100,000 (b) any material agreement, indenture or other instrument relating to the borrowing of money by Company or any Company Subsidiary or the guarantee by Company or any Company Subsidiary of any such obligation (other than trade payables and instruments relating to transactions entered into in the ordinary course of business) or (c) any other contract or agreement or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Company with the Commission as of the date of this Agreement (collectively, the "Company Contracts"). Neither Company nor any Company Subsidiary is in default under any Company Contract, which default is reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a default. Neither Company nor any Company Subsidiary is a party to, or is bound by, nor is any person seeking to require the Company to enter into any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is Company or any Company Subsidiary the subject of a proceeding asserting that Company or any Company Subsidiary has committed an unfair labor practice or seeking to compel Company or any Company Subsidiary to bargain with any labor organization as to wages and/or conditions of employment, nor is there any strike or other labor dispute involving Company or any Company Subsidiary pending or threatened.
         4.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Company Disclosure Letter or disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, since September 30, 1993, there has not been any change in the financial condition, results of operations or business of Company and Company Subsidiaries which would or insofar as reasonably can be foreseen in the future will have a Material Adverse Effect.
         4.12 LITIGATION. Except as set for in the Company Disclosure Letter or disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, there is no suit, action or proceeding pending, or, to the knowledge of Company, threatened against or affecting Company or any Company Subsidiary which, if determined adversely to Company, would be reasonably expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator, outstanding against Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, a Material Adverse Effect.
         4.13 COMPLIANCE WITH LAWS AND ORDERS. Except as set forth in the Company Disclosure Letter or as disclosed in Company Reports filed by Company with the Commission prior to the date of this Agreement, the businesses of Company and Company Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity (including, without limitation, in the case of Company Subsidiaries that are savings banks, all statutes, rules and regulations pertaining to the conduct of the savings bank business), except for violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect. Except as set forth in the Company Disclosure Letter, no investigation or review by any Governmental Entity with respect to Company or any Company Subsidiary is pending or, to the knowledge of Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same in each case other than those the outcome of which will not have a Material Adverse Effect.
         4.14 AGREEMENTS WITH REGULATORS, ETC. Neither Company nor any Company Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in the Company Disclosure Letter, nor has Company been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as set forth in the Company Disclosure Letter. Except as set forth in the Company Disclosure Letter, neither Company nor any Company Subsidiary is required by
Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of a proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer.
         4.15 FEES. Except for fees paid and payable to McDonald & Company Securities, Inc. in an amount heretofore disclosed to NCC and usual, customary and reasonable attorney's and accountant's fees, neither Company nor any Company Subsidiary has paid or will become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the transactions contemplated by this Agreement.
         4.16 COMPANY ACTION. The Board of Directors of Company (at a meeting duly called and held) has by the requisite vote of all directors present (a) determined that the Merger is advisable and in the best interests of Company and its shareholders, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) has directed that the Merger be submitted for consideration by the Company's shareholders at the Company Meeting.
         4.17 VOTE REQUIRED. The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon are the only votes of the holders of any class or series of Company capital stock necessary to approve the deletion of Article 11 of the Company's Articles of Incorporation and this Agreement and the transactions contemplated by the Agreement.
         4.18 MATERIAL INTERESTS OF CERTAIN PERSONS. Except as disclosed in Company's Proxy Statement for its 1993 Annual Meeting of Shareholders or as set forth in the Company Disclosure Letter, no officer or director of Company, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contracts or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiaries.

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         4.19 ENVIRONMENTAL MATTERS.  Except as set forth in the Company's
Disclosure Letter, to the best of its knowledge, neither Company nor any of its subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; to the best of its knowledge, none of the Loan Portfolio Properties and Other Properties Owned by Company or Company Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which, individually or in the aggregate would not have a Material Adverse Effect; and to the best of its knowledge, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Company or its subsidiaries under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such as would not, individually or in the aggregate have a Material Adverse Effect.

                                 V.  COVENANTS
                                     ---------
         5.1 ACQUISITION PROPOSALS. Each of Company and Company Subsidiaries shall not, directly or indirectly, and shall instruct and otherwise use its best efforts to cause their respective officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, (i) solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, Company or any of the Company Subsidiaries (such transactions are referred to herein as "Acquisition Transactions") or (ii) except to the extent that the Board is required, in a written opinion of counsel to the Board, in the exercise of its fiduciary duties in accordance with applicable law, to participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, an Acquisition Transaction; PROVIDED, HOWEVER, that nothing contained in this Section 5.1 shall restrict or prohibit any disclosure by Company that is required in any document to be filed with the Commission after the date of this Agreement or any disclosure that, in the written opinion of counsel to the Board of Directors of the Company, is otherwise required under applicable law. Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Company will notify NCC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with Company.
         5.2 INTERIM OPERATIONS OF COMPANY. During the period from the date of this Agreement to the Effective Time, except as specifically contemplated by this Agreement, set forth in the Company Disclosure Letter or as otherwise approved expressly in writing by NCC (which approval will not be unreasonably withheld):
                 (a) CONDUCT OF BUSINESS. Company shall, and shall cause each of the Company Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary course of business consistent with safe and sound banking practices. Company shall use reasonable efforts to preserve intact the business organization of Company and each of the Company Subsidiaries, to keep available the services of its and their present key officers and employees and to preserve the goodwill of those having business relationships with Company or Company Subsidiaries. Other than in the ordinary course of business consistent with past practice, Company shall not incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of Company or any Company Subsidiary; it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entering into repurchase agreements), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance other than in the ordinary course of business consistent with past practice;
                 (b) ARTICLES AND BY-LAWS. Except as otherwise provided herein, Company shall not and shall not permit any Company Subsidiary to make any change or amendment to its or their respective articles of incorporation or by-laws (or comparable governing instruments).
                 (c) CAPITAL STOCK. Except pursuant to the exercise of stock options outstanding as of the date hereof under the Company's Option Plans, Company shall not, and shall not permit

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any Company Subsidiary to, issue or sell any shares of capital stock or any other securities of any of them or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any contract, understanding or arrangement with respect to the issuance of, any shares of capital stock or any other securities of any of them or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures. Neither Company nor any Company subsidiary shall grant any additional stock options under any Company Option Plans.
                 (d) DIVIDENDS. Company shall not and shall not permit any Company Subsidiary to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than (a) regular quarterly cash dividends in an amount not to exceed $0.1275 per share of Company Common Stock for the September 30, 1994 quarter, not to exceed $0.1325 per share of Company Common Stock for the December 31, 1994 quarter and not to exceed $0.1375 per share of Company Common Stock for the March 31, 1995 quarter and any other quarter preceding the Closing Date and (b) dividends paid by any Company Subsidiary to another Company Subsidiary or Company with respect to its capital stock between the date hereof and the Effective Time. It is agreed by the parties hereto that they will cooperate to assure that, during any quarter, there shall not be a duplication of nor omission of payment of dividends to shareholders of Company.
                 (e) EMPLOYEE PLANS, COMPENSATION, ETC. Except as permitted by Section 5.3(b) hereof, the Company shall not permit any Company Subsidiary to adopt or amend (except as required by law) any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment, welfare benefit, or other employee benefit agreements, trusts, plans or other arrangements for the benefit or welfare of any director, officer, or employee, or (except for normal merit increases in the ordinary course of business consistent with past practice) increase the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting of stock options or stock appreciation rights) or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.
                 (f) CERTAIN POLICIES. Company shall use its best efforts to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and level of reserves) prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of NCC and generally accepted accounting principles. Company shall not be required to modify or change any such policies or practices, however, until
(i) such time as NCC acknowledges that all conditions to its obligation to consummate the Merger set forth in Sections 7.1 and 7.3 have been waived or satisfied, and (ii) immediately prior to the Effective Time. Company's representations, warranties or covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any such modifications or changes.
         5.3 EMPLOYEE MATTERS. (a) VESTED BENEFITS. Surviving Corporation agrees that it shall honor, on and after the Effective Time, without deduction, counterclaims, interruptions or deferment (other than withholding under applicable law), all vested benefits under all Company Employee Benefit Plans. Nothing in this subsection shall preclude the alienation of vested benefits under a Company Employee Benefit Plan pursuant to the terms of a Qualified Domestic Relations Order within the meaning of Section 414(p) of the Code. Surviving Corporation agrees that any deferred directors' fees held in an account for Fred McClung or Stephen A. Kiley pursuant to the Unfunded Deferred Compensation Plan for Directors of Kokomo (the "Plan") at the Effective Date shall continue to be held under the Plan and to accrue interest as provided in the Plan until paid out under the terms of the Plan. In Mr. Kiley's case, those fees shall become payable when he ceases to be an advisory director of NCB.
                 (b) EMPLOYMENT CONTRACTS. Effective as of the Effective Time, NCB will assume and NCC shall guarantee the employment agreements between Kokomo and Robert J. Heltzel, Donald L. McCauley, Timothy A. Renie and James E. Fritz for the balance of their terms and NCC will guarantee the obligations of NCB resulting from such assumption, but, irrespective of continued employment, such employment agreements shall not be renewed after the Closing. The employment agreements with Donald L. McCauley and James E. Fritz will be extended before the Effective Time, so that at the Effective Time the terms of the employment agreements will end on the following dates for the following employees: Robert J. Heltzel (June 30, 1997); Donald L. McCauley (June 30,
1997); Timothy A. Renie (June 30, 1997); and James E.  Fritz (June 30, 1997).
                 (c) OBLIGATIONS TO FORMER OFFICERS, DIRECTORS AND EMPLOYEES OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF PERU ("PERU"). Upon the Effective Time, NCB shall assume, and NCC shall guarantee, all obligations of Company and Kokomo to former officers, directors and employees of Peru, and their spouses, set forth in the Merger Agreement dated September 8, 1993, between Company, Kokomo and Peru concerning, among other things, the creation and continuation of an advisory board of directors comprised of former Peru directors until the death of such persons, the provision of group medical insurance to former Peru advisory directors, directors, employees and retirees and their spouses, and the provision of life insurance to former directors, officers and employees of Peru for such periods and in such amounts and subject to such terms as are provided for in that Merger Agreement, as though NCB were a party thereto.
                 (d) FRED MCCLUNG. Upon consummation of the merger of Kokomo into NCB, Fred McClung, an advisory director of Kokomo, shall be appointed as an advisory director of NCB and shall remain such until December 31, 1995. While he serves as such advisory director, he shall continue to receive fees equal to 90% of the advisory director fees to be paid to existing directors of the Company pursuant to subparagraph (e) hereof.
                 (e) ADVISORY DIRECTORS. Upon consummation of the merger of Kokomo into NCB, each of the current directors of the Company shall be appointed an advisory director of NCB's Logansport, Kokomo and Peru branch operations and shall continue to serve in such capacity as long as they are willing to do so, and as long as they are physically and mentally fit for such purposes, until they reach age 70. As such advisory directors, they will be paid fees equal to those fees they are receiving as directors of Kokomo as of the date hereof, subject to inflationary or merit increases which shall be made at the discretion of NCB.
                 (f) FINANCIAL INSTITUTIONS RETIREMENT PLAN. (i) Kokomo's Financial Institutions Retirement Fund (the "Company Retirement Plan") will be terminated and frozen as of the Effective Time, and all accrued benefits of participants in that Company Retirement Plan shall thereupon be fully vested and shall become payable at the times and in the amounts provided for under that Plan. All Company and Company Subsidiary employees as of the Effective Time will be entitled to become eligible to participate in NCC's retirement plan, receiving credit for past service with the Company and Company Subsidiaries for vesting and eligibility purposes under the NCC retirement plan.
                                        (ii)  There are twelve (12) employees
of Kokomo listed on the Disclosure Schedule who have attained age 55 and have at least 15 years of service with the Company or Company Subsidiaries. Except as provided below, NCC agrees to provide such employees with a cash payment equal to the actuarial equivalent present value of the increased benefits which such employees would have received under the Company Retirement Plan had it remained in effect for that three (3) year period following the Effective Time (taking into account any cost of living payments which would have accrued with respect to the increased payments provided for in the Company Retirement Plan). Such actuarial equivalent present values shall be calculated using the actuarial factors set forth under the NCC retirement plan and shall be determined using such employees' actual compensation earned prior to the Effective Time together with compensation at the rate in effect as of the Effective Time projected for the three (3) year period. Such amounts shall be offset by similar actuarial equivalent present values of the projected accrued benefit under the NCC retirement plan for such three (3) year period. Any cash payment under this paragraph (f)(ii) shall be paid as soon as practicable following the Effective Time. Notwithstanding anything in this paragraph to the contrary, any additional benefit to be provided to Robert J. Heltzel or Donald L. McCauley under this paragraph (f)(ii) may be provided through an unfunded non-qualified retirement plan.
                 (g) SEVERANCE. Any employees of the Company or Kokomo who are not retained in their current positions with the Company by NCC following the Merger will, to the extent appropriate positions are available, be offered, on the same basis as are employees of NCC generally, appropriate employment opportunities at office and branch locations of NCB in the

State of Indiana, including, without limitation, those in Logansport and Indianapolis. Any Company or Kokomo employees not retained by NCC or its subsidiaries following the Merger shall be entitled to severance pay pursuant to NCC's severance pay program, a copy of which has been set forth in the NCC Disclosure Letter.
                 (h) GROUP INSURANCE. Except as otherwise inconsistent with any other provision herein, as of an appropriate time after the Effective Time, Kokomo's group insurance program for health, life, dental, and accident and disability insurance will be terminated and former Company or Company Subsidiary employees, and present and (to the extent employed by Kokomo on a full time basis on August 17, 1992) future retirees shall be eligible to participate in NCC's comparable welfare benefits program. To the extent that the cost on the part of employees for such coverage is greater under the NCC plan than under Kokomo's plan, NCC shall consider making appropriate salary increases for former Company or Company Subsidiary employees to compensate for such increased cost, assuming such increased salaries would be consistent and comparable to those paid by NCC to its similarly situated employees. To the extent that the Company or Company Subsidiaries may be obligated to present or future retirees under its "85 point rule" program as adopted by the Kokomo's Board of Directors resolution on June 20, 1978 and as subsequently modified by the Kokomo's Board of Directors resolution on August 18, 1992 and by its board action on September 15, 1992, and as in effect at the Effective Time, NCC shall be similarly obligated. Otherwise, and except as otherwise provided in section 5.3(c) herein, NCC shall retain all rights to modify, change or terminate any of its welfare benefits programs, assuming any such modification, charge or termination applies to NCB employees generally.
                 (i) THRIFT PLAN. Kokom's Financial Institutions Thrift Plan ("Thrift Plan") shall be terminated and frozen at the Effective Time or shortly thereafter. Upon the termination of the Thrift Plan, participant accounts will become fully vested, and participants will have the opportunity to roll their accounts into the NCC 401(k) Savings and Investment Plan (the "NCC Savings Plan") or may elect to continue participation in the frozen Thrift Plan. The NCC

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Savings Plan shall be amended to provide credit for past service for vesting and eligibility purposes for such participants' employment with the Company and Company Subsidiaries through the Effective Time.
                 (j) STOCK PURCHASE PLAN. The Company's Employee Stock Purchase Plan will be terminated at the Effective Time or shortly thereafter, and the payout of benefits shall be in accordance with its terms.
                 (k) GENERAL. Upon and after the Merger and except as otherwise provided herein, Company and Company Subsidiary employees shall be provided direct compensation and fringe benefits, including NCC's "Flex" program and 401(k) Savings and Investment Plan, health and welfare benefits, vacation benefits and severance arrangements on terms and conditions no less favorable than those benefits provided to other employees of NCB. Company and Company Subsidiary employees shall be eligible for "core" benefits under the NCC "Flex" program as of the date of the merger of Kokomo into NCB and for "non-core" benefits on the first reasonably available enrollment date thereafter occurring after the merger.
         5.4 ACCESS AND INFORMATION. Upon reasonable notice, each of the parties shall (and shall cause each of the parties' subsidiaries to) afford to the other parties and their representatives (including, without limitation, directors, officers and employees of the parties and their affiliates, and counsel, accountants and other professionals retained) such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request; PROVIDED, HOWEVER, that no party shall be required to provide access to any such information if the providing of such access (i) would be reasonably likely, in the written opinion of counsel, to result in the loss or impairment of any privilege generally recognized under law with respect to such information or (ii) would be precluded by any law, ordinance, regulation, judgment, order, decree, license or permit of any Governmental Entity. All information furnished by one party to any of the others in connection with this Agreement or the transactions contemplated hereby shall be kept confidential by such other party (and shall be used by it only in connection with this Agreement and the transactions contemplated thereby) except to the extent that such information already is known to such other

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party and (a) was when received from a source not known by the receiving party to be under an obligation of confidentiality, (b) thereafter becomes lawfully obtainable from other sources or (c) is required to be disclosed in any non-confidential document filed with the Commission, the FRB, the Department of Justice or any other agency or government entity. In the event that the transactions contemplated by this Agreement shall fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same.
         5.5 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. NCC and Company shall (a) as soon as practicable make any required filings and applications required to be filed with Governmental Entities between the date of this Agreement and the Effective Time, (b) cooperate with one another (i) in promptly determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other relevant federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, permits or authorizations and (c) deliver to the other parties to this Agreement copies of the publicly available portions of all such reports promptly after they are filed.
         5.6 ENVIRONMENTAL SURVEY. In the event NCC elects to conduct, or have conducted on its behalf, an environmental review, study, survey or assessment to verify the representations and warranties given by Company with respect to Environmental Matters referred to in Section 4.19 of this Agreement, such environmental review, study, survey or assessment shall be completed, and all reports and findings related thereto shall be disclosed to Company within 45 days of the date hereof. Nothing in this Section, however, is intended to be a limit or a waiver of the representation and warranty contained in Section
4.19 and such representation and warranty shall be true at the date hereof and at the Effective Time.
         5.7 INDEMNIFICATION AND INSURANCE. From and after the Effective Time, NCC will assume and honor any obligation as provided for and permitted by applicable federal and state law the Company had immediately prior to the Effective Time with respect to the indemnification of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of Company or any Company Subsidiary or was serving

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at the request of Company as a director or officer of any domestic or foreign corporation joint venture, trust, employee benefit plan or other enterprise (collectively, the "Indemnitees") arising out of Company's Articles of Incorporation or By-Laws or any indemnification (to the maximum extent available thereunder and permitted by applicable law or regulation) against any and all losses in connection with or arising out of any claim which is based upon, arises out of or in any way relates to any actual or alleged act or omission occurring at or prior to the Effective Time in the Indemnitee's capacity as a director or officer (whether elected or appointed), of Company or any Company Subsidiary. Moreover, indemnification of employees and directors of the Company and its subsidiaries following the Effective Time will be provided to the same extent it is provided to other persons working in similar capacities for NCB following the Closing. This Section 5.7 will be construed as an agreement, as to which the Indemnitees are intended to be third-party beneficiaries. NCC shall for a period of at least two years provide to the officers and directors of the Company directors and officers insurance coverage (up to $20,000,000) with respect to claims not known by the Company prior to the Effective Time but which arise from factors or events which ocurred before the Effective Time. Following the Effective Time, NCB will provide any Company and Company Subsidiary employees who become officers of NCB with the same directors and officers liability insurance coverage that NCB provides to other officers of NCB.
         5.8 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release and thereafter Company and NCC shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.
         5.9 REGISTRATION STATEMENT. NCC shall prepare and file the Registration Statement with the Commission as soon as is reasonably practicable and shall use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of such Registration Statement. NCC shall also take any action required to be taken under state blue sky or securities laws in connection with the issuance of the NCC Common Stock pursuant to the Merger, and Company shall furnish NCC all information concerning Company and the holders of its capital stock and shall take any action as NCC may reasonably request in connection with any such action.
         5.10 STOCK EXCHANGE LISTINGS. NCC shall use its best efforts to list on the New York Stock Exchange, upon official notice of issuance, the NCC Common Stock to be issued pursuant to the Merger.
         5.11 PROXY. As soon as practicable after the date hereof, Company shall prepare the Proxy Statement, file it with the Commission, respond to comments of the Staff of the Commission, clear the Proxy Statement with the Staff of the Commission and promptly thereafter mail the Proxy Statement to all holders of shares of Company Common Stock. NCC and Company shall cooperate with each other in the preparation of the Proxy Statement.
         5.12 SHAREHOLDERS' MEETING. Company shall take all action necessary, in accordance with applicable law and its Articles of Incorporation and By-Laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purposes of considering and taking action upon (a) a proposal to amend the Articles of Incorporation of the Company to delete Article 11 (the "Articles Amendment") and (b) this Agreement and the transactions contemplated hereby. The Board of Directors of Company shall recommend that the holders of the Company Common Stock (a) vote in favor of and approve the adoption of the Articles Amendment and (b) vote in favor and approve the Merger and this Agreement at the Company Meeting.
         5.13 TAX-FREE REORGANIZATION TREATMENT. Neither NCC nor Company shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.
         5.14 PROVISIONS OF SHARES. NCC shall issue and provide the shares of NCC Common Stock deliverable upon the conversion of the Company Common Stock pursuant to this Agreement and the Plan of Merger, and will provide the cash to be paid in lieu of fractional shares of NCC Common Stock as provided in Subsection 2.3(g).

                              VI.  CLOSING MATTERS
                                   ---------------
         6.1 THE CLOSING. Subject to satisfaction or waiver of all conditions precedent set forth in Article VII of this Agreement, the closing ("Closing") shall take place at NCC's corporate offices in Cleveland, Ohio or at such other location as is mutually agreeable to the parties and on a date ("Closing Date") which is the first business day after the later of:
                 (a) the first date on which the Merger may be consummated in accordance with the approvals of any Governmental Entities, or
                 (b) the date the required approvals of Company's shareholders have been obtained,
         If all conditions are determined to be satisfied in all material respects (or are duly waived) at the Closing, the Closing shall be consummated by the making of all necessary filings required by all Governmental Entities.
         6.2 DOCUMENTS AND CERTIFICATES. NCC and Company shall use their respective best efforts, on or prior to Closing, to execute and deliver all such instruments, documents or certificates as may be necessary or advisable, on the advice of counsel, for the consummation at the Closing of the transactions contemplated by this Agreement or to cause the Effective Time, subject to the consummation at the Closing, to occur as soon as practicable.

                                VII.  CONDITIONS
                                      ----------
         7.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:
                 (a) The Articles Amendment, this Agreement and the transactions contemplated hereby, and the Merger shall have been approved and adopted by the requisite vote of the holders of Company Common Stock.
                 (b) The NCC Common Stock issuable in the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance.

                 (c) All authorizations, consents, orders or approvals of, and all expirations of waiting periods imposed by, any Governmental Entity (collectively, "Consents") which are necessary for the consummation of the Merger, (other than immaterial Consents, the failure to obtain which would not be materially adverse to the combined businesses of NCC, Company, NCC's subsidiaries and Company Subsidiaries taken as a whole) shall have been obtained or shall have occurred and shall be in full force and effect at the Effective Time; PROVIDED, HOWEVER, that no such authorization, consent, order or approval shall be deemed to have been received if it shall include any conditions or requirements which would so reduce the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable in the reasonable opinion of the Board of Directors of either NCC or Company the consummation of the Merger.
                 (d) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect.
                 (e) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents or seeks to prevent the consummation of the Merger shall have been issued and remain in effect.
                 (f) Barnes & Thornburg, Counsel to Company, shall have delivered to Company and NCC their opinion, dated the day of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that, accordingly: (i) no gain or loss will be recognized by NCC or Company as a result of the Merger; (ii) no gain or loss will be recognized by the shareholders of Company who exchange their shares of the Company Common Stock solely for shares of NCC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NCC Common Stock); (iii) the tax basis of the shares of NCC Common Stock received by shareholders who exchange all of their shares of Company Common Stock solely for shares of NCC Common Stock in the Merger will be the same as the tax basis of the shares of Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and (iv) the holding period of the shares of NCC Common Stock received in the Merger will include the period during which the shares of Company Common Stock surrendered in exchange therefor were held, provided such shares of Company Common Stock were held as capital assets at the Effective Time. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Company, NCC and others.
         7.2 CONDITIONS TO OBLIGATION OF COMPANY TO EFFECT THE MERGER. The obligation of Company to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:
                 (a) NCC shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.
                 (b) The representations and warranties of NCC contained in this Agreement shall be true in all material respects when made and the representations and warranties set forth in Article 3 shall be true in all material respects as of the Effective Time as if made at and as of such time, except as expressly contemplated or permitted by this Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or will be true in all material respects at such time or times.
                 (c) NCC shall have furnished Company a Certificate dated the date of the Closing, signed by the President or Chief Executive Officer and Chief Financial Officer of NCC that, to the best of their knowledge and belief after due inquiry, the conditions set forth in Subsections 7.2(a) and 7.2(b) have been satisfied.
                 (d) Company shall have received a fairness opinion from McDonald & Company Securities, Inc. dated as of a date reasonably proximate to the date of the proxy statement relating to the Merger and updated as of the date of the Company Meeting stating that the Merger Consideration is fair to the shareholders of the Company from a financial point of view.
         7.3 CONDITIONS TO OBLIGATION OF NCC TO EFFECT THE MERGER. The obligation of NCC to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the additional following conditions:
                 (a) Company shall have performed in all material respects its covenants contained in this Agreement required to be performed at or prior to the Effective Time.

                 (b) The representations and warranties of Company contained in this Agreement shall be true in all material respects when made and the representations and warranties set forth in Article 4 shall be true in all material respects as of the Effective Time as if made on and as of such time, except as expressly contemplated or permitted by this Agreement and except for representations and warranties relating to a time or times other than the Effective Time which were or will be true in all material respects at such time or times.
                 (c) Company shall have furnished NCC a Certificate dated the date of the Closing signed by the President or Chief Executive Officer and Chief Financial Officer of Company that, to the best of their knowledge and belief after due inquiry, the conditions set forth in subsections 7.3(a) and 7.3(b) have been satisfied.
                 (d) NCC and its directors and officers who sign the Registration Statement shall have received from Crowe, Chizek & Company, Company's independent certified public accountants, "comfort" letters, dated
(i) the date of the mailing of the Proxy Statement to Company's shareholders and (ii) shortly prior to the Effective Date, with respect to certain financial information regarding Company in the form customarily issued by such accountants at such time in transactions of this type.

                              VIII.  MISCELLANEOUS
                                     -------------
         8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Company and/or the Board of Directors of NCC:
                 (a) by mutual consent of the Board of Directors of NCC and the Board of Directors of Company;
                 (b) by either NCC or Company if the Merger shall not have been consummated on or before June 30, 1995 or if this Agreement was not approved at the Company Meeting (provided the terminating party is not otherwise in material breach of its obligations under this Agreement);
                 (c)  by Company if any of the conditions specified in Sections
7.1 and 7.2 have not been met or waived by Company at such time as such condition can no longer be satisfied;

                 (d) by NCC if any of the conditions specified in Sections 7.1 and 7.3 have not been met or waived by NCC at such time as such condition can no longer be satisfied;
                 (e) by NCC, before the close of business on the day following the execution of this Agreement if the Option Agreement shall not have been executed; or
                 (f) by Company if both of the following conditions are satisfied:
                 (i)  the Market Price of NCC Common Stock is less than
$24.50; and
                 (ii) the number obtained by dividing the Market Price by the closing price of NCC Common Stock on July 22, 1994 is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .10 from the quotient.
                 For purposes of this Subsection 8.1(f):
                 The "KBW49" shall mean the 50 banks which are included in The Keefe Bruyette & Woods, Inc. KBW 50 Total Return Index excluding NCC.
In the event that the companies comprising the KBW49 are changed, the weights attributed to the resulting companies shall be adjusted proportionately for purposes of determining both the Initial Index Price and the Final Index Price;
                 The "Initial Index Price" shall mean the market-capitalization-weighted average of the closing prices on July 22, 1994 of the common stock of the companies comprising the KBW49;
                 The "Final Price" of any company belonging to the KBW49 shall mean the average of the daily closing sale prices of a share of the common stock of such company during the period of 20 consecutive trading days ending on the fifth trading day immediately preceding the Closing Date, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded; and
                 The "Final Index Price" shall mean the
market-capitalization-weighted average of the Final Prices for all of the companies comprising the KBW49.
                 If NCC or any company included in the KBW49 declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the fifth trading date prior to the Closing Date, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the price on the date of this Agreement.
         8.2 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties or covenants in this Agreement will terminate at the Effective Time or the earlier termination of this Agreement pursuant to
Section 8.1, as the case may be; PROVIDED, HOWEVER, that if the Merger is consummated, Sections 2.1 through 2.5, 5.3, 5.4, 5.7, 8.2, 8.9 and 8.10 hereof will survive the Effective Time to the extent contemplated by such Sections; PROVIDED, FURTHER, that the last sentence of Section 5.4 and all of Section
8.10 hereof will in all events survive any termination of this Agreement.
         8.3 WAIVER AND AMENDMENT. Subject to applicable provisions of the DGCL, IC or federal law, any provision of this Agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits thereof, and this Agreement may be amended or supplemented at any time, provided that no amendment will be made after any stockholder approval of the Merger which reduces or changes the form of the Merger Consideration without further stockholder approval. No such waiver, amendment or supplement will be effective unless in a writing which makes express reference to this Section 8.3 and is signed by the party or parties sought to be bound thereby.
         8.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement between NCC and Company with respect to the Merger and the other transactions contemplated hereby and thereby, and supersedes all prior agreements among the parties with respect to such matters.
         8.5 APPLICABLE LAW; CONSENT TO JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the State of Ohio except to the extent DGCL, IC or federal law applies.
         8.6 CERTAIN DEFINITIONS; HEADLINES. (a) For purposes of this Agreement, the term:
                          (i)  "significant subsidiary" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof; PROVIDED, HOWEVER, that in the case of the Company, the term "significant subsidiary" shall include all subsidiaries of the Company;
                          (ii)  "control" (including the terms "controlled by"
and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;
                          (iii)  "Market Price" means the average of the per
share closing prices on the New York Stock Exchange of NCC Common Stock for the 20 consecutive trading days ending at the end of the fifth trading day immediately preceding the Closing Date.
                          (iv)  "Material Adverse Effect" means an event,
change or occurrence which has a material negative impact on the financial condition or operating results of the Company or NCC. The effect of any action taken by Company and its subsidiaries solely pursuant to Subsection 5.2(f) shall not be taken into consideration in determining whether any Material Adverse Effect has occurred.
                          (v)  "person" means an individual, corporation,
partnership, association, trust or unincorporated organization; and
                          (vi)  "subsidiary" of Company, NCC or any other
person means, except where the context otherwise requires, any corporation, partnership, trust or similar association of which Company, NCC or any other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation.
                 (b) The descriptive headings contained in this Agreement are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.
                 (c) Unless the context of this Agreement expressly indicates otherwise, (i) any singular term in this Agreement will include the plural and any plural term will include the singular and (ii) the term section or schedule will mean a section or schedule of or to this Agreement.
         8.7 NOTICES. All notices, consents, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given or delivered if delivered personally, telexed with receipt acknowledged, mailed by registered or certified mail return receipt requested, sent by facsimile with confirmation of receipt, or delivered by a recognized commercial courier addressed as follows:

         If to Company to:

                 Central Indiana Bancorp
                 200 West Mulberry Street
                 P.O. Box 730
                 Kokomo, Indiana 46903-0730
                 Attn:  President
                 Fax No. (317) 457-8834


         With copy to:


                 Barnes & Thornburg
                 1313 Merchants Bank Building
                 11 South Meridian Street
                 Indianapolis, Indiana 46204
                 Attn:  Claudia V. Swhier, Esq.
                 Fax No. (317) 231-7452


         If to NCC to:


                 National City Corporation
                 P. O. Box 5756
                 Cleveland, Ohio   44101-0756
                 Attention:  Chairman of the Board
                 Fax No. (216) 575-3332

                 With a copy to:

                 National City Corporation
                 Law Department
                 P. O. Box 5756
                 Cleveland, Ohio   44101-0756
                 Attention:  General Counsel
                 Fax No. (216) 575-3332
or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8.7.
         8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute but one agreement.
         8.9 PARTIES IN INTEREST; ASSIGNMENT. Except for Section 2.2 (which is intended to be for the benefit of the holders of stock options under the Company's Option Plans to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons) and Sections 5.3 and 5.7 hereof (which are intended to be for the benefit of officers, directors, advisory directors and employees and their spouses to the extent contemplated thereby and their beneficiaries, and may be enforced by such persons), this Agreement is not intended to nor will it confer upon any other person (other than the parties hereto) any rights or remedies. Without the prior written consent of the other party to this Agreement neither NCC nor Company shall assign any rights or delegate any obligations under this Agreement. Any such purported assignment or delegation made without prior consent of the other parties hereto shall be null and void.

         8.10 EXPENSES.
                 (a) If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Surviving Corporation.
                 (b) Notwithstanding anything contained in Subsection 8.10(a) to the contrary, if this Agreement is terminated by Company or NCC pursuant to Subsection 8.1(c) or 8.1(d), respectively, because of the willful breach by the other party of any representation, warranty, covenant, undertaking or restriction contained in this Agreement and if the terminating party is not in material breach of any representation, warranty, covenant, undertaking or restriction contained in this Agreement, then the breaching party shall pay all costs and expenses of the terminating party; PROVIDED, HOWEVER, that if this Agreement is terminated under circumstances other than those described in this Subsection 8.10(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses. Nothing contained in this subsection 8.10(b) shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a party of the terms of this Agreement or otherwise limit the rights of the nonbreaching party.
                 (c) Final settlement with respect to payment of fees and expenses by the parties to this Agreement pursuant to 8.10(b) shall be made within thirty (30) days of the termination of this Agreement.
         8.11 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
         8.12 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.
         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date first above written.
                                        CENTRAL INDIANA BANCORP


Attest ___________________________      By _______________________________





                                        NATIONAL CITY CORPORATION


Attest ___________________________      By ____________________________

                                                                      APPENDIX B

                               November   , 1994

Board of Directors
Central Indiana Bancorp
200 W. Mulberry Street
Kokomo, IN 46903-0730

Gentlemen:

     You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, no par value ("Central Indiana Common"), of Central Indiana Bancorp, an Indiana corporation ("Central Indiana"), of the exchange ratio (the "Exchange Ratio") set forth in Section 2.1(a) of the Agreement and Plan of Merger (the "Merger Agreement"), dated July 25, 1994, between Central Indiana and National City Corporation ("NCC"). The Exchange Ratio provides for the exchange of each share of Central Indiana Common for 1.08 shares of common stock, par value $4.00 per share ("NCC Common"), of NCC.

     The Merger Agreement provides for the merger (the "Merger") of Central Indiana with and into NCC, pursuant to which, among other things, at the effective time of the Merger (as defined in the Merger Agreement) outstanding shares of Central Indiana Common will be converted into the right to receive shares of NCC Common at the Exchange Ratio. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     We have acted as Central Indiana's financial advisor in connection with, and have participated in certain of the negotiations leading to, the execution of the Merger Agreement.

     In connection with rendering our opinion set forth herein, we have among other things:

          (i) Reviewed Central Indiana's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the three fiscal years ended September 30, 1993, including the audited financial statements contained therein, Central Indiana's Quarterly Reports on Form 10-Q for the three month periods ended December 31, 1993, March 31, 1994 and June 30, 1994 as well as Central Indiana's audited financial statements for the fiscal year ended September 30, 1994 contained in this Prospectus and Proxy Statement;

          (ii) Reviewed NCC's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the three years ended December 31, 1993, as well as NCC's Quarterly Reports on Form 10-Q for the three month periods ended March 31, 1994, June 30, 1994 and September 30, 1994;

          (iii) Reviewed certain other non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Central Indiana and NCC furnished to us and prepared by Central Indiana and NCC;

          (iv) Participated in meetings and telephone conferences with members of senior management of Central Indiana and meetings and telephone conferences with members of senior management of NCC concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believe relevant to our inquiry;

          (v) Reviewed certain stock market information for Central Indiana Common and NCC Common and compared it with similar information for certain companies, the securities of which are publicly traded;

          (vi) Compared the results of operations and financial condition of Central Indiana with that of certain companies which we deemed to be relevant for purposes of this opinion;

          (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

          (viii) Reviewed the Merger Agreement and its schedules and exhibits and certain related documents; and

          (ix) Performed such other analyses as we have deemed appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations and warranties of Central Indiana and NCC contained in the Merger Agreement without undertaking any responsibility for independent verification of such matters. We have not conducted a physical inspection of any of the assets, properties or facilities of either Central Indiana or NCC, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Central Indiana or NCC. With respect to financial forecasts provided to us by management of Central Indiana and NCC, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Central Indiana and NCC as to the future performance of Central Indiana and NCC, as the case may be. We express no view as to such financial forecasts or the assumptions on which they are based. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, including the tax-free treatment of the Merger to the holders of Central Indiana Common, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

     We will receive a fee for our services as financial advisor to Central Indiana, a significant portion of which is contingent upon closing of the Merger.

     In the ordinary course of our business, we may actively trade securities of both Central Indiana and NCC for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

     This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Exchange Ratio and does not address Central Indiana's underlying business decision to effect the Merger or any other terms of the Merger and does not constitute a recommendation to any Central Indiana shareholder as to how such shareholder should vote with respect to the Merger. We are not rendering any opinion as to what the value of Central Indiana Common or NCC Common may be at the effective time of the Merger or the prospects of NCC's business nor are we making any recommendation to Central Indiana shareholders with respect to the advisability of disposing or retaining NCC Common received pursuant to the Merger.

     This opinion has been prepared solely for the confidential use of the Board of Directors and senior management of Central Indiana and will not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in a proxy statement to be mailed to the holders of Central Indiana Common in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement will be in a form acceptable to us and our counsel.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Merger Agreement is fair to the holders of Central Indiana Common from a financial point of view.

                                            Very truly yours,

                                            MCDONALD & COMPANY SECURITIES, INC.

                                   Appendix C



(525/CEL)
07/29/94


                             STOCK OPTION AGREEMENT

                 STOCK OPTION AGREEMENT, dated as of August ____, 1994, between National City Corporation, a Delaware corporation ("Grantee"), and Central Indiana Bancorp, an Indiana corporation ("Issuer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                 WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated July 25, 1994 ("Agreement"), which has been executed by the parties hereto prior to this Stock Option Agreement; and

                 WHEREAS, as a condition to Grantee's entering into the Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

                 1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 326,000 fully paid and nonassessable shares of Common Stock, no par value ("Common Stock"), of Issuer at a price of $28.75 per share; PROVIDED, HOWEVER, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted pursuant to the Company Stock Option Plans as provided under the Agreement) at a price less than $28.75 per share (as adjusted pursuant to subsection 5(b)), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); PROVIDED FURTHER that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding common shares without giving effect to any shares subject or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                 (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this the Stock Option Agreement (other than pursuant to the Company Stock Option Plans as provided under the Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Stock Option Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Agreement.

                 2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), PROVIDED that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 30 days following such Subsequent Triggering Event (or such later date as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) immediately prior to the Effective Time of the Merger;
(ii) termination of the Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of nine months after termination of the Agreement if such termination follows the occurrence of an Initial Triggering Event (PROVIDED that if an Initial Triggering Event continues or another Initial Triggering Event occurs beyond such termination, the Exercise Termination Event shall be nine months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to occur. The term "Holder" shall mean the holder or holders of the Option.

                 (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                          (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Stock Option Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction other than as contemplated by the Agreement. For purposes of this Stock Option Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or Issuer's thrift subsidiary ("Significant

         Subsidiary"), (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or Significant Subsidiary; (The term Acquisition Transaction specifically does not include any merger or consolidation among Issuer and/or Issuer Subsidiaries.)

                          (ii) The Board of Directors of Issuer does not recommend that the shareholders of Issuer approve (a) the amendment of the Articles of Incorporation of the Issuer to delete Article 11 or
         (b) the Agreement;

                          (iii) Any person other than Grantee, any shareholder of Grantee who currently beneficially holds 10% or more of Grantee's outstanding shares of Common Stock, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                          (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a BONA FIDE proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

                           (v) After a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Agreement and such breach (x) would entitle Grantee to terminate the Agreement and (y) shall not have been cured prior to the Notice Date (as defined below); or

                          (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with The Board of Governors of the Federal Reserve System (the "FRB") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Government Entity"), for approval to engage in an Acquisition Transaction.

                 (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                 (i) The acquisition by any person of beneficial ownership of 15% or more of the then outstanding Common Stock other than by any person who currently beneficially owns more than 15% of the outstanding Common Stock; or

                (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection 2(b), except that the percentage referred to in clause (z) shall be 15%.

                 (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                 (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); PROVIDED that if prior notification to or approval of the FRB or any other Governmental Entity is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the option shall be deemed to occur on the Notice Date relating thereto.

                 (f)  At the closing referred to in subsection (e) of this
Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, PROVIDED that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

                 (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Stock Option Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Stock Option Agreement.

                 (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend that shall read substantially as follows:

         "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Stock Option Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Stock Option Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                 (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this
Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States Federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

                 3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock;
(ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section l8a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or to any other Governmental Entity is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to each such Governmental Entity as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

                 4. This Stock Option Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Stock Option Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Stock Option Agreement" and "Option" as used herein include any Stock Option Agreements and related options for which this Stock Option Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Stock Option Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Stock Option Agreement, if mutilated, Issuer will execute and deliver a new Stock Option Agreement of like tenor and date. Any such new Stock Option Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Stock Option Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                 5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to
Section 1 of this Stock Option Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this Section 5.

                          (a)  In the event of any change in Common Stock by
reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted.

                          (b)  Whenever the number of shares of Common Stock
purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

                 6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 30 days (or such later date as may be provided pursuant to Section 10) of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this option ("Option Shares") in accordance with any plan of disposition requested by Grantee; PROVIDED, HOWEVER, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 180 days) if in its judgment such filing would require the disclosure of material information that Issuer has a BONA FIDE business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of Option Shares as provided above, Issuer is in the process of registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offering or inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; PROVIDED, HOWEVER, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be issued by the Holder and Issuer in the aggregate; PROVIDED FURTHER, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

                 7. (a) Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered within 30 days of the Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined below) (to the extent not previously reimbursed) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 30 days of a Subsequent Trigger Event (or such later period as may be provided pursuant to Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/ offer price multiplied by the number of Option Shares so designated plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Out-of-Pocket Expenses" shall mean Grantee's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement, including, without limitation, legal, accounting and investment banking fees. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof,
(ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the 30-day period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

                 (b) The Holder or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Stock Option Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

                 (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Option Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Option Shares.

                 8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

                 (b)  The following terms have the meanings indicated:

                          (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                          (2) "Substitute Common Stock" shall mean the common stock to be issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                          (3) "Assigned Value" shall mean the market/offer price, as defined in Section 7.

                          (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; PROVIDED, that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

                 (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Stock Option Agreement, which shall be applicable to the Substitute Option.

                 (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

                 (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of
(i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

                 (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

                 9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option Issuer") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed), and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to (x) the Highest Closing Price multiplied by the number of Substitute Shares so designated plus
(y) Grantee's Out-of-Pocket Expenses (to the extent not previously reimbursed). The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 30-day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                 (b) The Substitute Option Holder or the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Stock Option Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option

Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

                 (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; PROVIDED, HOWEVER, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the sum of (x) the portion thereof theretofore delivered to the Substitute Option Holder and (y) Out-of-Pocket Expenses and the denominator of which is the Substitute Option Repurchase Price less Out-of-Pocket Expenses, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing, assuming that the portion of the Substitute Share Repurchase Price theretofore delivered is first applied to the payment of Out-of-Pocket Expenses and then to the repurchase of Substitute Shares.

                 10. The 30-day period for exercise of certain rights under Sections 2, 6, 7 and 12 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

                 11. Issuer hereby represents and warrants to Grantee as follows:

                 (a) Except to the extent that the exercise of all or a portion of this option may be prohibited by Article 11 of the Issuer's Articles of Incorporation, Issuer has full corporate power and authority to execute and deliver this Stock Option Agreement and to consummate the transactions contemplated hereby. Except to the extent that the exercise of all or a portion of this option may be prohibited by Article 11 of the Issuer's Articles of Incorporation, The execution and delivery of this Stock Option Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Stock Option Agreement or to consummate the transactions so contemplated. This Stock Option Agreement has been duly and validly executed and delivered by Issuer. This Stock Option Agreement is the valid and legally binding obligation of Issuer.

                 (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Stock Option Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                 12. Neither of the parties hereto may assign any of its rights and obligations under this Stock Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 30 days following such Subsequent Triggering Event (or such later period as may be provided pursuant to Section 10); PROVIDED, HOWEVER, that until the date 30 days following the date at which the FRB approves an application by Grantee under the Bank Holding Company Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (E.Q., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the FRB.

                 13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and Governmental Entities necessary to the consummation of the transactions contemplated by this Stock Option Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the FRB under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

                 14. Notwithstanding anything to the contrary herein, in the event that the Holder or Owner or any affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the Merger), then (i) in the case of a Holder or any affiliate thereof, the Option held by it shall immediately terminate and be of no further force or effect, and (ii) in the case of an Owner or any affiliate thereof, the Option Shares held by it shall be immediately repurchasable by Issuer at the Option Price.

                 15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief.

                 16. If any term, provision, covenant or restriction contained in this Stock Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Stock Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

                 17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Agreement.

                 18. This Stock Option Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 19. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                 20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                 21. Except as otherwise expressly provided herein or in the Agreement, this Stock Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Stock Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Stock Option Agreement, except as expressly provided herein.

                 22. Terms used in this Stock Option Agreement and not defined herein but defined in the Agreement shall have the meanings assigned thereto in the Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                              NATIONAL CITY CORPORATION


                                              By:  ___________________________

                                              Title:  __________________________




                                              CENTRAL INDIANA BANCORP

                                              By:  ___________________________

                                              Title:  __________________________

                        PROXY -- CENTRAL INDIANA BANCORP

    The undersigned shareholder of Central Indiana Bancorp ("CIB") hereby appoints Robert J. Heltzel and Timothy A. Renie, or either of them, as attorneys and proxies with full power of substitutions to vote all of the stock of CIB which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 27, 1994, and at any adjournment or adjournments thereof (the "Special Meeting") as follows:

1. / / FOR    / / AGAINST    / / ABSTAIN WITH REGARD TO, the approval of an
   amendment to the Articles of Incorporation of CIB to repeal Article 11 thereof, which prohibits the acquisition of beneficial ownership of more than 10% of any class of equity security of CIB, all as more fully described in the accompanying Proxy Statement.

2. / / FOR    / / AGAINST    / / ABSTAIN WITH REGARD TO, the proposal to approve
   the Agreement and Plan of Merger, dated as of July 25, 1994, pursuant to which CIB would be merged into National City Corporation ("NCC"), and the shareholders of CIB would receive shares of the common stock of NCC, all as more fully described in the accompanying Proxy Statement.

3. In their discretion to vote upon such other matters as may properly come before the Special Meeting or any adjournment or adjournments thereof;

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS NUMBERED 1 AND 2 ABOVE.

      PLEASE SIGN AND DATE THIS PROXY AND RETURN IN THE ENCLOSED ENVELOPE.

                                  (Continued and to be signed on the other side)

                      THIS PROXY IS SOLICITED ON BEHALF OF
               THE BOARD OF DIRECTORS OF CENTRAL INDIANA BANCORP



                                          Date:
                                                -----------------------

                                                -----------------------

                                                -----------------------
                                                (Signature of Shareholder)

                                                When signing as attorney,
                                                executor, administrator or
                                                guardian, please give full
                                                title. All joint owners must
                                                sign.

                                   Proxy Card